Execution Version

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

among

MONARCH CASINO & RESORT, INC., GOLDEN ROAD MOTOR INN, INC., MONARCH GROWTH INC.,

and

MONARCH BLACK HAWK, INC.

as Borrowers,

THE LENDERS NAMED HEREIN,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, L/C Issuer and Swing Line Lender

Dated as of February 1, 2023

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Page

ARTICLE I.INTERPRETATION1

1.01.Definitions.1
1.02.GAAP42
1.03.Headings43
1.04.Plural Terms43
1.05.Time43
1.06.Governing Law43
1.07.Construction43
1.08.Entire Agreement43
1.09.Calculation of Interest and Fees43
1.10.References43
1.11.Other Interpretive Provisions44
1.12.Rounding44
1.13.Joint and Several Obligations44
1.14.Divisions44
1.15.Rates45
1.16.Amendment and Restatement45

ARTICLE II.CREDIT FACILITIES46

2.01.Loan Facility46
2.02.Letters of Credit52
2.03.Swing Line62
2.04.Amount Limitations, Commitment Reductions, Etc65
2.05.Fees66
2.06.Prepayments67
2.07.Other Payment Terms71
2.08.Loan Accounts; Notes72
2.09.Loan Funding73
2.10.Pro Rata Treatment74
2.11.Change of Circumstances76
2.12.Taxes on Payments81

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2.13.Funding Loss Indemnification85
2.14.Security86
2.15.Lender Mitigation; Replacement of the Lenders86
2.16.Defaulting Lenders88
2.17.Amend and Extend Transactions91

ARTICLE III.CONDITIONS PRECEDENT93

3.01.Initial Conditions Precedent93
3.02.Conditions Precedent to each Credit Event93

ARTICLE IV.REPRESENTATIONS AND WARRANTIES94

4.01.Representations and Warranties94
4.02.Reaffirmation103

ARTICLE V.COVENANTS103

5.01.Affirmative Covenants103
5.02.Negative Covenants111
5.03.Financial Covenants119

ARTICLE VI.EVENTS OF DEFAULT119

6.01.Events of Default119
6.02.Remedies123
6.03.Right to Cure125

ARTICLE VII.ADMINISTRATIVE AGENT AND RELATIONS AMONG LENDERS125

7.01.Appointment, Powers and Immunities125
7.02.Reliance by the Administrative Agent127
7.03.Defaults127
7.04.Indemnification127
7.05.Non-Reliance128
7.06.Resignation of the Administrative Agent128
7.07.Collateral Matters129
7.08.Performance of Conditions130
7.09.The Administrative Agent in its Individual Capacity; Other Relationships130

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7.10.Collateral Matters/Lender Rate Contracts/Lender Bank Products130
7.11.Administrative Agent May File Proofs of Claim130
7.12.Application of Gaming Laws131
7.13.Erroneous Payments132

ARTICLE VIII.MISCELLANEOUS134

8.01.Notices134
8.02.Expenses137
8.03.Indemnification137
8.04.Waivers; Amendments139
8.05.Successors and Assigns142
8.06.Setoff; Security Interest147
8.07.No Third Party Rights148
8.08.Subject to Law; Partial Invalidity148
8.09.Jury Trial148
8.10.Confidentiality149
8.11.Counterparts149
8.12.Consent to Jurisdiction149
8.13.Relationship of Parties150
8.14.Time150
8.15.Waiver of Punitive Damages150
8.16.USA PATRIOT Act151
8.17.Waivers and Agreements of Borrowers151
8.18.Clarification152
8.19.Costs to Prevailing Party152
8.20.Notes152
8.21.Acknowledgement and Consent to Bail-In of Affected Institutions152
8.22.Certain ERISA Matters152
8.23.Acknowledgement Regarding any Supported QFCs155

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SCHEDULES

SCHEDULE I-THE LENDERS

SCHEDULE II-EXISTING LETTERS OF CREDIT SCHEDULE A-ATLANTIS REAL PROPERTY SCHEDULE B-V/P PROPERTY

SCHEDULE 3.01-CONDITIONS PRECEDENT TO CLOSING SCHEDULE 4.01(G)-LITIGATION

SCHEDULE 4.01(H)-REAL PROPERTY SCHEDULE 4.01(J)(II)-EQUITY SECURITIES SCHEDULE 4.01(K)-MULTIEMPLOYER PLANS SCHEDULE 4.01(O)-SUBSIDIARIES SCHEDULE 4.01(U)-INSURANCE

SCHEDULE 4.01(V)-AGREEMENTS WITH AFFILIATES, ETC. SCHEDULE 5.01(Q)POST-CLOSING

SCHEDULE 5.02(B)-EXISTING LIENS SCHEDULE 5.02(E)-EXISTING INVESTMENTS

EXHIBITS

EXHIBIT A-NOTICE OF LOAN BORROWING

EXHIBIT B-NOTICE OF CONVERSION

EXHIBIT C-NOTICE OF INTEREST PERIOD SELECTION EXHIBIT D-NOTICE OF SWING LOAN BORROWING EXHIBIT E-REVOLVING LOAN NOTE

EXHIBIT F-SWING LOAN NOTE

EXHIBIT G-ASSIGNMENT AGREEMENT

EXHIBIT H-COMPLIANCE CERTIFICATE

EXHIBIT I-[RESERVED]

EXHIBIT J-U.S. TAX COMPLIANCE CERTIFICATE

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FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of

February 1, 2023, is entered into by and among: (1) MONARCH CASINO & RESORT, INC., a Nevada corporation (“Parent”), GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (“Golden Road”), MONARCH GROWTH INC., a Nevada corporation (“MGI”) and MONARCH BLACK HAWK, INC., a Colorado corporation (“Black Hawk” and together with Parent, Golden Road and MGI, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions party to this Agreement from time to time (each a “Lender” and, collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent, L/C Issuer and Swing Line Lender.

RECITALS

A.The Borrowers, the Administrative Agent and certain of the Lenders previously entered into that certain Fourth Amended and Restated Credit Agreement dated as of September 3, 2020 (as amended, restated, supplemented and otherwise modified and in effect immediately prior to the Fifth Restatement Effective Date (as defined herein), the “Existing Credit Agreement”).

B.The Borrowers have requested (i) an extension of the Maturity Date, (ii) an increase in the aggregate principal amount of the revolving loan facility as described herein and

(iii) certain other amendments set forth herein.

C.As a result of such request, the parties wish to amend and restate the Existing Credit Agreement in its entirety by entering into this Agreement. For convenience, certain matters relating to the period prior to this Agreement have been deleted.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, effective as of the Fifth Restatement Effective Date, the parties hereby amend and restate the Existing Credit Agreement in its entirety as follows:

ARTICLE I. INTERPRETATION.

1.01.Definitions. Unless otherwise indicated in this Agreement or any other Loan Document, each term set forth below, when used in this Agreement or any other Loan Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

“Acquired Portion” shall have the meaning given to that term in Section 2.01(b)(v). “Adjacent Driveway Property” shall mean the leasehold interest of Golden Road in that portion of the Atlantis Hotel/Casino Property which is designated as Parcel 2 on Schedule A attached hereto, which leasehold interest is evidenced by the Adjacent Driveway Lease.

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“Adjacent Driveway Lease” shall mean that certain Lease Agreement and Option to Purchase dated January 29, 2004, by and between BLILP, as lessor, and Golden Road, as lessee, pursuant to which, among other things, Golden Road is granted a leasehold interest in, and an option to purchase, the Adjacent Driveway Property.

“Adjacent Driveway Estoppel” shall mean the Estoppel Certificate executed as of February 20, 2004, by Biggest Little City Investments L.P., a Delaware limited partnership, and recorded on February 20, 2004 in the Official Records of Washoe County, Nevada, as Document No. 2996371, pursuant to which: (a) it certified and represented to Administrative Agent that the Adjacent Driveway Lease represents the entire agreement between the parties thereto with respect to the Adjacent Driveway Property and supersedes all other previous documents and agreements between them, that the Adjacent Driveway Lease had not been modified, supplemented or amended except as set forth therein and that there are no defaults existing or continuing under any of the provisions of the Adjacent Driveway Lease; and (b) other agreements are made regarding notice to Administrative Agent in the event of a default under this Adjacent Driveway Lease, Administrative Agent’s right to cure and the rights of the Lenders and their successors to continue in possession of the Adjacent Driveway Property.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” shall mean Wells Fargo, when acting in its capacity as the administrative agent under any of the Loan Documents, and any successor Administrative Agent appointed pursuant to Section 7.06. In such capacity, Wells Fargo is also acting as collateral agent for the Lender Rate Contract Counterparties and Lender Bank Product Providers.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person’s officers, directors, managers, joint venturers and partners; provided, however, that in no case shall any Lender Party be deemed to be an Affiliate of any Loan Party for purposes of this Agreement. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Credit Agreement.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including the United States

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Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” shall mean any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to the Borrowers related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Lending Office” shall mean, with respect to any Lender, (a) in the case of its Base Rate Loans, its Domestic Lending Office, and (b) in the case of its SOFR Loans, its Foreign Lending Office.

“Applicable Margin” shall mean, with respect to each Loan (and with respect to the calculation of Letter of Credit fees pursuant to Section 2.02(i)), the per annum margin which is determined pursuant to the Pricing Grid. The Applicable Margin shall be determined as provided in the Pricing Grid and may change as set forth in the definition of Pricing Grid.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender,

(b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Lender” shall have the meaning given to that term in Section 8.05(c). “Assignment” shall have the meaning given to that term in Section 8.05(c). “Assignment Agreement” shall have the meaning given to that term in Section 8.05(c).

“Assignment Effective Date” shall have, with respect to each Assignment Agreement, the meaning set forth therein.

“Assignment of Entitlements” shall mean, collectively, (a) that certain Assignment of Entitlements, Contracts, Rents and Revenues, dated as of February 20, 2004, executed by Golden Road in favor of the Administrative Agent, (b) that certain Assignment of Entitlements, Contracts, Rents and Revenues, dated as of April 26, 2012, executed by MGI in favor of the Administrative Agent, (c) that certain Amended and Restated Assignment of Entitlements, Contracts, Rents and Revenues, dated as of July 20, 2016, executed by Black Hawk in favor of the Administrative Agent and (d) that certain Assignment of Entitlements, Contracts, Rents and Revenues, dated as of September 3, 2020, executed by Inter-Mountain Construction, LLC in favor of the Administrative Agent.

“Assignor Lender” shall have the meaning given to that term in Section 8.05(c).

“Atlantis - BLILP Estoppel” shall mean a Landlord Consent and Estoppel Agreement, dated as of August 17, 2016, executed by BLILP: (i) consenting to encumbrance of Golden Road’s interest in the Atlantis – BLILP Lease, with the lien and security agreement of the Atlantis Leasehold Deed of Trust; (ii) acknowledging that the Atlantis – BLILP Lease is in full force and effect and that Golden Road is not in default of any of its material obligations

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thereunder; and (iii) providing such other assurances as may be required by Administrative Agent.

“Atlantis - BLILP Lease” shall mean that certain Lease Agreement, dated August 28, 2015, between Golden Road and BLILP, as amended from time to time.

“Atlantis BLILP Property” shall mean the leasehold interest of Golden Road in that portion of the Atlantis Hotel/Casino Property which is described on Schedule A attached hereto, which leasehold interest is evidenced by the Atlantis – BLILP Lease.

“Atlantis Casino Resort Spa” shall mean a collective reference to the Atlantis Real Property, the improvements located thereon and the hotel and casino business and related activities conducted on the Atlantis Real Property.

“Atlantis Deed of Trust” shall mean the Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing , dated as of November 15, 2011, by Golden Road in favor of Western Title Company, Inc., for the benefit of the Administrative Agent.

“Atlantis Hotel/Casino Property” shall mean that certain real property more particularly described on that certain schedule marked Schedule A, affixed hereto and by this reference incorporated herein and made a part hereof, and the CC Skybridge Peckham Lane Entitlements.

“Atlantis Leasehold Deed of Trust” shall mean a Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of August 18, 2016, by Golden Road in favor of Western Title Company, Inc., for the benefit of the Administrative Agent in connection with Atlantis - BLILP Lease.

“Atlantis Real Property” shall mean a collective reference to the Atlantis Hotel/Casino Property, the Pedestrian Crossing Airspace, the V/P Property, the CC Skybridge Easements and the Atlantis BLILP Property.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.11(c)(iv).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council

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of the European Union, the implementing law, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” shall mean, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 1.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.50%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable).

“Base Rate Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in Section 2.01(d)(i).

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(c)(i).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

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“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non- representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation

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thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11(c)(i).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 CFR § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Black Hawk” shall have the meaning given to that term in clause (1) of the introductory paragraph hereof.

“Black Hawk Deed of Trust” shall mean the Amended and Restated Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the July 20, 2016, by Black Hawk in favor of Public Trustee of Gilpin County, Colorado, for the benefit of the Administrative Agent.

“BLILP” shall mean Biggest Little Investments L.P.

“Borrower” and “Borrowers” shall have the meaning given to such terms in clause (1) of the introductory paragraph hereof.

“Borrower Representative” shall have the meaning given to such term in Section 8.01(c).

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“Borrower Materials” shall have the meaning given to that term in Section 5.01(a).

“Borrowing” shall mean a Revolving Loan Borrowing or a Swing Loan Borrowing, as the context may require.

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in San Francisco, California or New York, New York.

“Capital Asset” shall mean, with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such Person that is required by GAAP, as in effect on the Fifth Restatement Effective Date, to be reported as a non-current asset on such Person’s balance sheet.

“Capital Expenditures” shall mean, with respect to any Person and any period, all amounts expended by such Person during such period to acquire or to construct Capital Assets (including renewals, improvements and replacements, but excluding repairs in the ordinary course) computed in accordance with GAAP as in effect on the Fifth Restatement Effective Date (including all amounts paid or accrued on Capital Leases and other Indebtedness incurred or assumed to acquire Capital Assets).

“Capital Leases” shall mean any and all lease obligations that, in accordance with GAAP as in effect on the Fifth Restatement Effective Date, are required to be capitalized on the books of a lessee.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for its own benefit and for the benefit of the L/C Issuer, the Swing Line Lender and/or the Lenders, as applicable, as collateral subject to a first priority, perfected security interest securing the Obligations or the obligations of a Defaulting Lender, as applicable, cash or deposit account balances in an amount equal to the L/C Obligations, Obligations in respect of Swing Line Loans or obligations of a Defaulting Lender, as applicable, pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer or the Swing Line Lender, as applicable (which documents are hereby consented to by the Lenders). Derivatives of such term shall have a corresponding meaning.

“Cash Equivalents” shall mean:

(a)Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States or obligations of any agency of the United States to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(b)Certificates of deposit maturing within six months from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States or a state thereof or that is a Lender; provided that (i) such deposits are denominated in Dollars, (ii) such bank or trust company has capital, surplus and undivided profits of not less than $500,000,000 and (iii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard & Poor’s Financial Services LLC or P-1 (or its equivalent) by Moody’s Investors Service, Inc.;

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(c)Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States or a state thereof; provided such commercial paper is rated at least A-1 (or its equivalent) by Standard & Poor’s Financial Services LLC or P-1 (or its equivalent) by Moody’s Investors Service, Inc.; and

(d)Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States or a state thereof or that is a Lender; provided that (i) such bank or trust company has capital, surplus and undivided profits of not less than $500,000,000, (ii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard & Poor’s Financial Services LLC or P-1 (or its equivalent) by Moody’s Investors Service, Inc., (iii) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (a), (b) or (c) above and

(iv) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations.

Notwithstanding the foregoing, in no event shall “Cash Equivalents” include auction rate securities.

“CC Skybridge” shall mean a collective reference to: (i) the elevated pedestrian walkway which extends, from Parcel 1 of the Atlantis Hotel/Casino Property to the CC Skybridge Tower, over and across Peckham Lane and the north parking lot of the Convention Center Property to the Reno Sparks Convention Center; (ii) the CC Skybridge Tower; and (iii) all elevators, escalators, support columns, landscaping, paving and other facilities and fixtures which are related to the foregoing, all as particularly set forth by the CC Skybridge Agreement.

“CC Skybridge Agreement” shall mean that certain Atlantis Convention Center Skybridge Agreement and Easement, dated May 9, 2007, between RSCVA and Golden Road, which was recorded in the Official Records of Washoe County, Nevada on May 10, 2007, as Document No. 3530942, pursuant to which, among other things: (i) RSCVA granted the CC Skybridge Easements to Golden Road; (ii) Golden Road granted, to RSCVA, certain access easements over Parcels 3 through 5 of the Atlantis Hotel/Casino Property; (iii) Golden Road agreed to construct and operate the CC Skybridge within the applicable CC Skybridge Easements; and (iv) Golden Road agreed that RSCVA would be entitled to reserve blocks of rooms at the Atlantis Casino Resort Spa for certain types of events being conducted by RSCVA; all in accordance with the terms and conditions set forth therein.

“CC Skybridge  Documentation”  shall  mean  a  collective  reference  to:  (i) the CC Skybridge Agreement; and (ii) the CC Skybridge Peckham Lane Entitlements.

“CC Skybridge Easements” shall mean certain permanent and temporary easements over the Convention Center Property which are granted to Golden Road by RSCVA, pursuant to the CC Skybridge Agreement, in order to facilitate Golden Road’s construction and operation of the CC Skybridge, all as more particularly set forth therein.

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“CC Skybridge Estoppel” shall mean the Estoppel Statement dated as of January 13, 2009 executed by RSCVA: (i) consenting to encumbrance of Golden Road’s interest in the CC Skybridge, and in the CC Skybridge Agreement, with the lien and security agreement of the Deed of Trust; (ii) acknowledging that the CC Skybridge Agreement is in full force and effect and that Golden Road is not in default of any of its material obligations thereunder; and

(iii) providing such other assurances as may be required by Administrative Agent.

“CC Skybridge Peckham Lane Entitlements” shall mean the documentation which sets forth the agreement, by all appropriate Governmental Authorities, authorizing and entitling Golden Road to construct and maintain the CC Skybridge over Peckham Lane in accordance with the CC Skybridge Agreement.

“CC Skybridge Tower” shall mean the pedestrian dispersal site for the CC Skybridge, which is situate on the Convention Center Property, including the dispersal tower, lobby, escalators, elevators and stairs.

“Change of Control” shall mean the occurrence of any one or more of the following:

(a)Parent shall cease to beneficially own and control, directly or indirectly, one hundred percent (100%) of the Equity Securities of each of Golden Road, MGI and Black Hawk; or

(b)Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than the Farahi Family Group) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Securities that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35%) of the Equity Securities of Parent entitled to vote in the election of members of the board of directors (or equivalent governing body) of Parent; or

(c)During any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent cease to be comprised of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or

(d)A “change of control” or “change in control” or any similar term as defined in any document governing Indebtedness exceeding $10,000,000 of any Loan Party which gives the holders of such Indebtedness the right to accelerate or otherwise require payment

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of such Indebtedness prior to the maturity date thereof or the right to require such Loan Party to redeem, purchase or otherwise defease, or offer to redeem, purchase or otherwise defease, all or any portion of such Indebtedness.

For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Change of Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary,

(x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

“Code” shall mean the U.S. Internal Revenue Code of 1986.

“Collateral” shall mean all property in which the Administrative Agent or any Lender has a Lien to secure the Obligations or the Guaranty.

“Commercial Letter of Credit” shall mean any documentary letter of credit issued by the L/C Issuer under this Agreement; either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.

“Commitment Fee” shall have the meaning given to that term in Section 2.05(b). “Commitment Fee Percentage” shall mean, with respect to the Revolving Loan

Commitments at any time, the per annum percentage which is used to calculate Commitment

Fees for such Revolving Loan Commitments determined pursuant to the Pricing Grid. “Communications” shall have the meaning given to that term in Section 8.01(b).

“Compliance Certificate” shall have the meaning given to that term in Section 5.01(a)(iv).

“Confidential Information” shall mean information delivered to any Lender or the Administrative Agent by or on behalf of any Loan Party pursuant to the Loan Documents that is proprietary in nature and that is clearly marked or labeled as being confidential information of such Loan Party; provided; however, that such term does not include information that (a) was publicly known or otherwise known to the receiving party prior to the time of such disclosure,

(b) subsequently becomes publicly known through no act or omission by the receiving party or any person acting on its behalf, (c) otherwise becomes known to the receiving party other than

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through disclosure by any Loan Party or (d) constitutes financial statements delivered to the Lenders and the Administrative Agent under Section 5.01(a) that are otherwise publicly available.

“Conforming Changes” shall mean, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11(c) and other technical, administrative or operational matters) that the Administrative Agent (upon consultation with the Borrowers) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligation” shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments,

(ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iv) of this definition be marked to market on a current basis.

“Contractual Obligation” of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

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“Control Agreement” shall mean a control agreement among a Borrower or a Guarantor, a depository bank, a securities intermediary or a commodity intermediary, as the case may be, and the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent.

“Convention Center Property” shall mean that certain real property owned by RSCVA, which is designated by Washoe County Assessor’s Parcel No. 025-011-19 and upon which Reno Sparks Convention Center is situate.

“Credit Event” shall mean the making of any Loan (including a Swing Line Loan) or the making of an L/C Credit Extension. “Credit Event” shall not include the conversion of any Loan or the selection of a new Interest Period for any SOFR Loan.

“Cure Amount” shall have the meaning given to that term in Section 6.03. “Cure Proceeds” shall have the meaning given to that term in Section 6.03. “Cure Right” shall have the meaning given to that term in Section 6.03.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Governmental Rules from time to time in effect affecting the rights of creditors generally.

“Decreasing Lender” shall have the meaning given to that term in Section 2.01(b)(v). “Default” shall mean an Event of Default or any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

“Default Rate” shall have the meaning given to that term in Section 2.07(c).

“Defaulting Lender” shall mean, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or

(ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding

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obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Representative), or (d) has, or has a direct or indirect parent company that has,

(i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) becomes the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrowers and each Lender.

“Defaulting Lender Amendment Paragraph” shall have the meaning given to that term in Section 8.04.

“Disqualified Securities” shall mean any Equity Security which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year following the date of payment and satisfaction in full of the Obligations, (b) is convertible into or exchangeable for (i) debt securities or (ii) any Equity Security referred to in (a) above, in each case at any time on or prior to the date that is one year following the date of payment and satisfaction in full of the Obligations, or (c) is entitled to receive a cash Distribution (other than for taxes attributable to the operations of the business) or a Distribution of Disqualified Securities on or prior to the date that is one year following the date of payment and satisfaction in full of the Obligations.

“Distributions” shall mean the payment of any distributions or dividends (in cash, property or obligations) on, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, repurchase, redemption, retirement or other acquisition of, any Equity Securities of any Person or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as “phantom membership” or “phantom stock” payments or similar payments, where the amount is calculated with reference to the fair market or equity value of any Person), but excluding distributions or dividends payable by a Person solely in membership interests or shares of common stock of such Person.

“Dollars” and “$” shall mean the lawful currency of the United States and, in relation to any payment under this Agreement, same day or immediately available funds.

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“Domestic Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender pursuant to Section 2.01(b) or by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable documentation executed pursuant to those Sections, as applicable) and

(b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s Base Rate Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s Base Rate Loans will thereafter be made.

“EBITDA” shall mean, for any period to be measured, (a) Net Income (determined on a consolidated basis without duplication in accordance with GAAP) for such period, plus, without duplication (b) to the extent deducted in determining Net Income for such period, the sum of the following for such period: (i) Interest Expense (including expensed and capitalized), (ii) income tax expense, (iii) depreciation and amortization expense and other non-cash expenses, including non-cash expenses related to stock based compensation, (iv) pre-opening expenses, (v) capitalized fees and costs relating to the closing of this Agreement and (vi) extraordinary losses on sales of assets and other extraordinary losses and non-cash charges (other than any such non- cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period, other than such accruals that result from a change in accounting method), minus, without duplication (c) to the extent included as income in determining such Net Income for such period, the sum of the following for such period: (i) extraordinary gains and non-recurring gains,

(ii) interest income and minus (d) cash expenditures made during such period to the extent an accrual resulting from a change in accounting method with respect to such cash expenditures was added to Net Income in determining EBITDA for any prior period. Pro forma credit shall be given for an Acquired Person’s EBITDA as if owned on the first day of the applicable period; companies (or identifiable business units or divisions) sold, transferred or otherwise disposed of during any period will be treated as if not owned during the entire applicable period.

For the avoidance of doubt, any PPP Loan, if forgiven (or that portion of a PPP Loan that is forgiven if less than the entire amount of such PPP Loan), shall not constitute income and shall be disregarded for purposes of the calculation of EBITDA for all purposes in this Agreement.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

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“Effective Amount” shall mean (a) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to

(i) any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans and (ii) with respect to Swing Line Loans, any risk participation amongst the Lenders, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Eligible Assignee” shall mean (a) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (b) a Person that is (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, (iii) a finance company, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000, or (iv) a Person that is primarily engaged in the business of commercial lending and that is (x) a Subsidiary of a Lender, (y) a Subsidiary of a Person of which a Lender is a Subsidiary, or (z) a Person of which a Lender is a Subsidiary; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) without the prior consent of all of the Lenders, any Loan Party or any Affiliate of a Loan Party or any natural person, (ii) a Defaulting Lender or (iii) any Person that has been found unsuitable by any Gaming Board or as to whom such assignment would violate any Gaming Law.

“Environmental Damages” shall mean all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses (including costs of investigation, remediation, defense, settlement and attorneys’ fees and consultants’ fees and any diminution in the value of the security afforded to the Lenders with respect to any real property owned or used by any Loan Party), that are incurred at any time (a) as a result of the existence of any Hazardous Materials upon, about or beneath any real property owned by or leased by any Loan Party or migrating or threatening to migrate to or from any such real property regardless of whether or not caused by or within the control of any Loan Party, (b) arising from any investigation, proceeding or remediation of any location at which any Loan Party or any predecessors are alleged to have directly or indirectly disposed of Hazardous Materials or (c) arising in any manner whatsoever out of any violation of Environmental Laws by any Loan Party or with respect to any real property owned or used by any Loan Party.

“Environmental Indemnity Agreement” shall mean, collectively, (a) that certain Certificate and Indemnification Regarding Hazardous Substances, dated as of the First Restatement Effective Date, executed by Golden Road and Parent in favor of the Administrative Agent, (b) that certain Certificate and Indemnification Regarding Hazardous Substances, dated

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as of April 26, 2012, executed by MGI in favor of the Administrative Agent, (c) that certain Certificate and Indemnification Regarding Hazardous Substances, dated as of April 26, 2012, executed by Black Hawk in favor of the Administrative Agent and (d) that certain Certificate and Indemnification Regarding Hazardous Substances, dated as of September 3, 2020, executed by Inter-Mountain Construction, LLC in favor of the Administrative Agent.

“Environmental Laws” shall mean the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to the protection of human health and safety and the environment, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

“Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non- voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any Person which is treated as a single employer with any Loan Party under Sections 414(b) and (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of the provisions relating to Section 412 of the Code).

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA which could reasonably be expected to give rise to any liability with respect to such withdrawal; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings to terminate a Pension Plan or Multiemployer Plan; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that a Pension Plan is considered an at-risk plan or a plan is in

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endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate; (i) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; or (j) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure by any Loan Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan.

“Erroneous Payment” has the meaning assigned thereto in Section 7.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 7.13(d).

“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 7.13(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 7.13(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning given to that term in Section 6.01.

“Evergreen Letter of Credit” shall have the meaning given to that term in Section 2.02(b)(iii).

“Excluded Accounts” shall mean, collectively, (i) the Pari-mutuel Accounts, (ii) zero balance accounts and (iii) gaming reserve accounts required to be maintained by the Borrowers in accordance with Requirements of Law.

“Excluded Subsidiary” shall mean (i) a Subsidiary which does not own, operate or hold any assets or property or (ii) a single purpose Subsidiary which is formed to own, operate and hold, and at all time only owns, operates and holds assets and property not related to the gaming operations of the Loan Parties and which do not directly or indirectly affect such gaming operations and with respect to which none of the Loan Parties has any obligations, direct or contingent. As of the Fifth Restatement Effective Date, Golden North, Inc., a Nevada corporation, High Desert Sunshine, Inc., a Nevada corporation, Golden Town, Inc., a Nevada corporation, Golden East, Inc., a Nevada corporation, Monarch Interactive, Inc., a Nevada corporation, Chicago Dogs Eatery Inc, a Colorado corporation and Monarch Promotional Association, Inc., a Colorado corporation are Excluded Subsidiaries.

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“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Loan Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.15(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office,

(c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Existing Letters of Credit” shall mean the letters of credit described on Schedule II and issued by Wells Fargo prior to the Fifth Restatement Effective Date.

“Extended Revolving Loan Commitment” shall mean any Revolving Loan Commitments the maturity of which have been extended pursuant to Section 2.17.

“Extended Revolving Loans” shall mean any Revolving Loans made pursuant to the Extended Revolving Loan Commitments.

“Extension” shall have the meaning set forth in Section 2.17.

“Extension Amendment” shall mean an amendment to this Agreement (which may, at the option of the Administrative Agent and the Borrowers, be in the form of an amendment and restatement of this Agreement) among the Borrowers, the applicable extending Lenders, the

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Administrative Agent and, to the extent required by Section 2.17, the L/C Issuer and/or the Swing Line Lender implementing an Extension in accordance with Section 2.17.

“Extension Offer” shall have the meaning set forth in Section 2.17.

“Farahi Family Group” shall mean a collectively reference to John Farahi, Bahram (Bob) Farahi, Behrouz (Ben) Farahi, Jila Farahi Trust created by agreement dated May 20, 2002, and their respective children, grandchildren, executors, administrators, testamentary trustees, heirs, legatees and beneficiaries.

“FASB ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” shall mean, collectively, (a) the letter agreement dated as of February 1, 2023 regarding certain fees applicable to the Administrative Agent as expressly indicated therein and (b) any fee letter or engagement letter executed after the Fifth Restatement Effective Date by one or more Loan Parties and the Administrative Agent in connection with this Agreement.

“Fifth Restatement Effective Date” shall mean the time and Business Day on which the satisfaction of all the conditions precedent and the consummation of all of the transactions contemplated in Section 3.01 occurs.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income and cash flows (and, in the case of financial statements in respect of a fiscal year, statements of retained earnings, or stockholders’ equity or members’ equity or partners’ capital) of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audited financial statements and, in each case, corresponding figures from the comparable budgeted and projected figures for such period, all prepared in reasonable detail and in accordance with GAAP.

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“First Restatement Effective Date” shall mean January 20, 2009.

“Fixed Charge Coverage Ratio” shall mean, as at any date of determination, with respect to the Loan Parties for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date (a) the sum of (i) EBITDA minus (ii) income taxes paid in cash during such period minus (iii) Distributions made during such period (other than the Special Dividend) minus  (iv) Investments  in  Excluded  Subsidiaries  made  during  such  period  minus

(v) Maintenance Capital Expenditures made during such period divided by (b) Fixed Charges for such period.

“Fixed Charges” shall mean, for any four consecutive fiscal quarter period, the sum, for the Loan Parties (determined on a consolidated basis without duplication), of the following items: (a) Interest Expense required to be paid in cash during such period, (b) principal payments on Indebtedness required to be paid during such period and (c) the portion of payments under Capital Leases that should be treated as payment of principal in accordance with GAAP scheduled to be paid during such period.

“Floor” shall mean a rate of interest equal to 0.00%.

“Flood Insurance Laws” shall mean, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, as each of the foregoing is now or hereafter in effect and any successor statute to any of the foregoing.

“Foreign Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender pursuant to Section 2.01(b) or by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable documentation executed pursuant to those Sections, as applicable) and

(b) subsequently, such other office or offices as such Lender may designate for a particular currency to the Administrative Agent as the office at which such Lender’s SOFR Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s SOFR Loans will thereafter be made.

“Foreign Plan” shall mean any employee benefit plan maintained or contributed to by any Loan Party or any ERISA Affiliate which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.

“FRB” shall mean the Board of Governors of the Federal Reserve System of the United

States.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans, other

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than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles and practices as in effect in the United States from time to time, consistently applied.

“Gaming Board” shall mean any Governmental Authority that holds licensing or permit authority over gambling, gaming or casino activities conducted by any Loan Party within its jurisdiction.

“Gaming Laws” shall mean all Laws pursuant to which any Gaming Board possesses licensing or permit authority over gambling, gaming, or casino activities conducted by any Loan Party within its jurisdiction.

“Governmental Authority” shall mean any international, domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory, tax or administrative functions of or pertaining to government, including, without limitation, the Federal Trade Commission, the Federal Deposit Insurance Corporation, the FRB, the Comptroller of the Currency, any central bank or any comparable authority and any supra- national bodies such as the European Union.

“Governmental Authorization” shall mean any permit, license, registration, approval, finding of suitability or licensing, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority (including any Gaming Board).

“Governmental Charges” shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

“Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization, guidelines, policy or similar form of decision of any Governmental Authority (including all Gaming Laws).

“Guarantor” shall mean each now existing or hereafter acquired or created direct or indirect Subsidiary of Parent (other than any Borrower and Excluded Subsidiary) which becomes a party to the Guaranty.

“Guaranty” shall mean the Guaranty Agreement, dated as of June 18, 2020, by each Guarantor from time to time party thereto in favor of the Administrative Agent and the Lender Parties.

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“Guaranty Obligation” shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, provided that the term “Guaranty Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum liability in respect thereof.

“Hazardous Materials” shall mean all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls and all materials, substances and wastes which are classified or regulated as “hazardous,” “toxic” or similar descriptions under any Environmental Law.

“Honor Date” shall have the meaning given to that term in Section 2.02(c)(i).

“Increase Effective Date”shallhavethemeaninggiventothattermin Section 2.01(b)(iv).

“Increasing Lenders” shall have the meaning given to that term in Section 2.01(b)(i). “Incremental Debt Limit” shall mean (a) $100,000,000 less (b) the total aggregate initial principal amount (as of the date of incurrence thereof) of all previously incurred increases in the Total Revolving Loan Commitment pursuant to Section 2.01(b)(i).

“Indebtedness” of any Person shall mean, without duplication:

(a)All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

(b)All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), except for trade accounts payable, provided that (i) such trade accounts payable arise in the ordinary course of business and (ii) no material part of any such account is more than one hundred twenty (120) days past due, unless contested in good faith by appropriate proceeding and the contesting Loan Party has maintained adequate reserves for the payment thereof;

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(c)All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or the lender under such agreement in the event of default are limited solely to repossession or sale of such property);

(d)All obligations of such Person as lessee under or with respect to Capital

Leases;

(e)	All obligations of such Person, contingent or otherwise, under or with respect to Surety Instruments;

(f)All Unfunded Pension Liabilities of such Person;

(g)All Disqualified Securities of such Person;

(h)With respect to any Rate Contracts that have been terminated, the Termination Value thereof;

(i)All obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person;

(j)All Contingent Obligations of such Person;

(k)All obligations of such Person with respect to letters of credit, whether drawn or undrawn, contingent or otherwise;

(l)All Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in clauses (a) - (k) above; and

(m)All obligations of other Persons (“Primary Obligors”) of the types described in clauses (a) - (l) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations (and, for purposes of this clause (m), the amount of the Indebtedness of such Person shall be deemed to be the lesser of

(x) the amount of all obligations of such Primary Obligors so secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) the property of such Person and (y) the value of such property).

To the extent not included above, “Indebtedness” shall include all Obligations, but shall not include all or any portion of a PPP Loan, unless and until such PPP Loan or portion thereof is not forgiven and is required to be repaid in accordance with its terms.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” shall have the meaning given to that term in Section 8.03.

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“Interest Expense” shall mean, for any period, the sum, for the Loan Parties (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest, fees, charges and related expenses payable during such period to any Person in connection with Indebtedness or the deferred purchase price of assets that are treated as interest in accordance with GAAP, (b) the portion of rent actually paid during such period under Capital Leases that should be treated as interest in accordance with GAAP and (c) the net amounts payable (or minus the net amounts receivable) under Rate Contracts accrued during such period (whether or not actually paid or received during such period).

“Interest Period” shall mean, with respect to any SOFR Loan, the time periods selected by the Borrowers pursuant to Section 2.01(c) or Section 2.01(e) which commences on the first day of such Loan or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by the Borrowers pursuant to Section 2.01(f) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.

“Inter-Mountain Deed of Trust” shall mean the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of September 3, 2020, by Inter-Mountain Construction, LLC in favor of the Public Trustee of Clear Creek County, Colorado, for the benefit of the Administrative Agent.

“Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business consistent with past practice), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including (x) any Guaranty Obligations of such Person with respect to any obligations of any other Person and (y) any payments made by such Person on account of obligations of any other Person); provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person (other than any Loan Party) which are current assets and arose from sales of inventory in the ordinary course of such Person’s business consistent with past practice or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business consistent with past practice.

“ISP” shall have the meaning given to that term in Section 2.02(h).

“Joint Venture” shall mean a joint venture, limited liability company, corporation, partnership, other entity or other legal arrangement (whether created pursuant to a contract or conducted through a separate legal entity) formed by a Loan Party and one or more other Persons who are not Loan Parties.

“L/C Advance” shall mean, with respect to each Lender, such Lender’s payment or participation in any L/C Borrowing in accordance with its L/C Risk Participation therein.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan Borrowing.

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“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof, the amendment thereof, the extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” shall mean Wells Fargo in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” shall mean, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“L/C Risk Participation” shall mean, with respect to any Lender and any Letter of Credit as of any date of determination, the sum of (a) such Lender’s Revolving Proportionate Share of the Effective Amount of the L/C Obligation attributable to such Letter of Credit outstanding at such time plus (b) the aggregate amount of all Defaulting Lenders’ Revolving Proportionate Shares of the Effective Amount of the L/C Obligation attributable to such Letter of Credit outstanding at such time that have been reallocated to such Lender pursuant to Section 2.16(a)(iv).

“Lender” and “Lenders” shall have the meaning given to such terms in clause (2) of the introductory paragraph hereof and includes the L/C Issuer and the Swing Line Lender.

“Lender Bank Product Provider” shall mean any Lender or Affiliate of a Lender which provides one or more Lender Bank Products.

“Lender Bank Products” shall mean each and any of the following types of services or facilities extended to any Borrower by any Lender Bank Product Provider: (a) commercial credit cards; (b) cash management services (including daylight overdrafts, multicurrency accounts, foreign cash letters, merchant card services, controlled disbursement services, ACH transactions, and interstate depository network services), and (c) returned items. The obligations with respect to Lender Bank Products shall be secured by the Liens created by the Security Documents to the extent set forth in Section 2.14(a).

“Lender Parties” shall mean, collectively, the Lenders, the Lender Rate Contract Counterparties, the Lender Bank Product Providers and the Administrative Agent.

“Lender Rate Contract(s)” shall mean one or more Rate Contracts between a Borrower or the Borrowers and one or more Lender Rate Contract Counterparties with respect to the Indebtedness evidenced by this Agreement, on terms acceptable to such Borrower or the Borrowers and such Lender Rate Contract Counterparty that is a party to such Rate Contract. Each Lender Rate Contract shall be secured by the Liens created by the Security Documents to the extent set forth in Section 2.14(a).

“Lender Rate Contract Counterparty” shall mean any Lender or Affiliate of a Lender which enters into a Lender Rate Contract.

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“Lenders” shall have the meaning given to that term in clause (2) of the introductory paragraph hereof and includes the L/C Issuer and the Swing Line Lender (unless the context otherwise requires).

“Letter of Credit” shall mean any letter of credit issued hereunder. A Letter of Credit may be a Commercial Letter of Credit or a Standby Letter of Credit.

“Letter of Credit Application” shall mean an application and agreement (including any master letter of credit agreement) for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” shall mean the day that is thirty days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” shall mean an amount equal to the lesser of (a) $5,000,000 and (b) the Total Revolving Loan Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“Leverage Financial Performance Covenant” shall have the meaning given to that term in Section 6.03.

“Licenses” shall mean, collectively, any and all licenses (including provisional licenses), certificates of need, accreditations, permits, franchises, rights to conduct business, approvals (by a Governmental Authority or otherwise), consents, qualifications, operating authority and any other authorizations.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

“Loan” shall mean a Revolving Loan or a Swing Line Loan.

“Loan Account” shall have the meaning given to that term in Section 2.08(a).

“Loan Documents” shall mean and include this Agreement, the Notes, the Guaranty, the Security Documents, the Environmental Indemnity Agreement, each Letter of Credit Application, each Notice of Borrowing, each Notice of Interest Period Selection, each Notice of Conversion, the Fee Letter, the Reaffirmation Agreement and all other documents, instruments and agreements delivered to the Administrative Agent or any Lender pursuant to Section 3.01 or Section 3.02 and all other documents, instruments and agreements delivered by any Loan Party to the Administrative Agent or any Lender in connection with this Agreement or any other Loan Document on or after the date of this Agreement, including, without limitation, any amendments, consents or waivers, as the same may be amended, restated, supplemented or modified from time to time, but excluding all Lender Rate Contracts and all documents related to Lender Bank Products.

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“Loan Parties” shall mean, collectively, the Borrowers and the Guarantors.

“Maintenance Capital Expenditure” shall mean, with respect to any Person and any period, all amounts expended by such Person during such period for the maintenance, repair, restoration or refurbishment of the Capital Assets of such Person computed in accordance with GAAP.

FRB.

“Margin Stock” shall have the meaning given to that term in Regulation U issued by the

“Material Adverse Effect” shall mean any event or circumstance that has or could reasonably be expected to have a material adverse effect on (a) the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Loan Parties taken as a whole, (b) the ability of any Borrower to pay or perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents or the ability of the Guarantors, collectively, to pay or perform any portion of their obligations in accordance with the terms of the Guaranty and the other Loan Documents; (c) the rights and remedies of the Administrative Agent or any Lender under this Agreement, the other Loan Documents or any related document, instrument or agreement; (d) the value of the Collateral, the Administrative Agent’s or any Lender’s security interest in the Collateral or the perfection or priority of such security interests; or (e) the validity or enforceability of any of the Loan Documents.

“Material Contract” shall mean (a)  the Adjacent Driveway Estoppel, (b) the CC Skybridge Estoppel, (c) the Atlantis - BLILB Estoppel and (d) any other agreement or arrangement to which any Loan Party is a party (other than the Loan Documents) with respect to which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Documents” shall mean (i) the Organizational Documents of the Loan Parties and (ii) the Material Contracts.

“Maturity” or maturity” shall mean, with respect to any Loan, interest, fee or other amount payable by the Borrowers under this Agreement or the other Loan Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

“Maturity Date” shall mean January 1, 2025.

“MGI” shall have the meaning given to that term in clause (1) of the introductory paragraph hereof.

“MGI Deed of Trust” shall mean the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the April 26, 2012, by MGI in favor of Public Trustee of Gilpin County, Colorado, for the benefit of the Administrative Agent.

“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at

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such time and (ii) otherwise, if Event of Default has occurred and is continuing an amount equal to 105% of the L/C Obligations.

“Monarch Casino Black Hawk” shall mean collectively the real property encumbered by the Black Hawk Deed of Trust and the MGI Deed of Trust, the improvements located thereon and the hotel and casino business and related activities conducted thereon.

“Multiemployer Plan” shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Negative Pledge” shall mean a Contractual Obligation which contains a covenant binding on any Loan Party that prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Permitted Lien which affects only the Property that is the subject of such Permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

“Net Condemnation Proceeds” shall mean an amount equal to: (a) any cash payments or proceeds received by a Loan Party or the Administrative Agent as a result of any condemnation or other taking or temporary or permanent requisition of any Property of a Loan Party, any interest therein or right appurtenant thereto, or any change of grade affecting such Property, as the result of the exercise of any right of condemnation or eminent domain by a Governmental Authority (including a transfer to a Governmental Authority in lieu or anticipation of a condemnation), minus (b) (i) any actual and reasonable costs incurred by a Loan Party in connection with any such condemnation or taking (including reasonable fees and expenses of counsel), and (ii) provisions for all taxes payable as a result of such condemnation, without regard to the consolidated results of operations of the Loan Parties, taken as a whole.

“Net Income” shall mean with respect to any fiscal period, the net income of the Loan Parties for such period determined on a consolidated basis in accordance with GAAP, consistently applied; provided, that Net Income shall not include any income (or loss) attributable to any net income or (net loss) of any Excluded Subsidiary; provided, further that Net Income shall not include any dividends or distributions received by any Loan Party from any Excluded Subsidiary during such fiscal period other than cash dividends or distributions in an aggregate amount not to exceed the lesser of (x) the net income of such Excluded Subsidiary for such fiscal period and (y) the aggregate amount of cash distributions or dividends made by such Excluded Subsidiary to any Loan Party at a time when the Net Investment for such Excluded Subsidiary was equal to or less than zero.

“Net Insurance Proceeds” shall mean an amount equal to: (a) any cash payments or proceeds received by a Loan Party or the Administrative Agent under any key man life insurance policy or any casualty policy in respect of a covered loss thereunder with respect to any property, minus (b) (i) any actual and reasonable costs incurred by a Loan Party in connection with the adjustment or settlement of any claims of a Loan Party in respect thereof (including reasonable fees and expenses of counsel) and (ii) provisions for all taxes payable as a result of such event without regard to the consolidated results of operations of Loan Parties, taken as a whole.

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“Net Investment” shall mean, at any time with respect to any Excluded Subsidiary, an amount equal to (a) the aggregate amount of Investments made by the Loan Parties in such Excluded Subsidiary since the First Restatement Effective Date minus (b) the aggregate amount of cash dividends or distributions received by the Loan Parties from such Excluded Subsidiary since the First Restatement Effective Date.

“Net Proceeds” shall mean:

(a)With respect to any sale of any asset or property by any Person, the aggregate consideration received by such Person from such sale less the sum of (i) the actual amount of the reasonable fees and commissions payable by such Person other than to any of its Affiliates, (ii) the reasonable legal expenses and other costs and expenses directly related to such sale that are to be paid by such Person other than to any of its Affiliates (including, without limitation, transfer, sale, use and other similar taxes payable in connection with such sale),

(iii) income taxes reasonably estimated to be payable by such Person as a result of such sale, and

(iv) the amount of any Indebtedness (other than the Obligations) which is secured by such asset and is required to be repaid or prepaid by such Person as a result of such sale; and

(b)With respect to any issuance or incurrence of any Indebtedness by any Person, the aggregate consideration received by such Person from such issuance or incurrence less the sum of (i) the actual amount of the reasonable fees and commissions payable by such Person other than to any of its Affiliates and (ii) the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance or incurrence that are to be paid by such Person other than to any of its Affiliates; and

(c)With respect to any issuance of Equity Securities by any Person, the aggregate consideration received by such Person from such issuance less the sum of (i) the actual amount of the reasonable fees and commissions payable by such Person other than to any of its Affiliates and (ii) the reasonable legal expenses and the other reasonable costs and expenses directly related to such issuance that are to be paid by such Person other than to any of its Affiliates.

“New Lender” shall have the meaning given to that term in Section 2.01(b)(ii).

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 8.04 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender at such time.

“Nonrenewal Notice Date” shall have the meaning given to that term in Section 2.02(b)(iii).

“Non-Wholly-Owned Subsidiary” shall mean a direct or indirect Subsidiary of Parent that is not a Wholly-Owned Subsidiary.

“Note” shall mean a Revolving Loan Note or a Swing Loan Note.

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“Notice of Borrowing” shall mean a Notice of Loan Borrowing or a Notice of Swing Loan Borrowing.

“Notice of Conversion” shall have the meaning given to that term in Section 2.01(e). “Notice of Interest Period Selection” shall have the meaning given to that term in

Section 2.01(f)(ii).

“Notice of Loan Borrowing” shall have the meaning given to that term in Section 2.01(c). “Notice of Swing Loan Borrowing” shall mean a notice of a Swing Loan Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit D.

“Obligations” shall mean and include (a) all loans, advances, debts, liabilities and obligations, howsoever arising, owed or owing by one or more of the Borrowers of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Loan Documents, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against one or more of the Borrowers, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Borrowers hereunder and thereunder and

(b) any and all obligations, howsoever arising, owed or owing by a Borrower to any Lender Party under or in connection with any Lender Rate Contract or Lender Bank Product (provided that if any such Lender Party ceases to be a Lender or an Affiliate of a Lender hereunder, such obligations under this clause (b) shall be limited to those that relate to any Lender Rate Contract entered into or any Lender Bank Product extended or provided, as applicable, prior to the date such party ceased to be a Lender or an Affiliate of a Lender); provided, further that “Obligations” shall exclude all Excluded Swap Obligations.

“Organizational Documents” shall mean, with respect to any Person, collectively,

(a) such Person’s articles or certificate of incorporation, articles or certificate of organization, certificate of limited partnership, certificate of formation, or comparable documents filed or recorded with the applicable Governmental Authority of such Person’s jurisdiction of formation and (b) such Person’s, bylaws, limited liability company agreement, partnership agreement or other comparable organizational or governing documents.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are

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Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.15(b)).

“Parent” shall have the meaning given to such term in clause (1) of the introductory paragraph hereof.

“Participant” shall have the meaning given to that term in Section 8.05(b).

“Participant Register” shall mean a register maintained by the Administrative Agent at its address referred to in Section 8.01 on which the participations and the related commitments and Loans (and each repayment with respect to the principal amount thereof) of all Participants that exercise the right of setoff and offset described in Section 8.05(b) are recorded.

“Participation Seller” shall have the meaning given to that term in Section 8.05(h). “Patriot  Act” shall  mean the  Uniting and  Strengthening America  by  Providing

Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56

(commonly known as the USA Patriot Act).

“Payment Recipient” has the meaning assigned thereto in Section 7.13(a). “PBGC” shall mean the Pension Benefit Guaranty Corporation.

“PCL Litigation” shall mean litigation between MGI, Parent and Black Hawk, on the one side, and PCL Construction Services, Inc., on the other side, as described in the complaint filed by PCL Construction Services, Inc. on August 30, 2019 in state district court in Denver, CO (Case Number 2019CV33368).

“PCL Litigation Liens” shall mean any mechanic’s Lien filed in connection with the PCL Litigation.

“Pedestrian Crossing” shall mean the elevated pedestrian crossing which is constructed between the Atlantis Hotel/Casino Property and the V/P Property which includes, among other things, a restaurant, bar, gaming space and other public areas.

“Pedestrian Crossing Air Space” shall mean that portion of the airspace between the Atlantis Hotel/Casino Property and the V/P Property within which the Pedestrian Crossing is constructed.

“Pedestrian Crossing Air Space License” shall mean that certain Application and Permit for Occupancy of Nevada Department of Transportation Right of Way, which was issued to Golden Road by the State of Nevada Department of Transportation, under Permit Number 2-28- 97, for the purpose of authorizing Golden Road’s construction and use of the Pedestrian Crossing within the Pedestrian Crossing Air Space.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan and a Foreign Plan, that is subject to

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Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute.

“Permitted Indebtedness” shall have the meaning given to that term in Section 5.02(a). “Permitted Liens” shall have the meaning given to that term in Section 5.02(b).

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

“Platform” shall have the meaning set forth in Section 8.01(b).

“Pledged Intercompany Notes” shall mean original demand promissory notes in favor of one or more of the Borrowers and the Guarantors evidencing intercompany advances pledged to the Administrative Agent pursuant to the Security Agreement.

“Pricing Grid” shall mean,

Pricing Grid
Tier	Total Leverage Ratio	Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans	Commitment Fee Percentage
I	> 1.75 but < 2.50	1.50%	0.50%	0.225%
II	> 1.00 but < 1.75	1.25%	0.25%	0.200%
III	< 1.00	1.00%	0.00%	0.175%

Any increase or decrease in the Applicable Margin and Commitment Fee Percentage resulting from a change in the Total Leverage Ratio shall become effective as of the first day of the third calendar month following the end of the fiscal quarter for which the Administrative Agent receives a Compliance Certificate indicating the then current Total Leverage Ratio and applicable Tier level; provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then Tier I shall apply as of the date of the failure to deliver such Compliance Certificate until such date as the Borrowers deliver such Compliance Certificate in form and substance acceptable to the Administrative Agent and thereafter the Applicable Margin and Commitment Fee Percentage shall be based on the Total Leverage Ratio indicated on such Compliance Certificate until such time as the Applicable Margin and Commitment Fee Percentage are further adjusted as set forth in this definition. Notwithstanding anything to the contrary herein, the Applicable Margin and Commitment Fee Percentage in effect as of the Fifth Restatement Effective Date shall be set at Tier III until the first adjustment to occur thereafter in accordance with this definition. If the Total Leverage Ratio reported in any Compliance Certificate shall be determined to have been incorrectly reported and if correctly reported would have resulted in a higher Applicable Margin or Commitment Fee Percentage, then the Applicable Margin or Commitment Fee Percentage, as applicable, shall be retroactively adjusted to reflect the higher rate that would have been applicable had the Total Leverage Ratio

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been correctly reported in such Compliance Certificate and the additional amounts resulting therefrom shall be due and payable upon demand from the Administrative Agent or any Lender or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Laws, automatically and without further action by the Administrative Agent or any Lender (the Borrowers’ obligations to pay such additional amounts shall survive the payment and performance of all other Obligations and the termination of this Agreement). If the Total Leverage Ratio reported in any Compliance Certificate shall be determined to have been incorrectly reported and if correctly reported would have resulted in a lower Applicable Margin or Commitment Fee Percentage, then the Applicable Margin or Commitment Fee Percentage, as applicable, shall be retroactively adjusted to reflect the lower rate that would have been applicable had the Total Leverage Ratio been correctly reported in such Compliance Certificate and the adjusted amounts resulting therefrom shall be credited against future payments of interest and Commitment Fees owing by the Borrowers to the Lenders.

“Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning given to that term in Section 5.01(a).

“Rate Contract” shall mean any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Reaffirmation Agreement” shall mean the Reaffirmation of Guaranty and Security Agreement, dated as of the Fifth Restatement Effective Date, executed by the Loan Parties in favor of the Administrative Agent whereby the Loan Parties have given certain reaffirmations regarding the Guaranty and the Security Documents.

“Real Property Security Documents” shall mean (a) the Atlantis Deed of Trust, (b) the Black Hawk Deed of Trust, (c) the MGI Deed of Trust, (d) the Inter-Mountain Deed of Trust,

(e) the Assignment of Entitlements and (f) each deed of trust or mortgage delivered from time to time in accordance with Section 5.01(l) or otherwise in connection with the Loan Documents.

“Receipt Date” shall have the meaning given to that term in Section 2.06(c)(vi). “Reduction Notice” shall have the meaning given to that term in Section 2.04(a). “Register” shall have the meaning given to that term in Section 8.05(d).

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“Relevant Governmental Body” shall mean the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Sale” shall have the meaning given to that term in Section 2.06(c)(iii). “Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA and applicable regulations thereunder (other than events for which the thirty (30) day notice period has been waived).

“Required Lenders” shall mean, at any time, the Lenders whose Revolving Proportionate Shares then exceed fifty percent (50%) of the total Revolving Proportionate Shares of all Lenders; provided that at any time any Lender is a Defaulting Lender, such Defaulting Lender shall be excluded in determining “Required Lenders”, and “Required Lenders” shall mean at such time Non-Defaulting Lenders having total Revolving Proportionate Shares exceeding fifty percent (50%) of the total Revolving Proportionate Shares of all Non-Defaulting Lenders; provided that, in no event shall the Required Lenders consist of fewer than two Non-Defaulting Lenders at any time at which there shall be at least two Non-Defaulting Lenders who are Lenders party to this Agreement, and for purposes of the foregoing, Lenders that are Affiliates of one another shall be treated as a single Lender.

“Requirement of Law” applicable to any Person shall mean (a) such Person’s Organizational Documents, (b) any Governmental Rule applicable to such Person, (c) any Governmental Authorization granted by or obtained from any Governmental Authority or under any Governmental Rule for the benefit of such Person or (d) any judgment, decision, award, decree, writ or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, with respect to a Loan Party, the chief executive officer, president, chief operating officer, director, chief financial officer, vice president of finance or treasurer of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party and any request or other communication conveyed telephonically or otherwise by a Responsible Officer of a Loan Party (or any Person reasonably believed by the Administrative Agent to be a Responsible Officer of a Loan Party) shall be conclusively presumed to have been authorized by all necessary corporate, company, partnership and/or other action on the part of such Loan Party and such Responsible Officer (or such Person reasonably believed by the Administrative Agent to be a Responsible Officer) shall be conclusively presumed to have acted on behalf of such Loan Party.

“Revolving Loan” shall have the meaning given to that term in Section 2.01(a). “Revolving Loan Borrowing” shall mean a borrowing by the Borrowers consisting of the

Revolving Loans made by each of the Lenders to the Borrowers on the same date and of the same Type pursuant to a single Notice of Loan Borrowing for Revolving Loans.

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“Revolving Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Revolving Loan Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed in accordance with this Agreement, such Dollar amount as may be set forth for such Lender in the Register.

“Revolving Loan Note” shall have the meaning given to that term in Section 2.08(b). “Revolving Proportionate Share” shall mean:

(a)With respect to any Lender so long as the Revolving Loan Commitments are in effect, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Revolving Loan Commitment at such time to (ii) the Total Revolving Loan Commitment at such time; and

(b)With respect to any Lender at any other time, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum of (A) the aggregate Effective Amount of such Lender’s Revolving Loans, (B) such Lender’s pro rata share of the Effective Amount of all L/C Obligations, and (C) such Lender’s pro rata share of the aggregate Effective Amount of all Swing Line Loans to (ii) the sum of (A) the aggregate Effective Amount of all Revolving Loans and Swing Line Loans and (B) the Effective Amount of all L/C Obligations.

The initial Revolving Proportionate Share of each Lender is set forth under the caption “Revolving Proportionate Share” opposite such Lender’s name on Schedule I.

“RSCVA” shall mean the Reno Sparks Convention and Visitors Authority, a political subdivision of the County of Washoe, State of Nevada.

“Sale and Leaseback” shall mean, with respect to any Person, the sale of Property owned by such Person (the “Seller”) to another Person (the “Buyer”), together with the substantially concurrent leasing of such Property by the Buyer to the Seller.

“Sanctioned Country” shall mean at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Fifth Restatement Effective Date, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions- related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft that are designated under any Sanctions program.

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“Sanctions” shall mean any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrowers or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loans will be used, or (c) from which repayment of the Loans will be derived.

“SBA” shall mean the Small Business Act of 1953, as in effect from time to time. “Security  Agreement”  shall  mean  that  certain  Amended  and  Restated  Security

Agreement, dated as of July 20, 2016, among each Loan Party party thereto and the Administrative Agent.

“Security Documents” shall mean and include the Security Agreement, each Control Agreement, each Real Property Security Document, each pledge agreement or security agreement delivered in accordance with Section 5.01(j) and all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings) delivered to the Administrative Agent or any Lender in connection with any Collateral or to secure the Obligations or the obligation of a Guarantor under the Loan Documents.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” shall mean any Revolving Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 2.01(d)(ii).

“Solvent” shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s property would constitute an unreasonably small capital.

“Spaceleases” shall mean the executed leases and concession agreements pertaining to the Atlantis Casino Resort Spa or any portion thereof where Golden Road is the lessor.

“Special Dividend” shall mean cash distributions to the equity holders of the Parent made no later than the first anniversary of the Fifth Restatement Effective Date, in an aggregate amount not to exceed $160,000,000.

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“Standby Letter of Credit” shall mean any of the standby letters of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.

“Subsidiary” of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the Equity Securities having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis. Unless otherwise indicated in this Agreement, “Subsidiary” shall mean a Subsidiary of Parent.

“Surety Instruments” shall mean all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Swap Obligation” shall mean with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line” shall mean the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.03.

“Swing Line Lender” shall mean Wells Fargo in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” shall mean the meaning specified in Section 2.03(a).

“Swing Line Risk Participation” shall mean, with respect to any Lender and any Swing Line Loan as of any date of determination, the sum of (a) such Lender’s Revolving Proportionate Share of the Effective Amount of such Swing Line Loan outstanding at such time plus (b) the aggregate amount of all Defaulting Lenders’ Revolving Proportionate Shares of the Effective Amount of such Swing Line Loan outstanding at such time that have been reallocated to such Lender pursuant to Section 2.16(a)(iv).

“Swing Line Settlement Date” shall mean the fifteenth day of each month and the last Business Day of each month.

“Swing Line Sublimit” shall mean an amount equal to the lesser of (a) $10,000,000 and

(b) the Total Revolving Loan Commitment.The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“Swing Loan Borrowing” shall mean a borrowing of a Swing Line Loan.

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“Swing Loan Note” shall have the meaning given to that term in Section 2.08(c).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Value” shall mean, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to- market value(s) for such Rate Contracts, as determined by the Administrative Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts which may include any Lender.

“Term SOFR” shall mean:

(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding

U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day;

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provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” shall mean a percentage equal to 0.10% per annum.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR published by the Term SOFR Administrator on its website (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time).

“Third Amendment Effective Date” shall mean April 30, 2021.

“Title Company” shall mean (a) First American Title Insurance Company and (b) each other title company that issues a title policy to the Administrative Agent in connection with real property Collateral.

“Total Funded Debt” shall mean all Indebtedness of the Loan Parties (determined on a consolidated basis without duplication in accordance with GAAP).

“Total Leverage Ratio” shall mean, at any time, the ratio of (a) Total Funded Debt at such time, to (b) EBITDA for the four consecutive fiscal quarter period most recently ended for which Financial Statements are available.

“Total Lender Risk Participation” shall mean, with respect to any Lender as of any date of determination, the sum of (a) such Lender’s L/C Risk Participations in all Letters of Credit outstanding at such time plus (b) such Lender’s Swing Line Risk Participations in all Swing Line Loans outstanding at such time.

“Total Revolving Loan Commitment” shall mean, as of the Fifth Restatement Effective Date, One Hundred Million Dollars ($100,000,000) or, when such amount is reduced pursuant to Section 2.04(a) or (b), the amount to which so reduced and in effect at such time or, if such amount is increased pursuant to Section 2.01(b), the amount to which it is increased and in effect at such time.

“Type” shall mean, with respect to any Loan or Borrowing at any time, the classification of such Loan or Borrowing by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or the Adjusted Term SOFR.

“UCP” shall have the meaning given to that term in Section 2.02(h).

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook

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(as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” shall mean the United States of America. “Unreimbursed Amount” shall have the meaning set forth in Section 2.02(c)(i).

“Unused Revolving Commitment” shall mean, at any time (a) the Total Revolving Loan Commitment at such time minus (b) the sum of the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations outstanding at such time. For the avoidance of doubt, Swing Line Loans shall not be counted as Revolving Loans for purposes of determining the amount of Unused Revolving Commitment.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.01(c), 2.01(e), 2.01(f) and 2.06(b), in each case, such day is also a Business Day.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S.  Tax  Compliance  Certificate”  shall  have  the  meaning  specified  in Section 2.12(g)(ii).

“Village Shopping Center” shall mean the shopping center known as the Sierra Marketplace Shopping Center, located at the southeast corner of Virginia Street and Moana Lane, Reno, Nevada, that is owned by BLILP, a portion of which is the subject of the Adjacent Driveway Lease.

“V/P Property” shall mean the real property more particularly described on that certain schedule marked Schedule B, affixed hereto and by this reference incorporated herein and made a part hereof.

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“Wells Fargo” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

“Wholly-Owned Subsidiary” shall mean any Person in which 100% of the Equity Securities of each class having ordinary voting power, and 100% of the Equity Securities of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by Parent, or by one or more Wholly-Owned Subsidiaries of Parent, or both.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02.GAAP. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP applied in a consistent manner with the principles used in the preparation of the Financial Statements referred to in item (d) of Schedule 3.01. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness and other liabilities of the Loan Parties shall be (a) deemed to be carried at 100% of the outstanding principal amount thereof, and, to the extent applicable, the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (ii) calculated without giving effect to any change to GAAP as a result of the adoption of FASB ASC 842, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP prior to the effectiveness of ASC 842. If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, the Borrowers, the Lenders and the Administrative Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Loan Parties’ financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until the Borrowers, the Lenders and the Administrative Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP, as in effect immediately prior to such change in GAAP.

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1.03.Headings. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

1.04.Plural Terms. All terms defined in this Agreement or any other Loan Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

1.05.Time. All references in this Agreement and each of the other Loan Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated.

1.06.Governing Law. This Agreement and, unless otherwise expressly provided in any such Loan Document, each of the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Nevada without reference to conflicts of law rules. The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Loan Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

1.07.Construction. This Agreement is the result of negotiations among, and has been reviewed by, the Borrowers, the Lenders, the Administrative Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Borrowers, any Lender or the Administrative Agent.

1.08.Entire Agreement. This Agreement and each of the other Loan Documents, taken together, constitute and contain the entire agreement of the Borrowers, the Lenders and the Administrative Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof, but excluding the Fee Letter.

1.09.Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Loan Documents for any period (a) shall include the first day of such period and exclude the last day of such period; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day and (b) shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed, except that during any period any Loan bears interest based upon the Adjusted Term SOFR, such interest shall be calculated on the basis of a year of 360 days, for actual days elapsed.

1.10.	References.

(a)References in this Agreement to “Recitals,” “Sections,” “Paragraphs,” “Exhibits” and “Schedules” are to recitals, sections, paragraphs, exhibits and schedules herein and hereto unless otherwise indicated.

(b)References in this Agreement or any other Loan Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments hereto or thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby or

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thereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, restated, modified and supplemented from time to time and in effect at any given time if such amendment, restatement, modification or supplement is permitted hereby or thereby.

(c)References in this Agreement or any other Loan Document to any Governmental Rule (i) shall include any successor Governmental Rule, (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

(d)References in this Agreement or any other Loan Document to any Person in a particular capacity (i) shall include any successors to and permitted assigns of such Person in that capacity and (ii) shall exclude such Person individually or in any other capacity.

1.11.Other Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall govern.

1.12.Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.13.Joint and Several Obligations. Each of the Borrowers agrees that its obligations, agreements, representations and warranties, covenants and liabilities (including the Obligations) under this Agreement and all other Loan Documents are joint and several obligations.

1.14.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Securities at such time.

1.15.Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of,

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submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.11(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.16.Amendment and Restatement. It is intended by the parties hereto that (a) all obligations of the parties under the Existing Credit Agreement shall continue to exist under and be evidenced by this Agreement and the other Loan Documents; and (b) except as expressly stated herein or amended hereby, the Existing Credit Agreement and the other Loan Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all obligations thereunder; it being understood that it is the intent of the parties hereto that this Agreement does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the Existing Credit Agreement and such rights, obligations and liabilities shall continue and remain outstanding, and that this Agreement amends, restates and replaces in its entirety the Existing Credit Agreement. On the Fifth Restatement Effective Date, each Loan Document that was in effect immediately prior to the Fifth Restatement Effective Date other than the Existing Credit Agreement and such other Loan Documents that are amended or amended and restated in connection herewith shall continue to be effective and, unless the context otherwise requires, any reference to the Existing Credit Agreement contained therein shall be deemed to refer to this Agreement and any reference to the Loans or Obligations shall be deemed to refer to the Loans and Obligations under this Agreement. Prior to the Fifth Restatement Effective Date, all Loan Documents (as defined in the Existing Credit Agreement) shall remain in full force in effect in accordance with their existing terms.

ARTICLE II. CREDIT FACILITIES.

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2.01.	Loan Facility.

(a)Revolving Loan Borrowings. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to advance to the Borrowers from time to time during the period beginning on the Fifth Restatement Effective Date up to, but not including the Maturity Date such loans in Dollars as the Borrowers may request under this Section 2.01(a) (individually, a “Revolving Loan”); provided, however, that (i) the sum of (A) the Effective Amount of all Revolving Loans made by such Lender at any time outstanding and (B) such Lender’s Total Lender Risk Participation shall not exceed such Lender’s Revolving Proportionate Share of the Total Revolving Loan Commitment at such time and (ii) the sum of (A) the Effective Amount of all Revolving Loans made by all the Lenders at any time outstanding and (B) the Effective Amount of all L/C Obligations and Swing Line Loans at any time outstanding shall not exceed the Total Revolving Loan Commitment at such time. All Revolving Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Revolving Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Lender equal to such Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing. Except as otherwise provided herein, the Borrowers may borrow, repay and reborrow Revolving Loans until the Maturity Date.

(b)Optional Increases.

(i)On the terms and subject to the conditions set forth below, Borrowers may, at any time after the Fifth Restatement Effective Date and before August 1, 2023, request an increase of the Total Revolving Loan Commitment; provided that:

(A)the original principal amount of the requested increase shall not exceed the then applicable Incremental Debt Limit;

(B)all required third party consents and approvals shall have been obtained;

(C)prior to the date of any proposed increase, the Total Revolving Loan Commitment shall not have been decreased pursuant to Section 2.04(a);

(D)each such increase in the Total Revolving Loan Commitment shall be equal to $15,000,000 or an integral multiple of

$1,000,000 in excess thereof;

(E)no Event of Default shall have occurred and be continuing or shall occur as a result of such increase; and

(F)the Borrowers and the Guarantors shall have executed and delivered such documents and instruments and taken such other actions as may be reasonably requested by the Administrative Agent in connection with such increases in the Total Revolving Loan Commitment (including

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documents related to real property Collateral, title insurance endorsements, new or amended Notes, any related fee letters, documents evidencing the increased Revolving Loan Commitment held by any applicable Lender, a compliance certificate evidencing pro forma compliance with the financial covenants, any joinder agreements related to a New Lender, reaffirmations of the Guaranty, resolutions regarding the increase in the Total Revolving Loan Commitment and related actions taken by the Borrowers and the Guarantors, certified as true and correct by a Responsible Officer and legal opinions, all in form and substance reasonably satisfactory to the Administrative Agent).

Any request under this Section 2.01(b) shall be submitted by the Borrowers to the Administrative Agent (which shall promptly forward copies to the Lenders), specify the proposed effective date and amount of such increase and be accompanied by a certificate of a Responsible Officer stating that no Event of Default exists or will occur as a result of such increase. If any fees are to be paid or offered in connection with such increase, the Administrative Agent (with the consent of Borrowers) may also specify any fees offered to those Lenders (the “Increasing Lenders”) which agree to increase the amount of their respective Revolving Loan Commitment, which fees may be variable based upon the amount by which any such Lender is willing to increase the amount of its Revolving Loan Commitment; no Lender which is not an Increasing Lender shall be entitled to receive any such fees. No Lender shall have any obligation, express or implied, to increase the amount of its Revolving Loan Commitment. Only the consent of each Increasing Lender shall be required for an increase in the amount of the Total Revolving Loan Commitment pursuant to this Section 2.01(b)(i). No Lender which elects not to increase the amount of its Revolving Loan Commitment may be replaced in respect of its existing Revolving Loan Commitment as a result thereof without such Lender’s written consent.

(ii)Each Increasing Lender shall, as soon as practicable after the Borrowers have submitted a request under Section 2.01(b)(i), specify the amount of the proposed increase in its Revolving Loan Commitment which it is willing to offer. To the extent the increased Revolving Loan Commitment of the Increasing Lenders is insufficient or there are no Increasing Lenders, the Borrowers may designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with this Section 2.01(b)(ii) (each such new Lender being a “New Lender”), which New Lender may assume all or a portion of the increase in the amount of the Total Revolving Loan Commitment. The Borrowers shall pay a fee to the Administrative Agent solely for the account of the Administrative Agent in connection with any such increase as set forth in the Fee Letter. The Borrowers and the Administrative Agent shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the Total Revolving Loan Commitment among Increasing Lenders and New Lenders.

(iii)Each New Lender designated by the Borrowers and reasonably acceptable to the Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the amount of the Total Revolving Loan Commitment upon its execution of an

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instrument of joinder, in each case prepared by the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent.  Each New Lender shall provide the documentation required by Section 2.12(g).

(iv)Subject to the foregoing, any increase in the Total Revolving Loan Commitment requested by the Borrowers shall be effective as of the date proposed by the Borrowers (the “Increase Effective Date”) and shall be in the principal amount equal to (i) the amount which the Increasing Lenders are willing to assume as increases to the amount of their Revolving Loan Commitments plus

(ii) the amount offered by the New Lenders with respect to the Total Revolving Loan Commitment, in either case as adjusted by the Borrowers and the Administrative Agent pursuant to the last sentence of Section 2.01(b)(ii).

(v)On or prior to the Increase Effective Date, with respect to any increase in the Total Revolving Loan Commitment, the Administrative Agent shall notify each Lender of the amount required to be paid by or to such Lender so that the Revolving Loans held by the Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) shall be held by each Lender pro rata in accordance with the Revolving Loan Commitments of the Lenders as adjusted pursuant to the last sentence of Section 2.01(b)(ii). Each Lender which is required to reduce the amount of Revolving Loans held by it (each such Lender, a “Decreasing Lender”) shall irrevocably assign, without recourse or warranty of any kind whatsoever (except that each Decreasing Lender warrants that it is the legal and beneficial owner of the Revolving Loans assigned by it under this Section 2.01(b)(v) and that such Revolving Loans are held by such Decreasing Lender free and clear of adverse claims), to each Increasing Lender and New Lender participating in the applicable increase in the Total Revolving Loan Commitment, and each applicable Increasing Lender and New Lender shall irrevocably acquire from the Decreasing Lenders, a portion of the principal amount of the Revolving Loans of each Decreasing Lender (collectively, the “Acquired Portion”) outstanding on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) in an amount such that the principal amount of the Revolving Loans held by each applicable Increasing Lender, New Lender and Decreasing Lender as of the Increase Effective Date shall be held in accordance with each such Lender’s Revolving Proportionate Share (if any) as of such date. Such assignment and acquisition shall be effective on the Increase Effective Date automatically and without any action required on the part of any party other than the payment by the applicable Increasing Lenders and New Lenders to the Administrative Agent for the account of the Decreasing Lenders of an aggregate amount equal to the Acquired Portion, which amount shall be allocated and paid by the Administrative Agent at or before 12:00 noon on the Increase Effective Date to the Decreasing Lenders pro rata based upon the respective reductions in the principal amount of the Revolving Loans held by such Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date). Each of the Administrative Agent and the Lenders shall adjust its

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records accordingly to reflect the payment of the Acquired Portion. The payments to be made in respect of the Acquired Portion shall be made by the applicable Increasing Lenders and New Lenders to the Administrative Agent in Dollars in immediately available funds at or before 11:00 a.m. on the Increase Effective Date, such payments to be made by the applicable Increasing Lenders and New Lenders pro rata based upon the respective increases in the amount of the Revolving Loan Commitments held by such Lenders on the Increase Effective Date.

(vi)To the extent any of the Revolving Loans acquired by the applicable Increasing Lenders and New Lenders from the Decreasing Lenders pursuant to Section 2.01(b)(v) above are SOFR Loans and the Increase Effective Date is not the last day of an Interest Period for such SOFR Loans, the Decreasing Lenders shall not be entitled to compensation from the Borrowers as provided in Section 2.13 (as if the Borrowers had prepaid such Revolving Loans in an amount equal to the Acquired Portion on the Increase Effective Date).

(c)Notice of Loan Borrowing. The Borrowers shall request each Revolving Loan Borrowing by delivering to the Administrative Agent an irrevocable written notice substantially in the form of Exhibit A (a “Notice of Loan Borrowing”), duly executed by a Responsible Officer of the Borrowers and appropriately completed (or shall notify the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Loan Borrowing, which may be delivered by facsimile or e-mail), which specifies, among other things:

(i)[Reserved].

(ii)The principal amount of the requested Revolving Loan Borrowing, which shall be in the amount of (A) $50,000 or an integral multiple of $10,000 in excess thereof in the case of a Revolving Loan Borrowing consisting of Base Rate Loans or (B) $100,000 or an integral multiple of $10,000 in excess thereof in the case of a Revolving Loan Borrowing consisting of SOFR Loans;

(iii)Whether the requested Revolving Loan Borrowing is to consist of Base Rate Loans or SOFR Loans;

(iv)If the requested Revolving Loan Borrowing is to consist of SOFR Loans, the initial Interest Periods selected by the Borrowers for such SOFR Loans in accordance with Section 2.01(f); and

(v)The date of the requested Revolving Loan Borrowing, which shall be a Business Day.

The Borrowers shall give each Notice of Loan Borrowing for Revolving Loans to the Administrative Agent not later than (1) 11:00 a.m. at least three (3) U.S. Government Securities Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of SOFR Loans and (2) 11:00 a.m. at least one

(1) Business Day before the date of the requested Revolving Loan Borrowing in the case of a

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Revolving Loan Borrowing consisting of Base Rate Loans.

Each Notice of Loan Borrowing shall be delivered by first-class mail or facsimile or by e- mail containing a PDF of such signed and completed Notice of Loan Borrowing to the Administrative Agent at the office or facsimile number or e-mail address, as the case may be, and during the hours specified in Section 8.01; provided, however, that, if requested by the Administrative Agent, the Borrowers shall promptly deliver to the Administrative Agent the original of any Notice of Loan Borrowing initially delivered by facsimile or e-mail. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Loan Borrowing for Revolving Loans and of the amount and Type of (and, if applicable, the Interest Period for) the Revolving Loan to be made by such Lender as part of the requested Revolving Loan Borrowing.

(d)Interest Rates. The Borrowers shall pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until paid in full, at one of the following rates per annum:

(i)During such periods as such Revolving Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and

(ii)During such periods as such Revolving Loan is a SOFR Loan, at a rate per annum equal at all times during each Interest Period for such SOFR Loan to the Adjusted Term SOFR for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change.

The number of Interest Periods for SOFR Loans shall not exceed eight (8) in the aggregate at any time.

(e)Conversion of Loans. Subject to Section 2.13, the Borrowers may convert any Revolving Loans from one Type to the other Type; provided that any conversion of Base Rate Loans into SOFR Loans shall be in the amount of $50,000 or an integral multiple of $10,000 in excess thereof and any conversion of SOFR Loans into Base Rate Loans shall be in the amount of $100,000 or an integral multiple of $10,000 in excess thereof; provided, further, that (i) no Base Rate Loan may be converted into a SOFR Loan after the occurrence and during the continuance of an Event of Default and (ii) any conversion of a SOFR Loan on any day other than the last day of the Interest Period therefor shall be subject to the payments required under Section 2.13. The Borrowers shall request such a conversion by delivering to the Administrative Agent an irrevocable written notice to the Administrative Agent substantially in the form of Exhibit B (a “Notice of Conversion”), duly executed by a Responsible Officer of the Borrowers and appropriately completed (or shall notify the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Conversion, which may be delivered by facsimile or e-mail), which specifies, among other things:

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(i)The Revolving Loans to be converted;

(ii)The Type of Revolving Loans into which such Revolving Loans are to be converted;

(iii)If such Revolving Loans are to be converted into SOFR Loans, the initial Interest Period selected by the Borrowers for such SOFR Loans in accordance with Section 2.01(f), as applicable; and

(iv)The date of the requested conversion, which shall be a Business

Day.

The Borrowers shall give each Notice of Conversion to the Administrative Agent not later than 11:00 a.m. at least three (3) U.S. Government Securities Business Days before the date of the requested conversion of a Base Rate Loan into a SOFR Loan or at least one (1) Business Day before the date of the requested conversion of a SOFR Loan into a Base Rate Loan. Each Notice of Conversion shall be delivered by first-class mail or facsimile or by e-mail containing a PDF of such signed and completed Notice of Conversion to the Administrative Agent at the office or to the facsimile number or e-mail address and during the hours specified in Section 8.01; provided, however, that, if requested by the Administrative Agent, the Borrowers shall promptly deliver to the Administrative Agent the original of any Notice of Conversion initially delivered by facsimile or e-mail. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Conversion relating to Revolving Loans.

(f)SOFR Loan Interest Periods.

(i)The initial and each subsequent Interest Period selected by the Borrowers for a Revolving Loan Borrowing consisting of SOFR Loans shall be one (1), three (3) or six (6) months; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no Interest Period shall end after the Maturity Date; and (D) no SOFR Loan shall be made or continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default.

(ii)The Borrowers shall notify the Administrative Agent of the Borrowers’ selection of a new Interest Period for a Revolving Loan Borrowing by an irrevocable written notice substantially in the form of Exhibit C (a “Notice of Interest Period Selection”), duly executed by a Responsible Officer of the Borrowers and appropriately completed (or shall notify the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Interest Period Selection, which may be delivered by

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facsimile or e-mail), not later than 11:00 a.m. at least three U.S. Government Securities (3) Business Days prior to the last day of each Interest Period for a Revolving Loan Borrowing consisting of SOFR Loans; provided, however, that no SOFR Loan shall be continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default. Each Notice of Interest Period Selection shall be given by first-class mail or facsimile or by e- mail containing a PDF of such signed and completed Notice of Interest Period Selection to the Administrative Agent to the office or the facsimile number or e- mail address and during the hours specified in Section 8.01; provided, however, that, if requested by the Administrative Agent, the Borrowers shall promptly deliver to the Administrative Agent the original of any Notice of Interest Period Selection initially delivered by facsimile or e-mail. If the Borrowers shall fail to notify the Administrative Agent of the next Interest Period for a Revolving Loan Borrowing consisting of SOFR Loans in accordance with this Section 2.01(f), such SOFR Loan(s) shall automatically convert on the last day of the current Interest Period therefor to SOFR Loan(s) with the same Interest Period as the SOFR Loan(s) to be converted. If an Event of Default has occurred and is continuing on the last date of an Interest Period for any SOFR Loan, such SOFR Loan(s) shall automatically convert on the last day of the current Interest Period therefor to Base Rate Loan(s) in Dollars. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Interest Period Selection for the Revolving Loans.

(g)Scheduled Payments.

(i)Interest – All Loans. The Borrowers shall pay accrued interest on the unpaid principal amount of each Loan thereof in arrears (i) in the case of a Base Rate Loan, on the last Business Day of each fiscal quarter, (ii) in the case of a SOFR Loan, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three (3) months, every three (3) months after the first day of such Interest Period); and (iii) in the case of all Loans, on the Maturity Date. All interest that is not paid when due shall be due on demand.

(ii)Scheduled Principal Payments - Revolving Loans and Unreimbursed Amounts. The Borrowers shall repay the then unpaid principal amount of the Revolving Loans and Unreimbursed Amounts on the Maturity Date. The Borrowers shall also make the mandatory prepayments required by Section 2.06(c).

The Borrowers shall also make the mandatory prepayments required by Section 2.06(c).

2.02.	Letters of Credit.

(a)The Letter of Credit Commitment.

(i)On the Fifth Restatement Effective Date, the Existing Letters of Credit shall be deemed to have been issued hereunder, and each Lender shall

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thereupon acquire a participation interest therein in accordance with its Revolving Proportionate Share and the terms of this Section 2.02. The Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Fifth Restatement Effective Date shall be subject to and governed by the terms and conditions hereof. On the terms and subject to the conditions set forth herein,

(A) the L/C Issuer (1) shall, from time to time on any Business Day during the period from the Fifth Restatement Effective Date until the Letter of Credit Expiration Date, issue Letters of Credit in Dollars for the account of a Borrower in support of the obligations of such Borrower or any other Loan Party, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) shall honor drafts under the Letters of Credit; and

(B) the Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower in support of the obligations of such Borrower or any other Loan Party; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations would exceed the Total Revolving Loan Commitment at such time, (y) the aggregate Effective Amount of the Revolving Loans of any Lender, plus such Lender’s Total Lender Risk Participation would exceed such Lender’s Revolving Proportionate Share of the Total Revolving Loan Commitment, or (z) the Effective Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Each Letter of Credit shall be in a form acceptable to the L/C Issuer. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Fifth Restatement Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Fifth Restatement Effective Date and which the L/C Issuer in good faith deems material to it;

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Credit.

(B)subject to Section 2.02(b)(iii), (1) in the case of any Standby Letter of Credit, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal or (2) in the case of any Commercial Letter of Credit, the expiry date of such requested Letter of Credit would occur more than 180 days after the date of issuance or last renewal, in either case unless the Required Lenders have approved such expiry date;

(C)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(D)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer or the terms and conditions of the applicable Letter of Credit Application;

(E)such Letter of Credit is in a face amount less than $25,000, in the case of a Commercial Letter of Credit, or $100,000, in the case of any other type of Letter of Credit, or denominated in a currency other than Dollars;

(F)such Letter of Credit is in violation of the ISP, the UCP or other applicable Governmental Rule; or

(G)any Lender is at such time a Defaulting Lender hereunder, unless such Lender’s Fronting Exposure has been reallocated to other Lenders in accordance with Section 2.16(a), Cash Collateral has been provided as set forth in Section 2.16(c) or the L/C Issuer has entered into arrangements satisfactory to the L/C Issuer with the Borrowers or such Defaulting Lender to eliminate the L/C Issuer’s Fronting Exposure.

(iii)The L/C Issuer shall be under no obligation to amend any Letter of

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(b)Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrowers. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., at least four (4) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit

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(which date shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the account party thereunder, and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which date shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii)Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowers and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Proportionate Share times the amount of such Letter of Credit; provided, however, that the amount of such Lender’s participation shall be adjusted in the manner set forth in Section 2.16(a)(iv). The Administrative Agent shall promptly notify each Lender upon the issuance of a Letter of Credit.

(iii)If the Borrowers so request in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrowers shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms

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hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date

(1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in Section 3.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)	Drawings and Reimbursements; Funding of Participations.

(i)Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrowers and the Administrative Agent of the amount to be paid by the L/C Issuer as a result of such drawing and the date on which payment is to be made by the L/C Issuer to the beneficiary of such Letter of Credit in respect of such drawing; provided, however, that in the case of Commercial Letters of Credit, subsequent notification by routine methods shall be deemed sufficient notice. Not later than 11:00 a.m., on the date of any payment by the L/C Issuer under a Letter of Credit (each such date of payment, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, which may be effected through the debiting of one or more deposit accounts maintained with the Administrative Agent. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s L/C Risk Participation with respect thereto. In such event, the Borrowers shall be deemed to have requested a Revolving Loan Borrowing of Base Rate Loans to be disbursed on the Business Day following the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.02 (other than the delivery of a Notice of Loan Borrowing for Revolving Loans). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.02(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.02(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative

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Agent’s Office in an amount equal to its L/C Risk Participation with respect to the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.02(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan Borrowing because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to Revolving Loans upon the occurrence and during the continuance of an Event of Default. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.02.

(iv)Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.02(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s L/C Risk Participation with respect thereto shall be solely for the account of the L/C Issuer. For the avoidance of doubt, interest shall accrue beginning on the Honor Date for any such draw under a Letter of Credit.

(v)Each Lender’s  obligation  to  make  Revolving  Loans  or L/C Advances to reimburse the L/C Issuer for, or participate in, amounts drawn under Letters of Credit, as contemplated by this Section 2.02(c), shall be absolute and unconditional and shall not be affected by any circumstance, including

(A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.02(c) by the time specified in Section 2.02(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal

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to the daily Federal Funds Rate. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)Repayment of Participations.

(i)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.02(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its L/C Risk Participation with respect to such Letter of Credit in the same funds as those received by the Administrative Agent.

(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its L/C Risk Participation with respect thereto on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the daily Federal Funds Rate.

(e)Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances, including the following:

(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of, or any consent to departure from, all or any of the Loan Documents;

(iii)the existence of any claim, counterclaim, set-off, defense or other right that a Borrower or any other Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

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(iv)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(v)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in- possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(vi)the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

(vii)the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

(viii)the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

(ix)any failure or delay in notice of shipments or arrival of any property;

(x)any error in the transmission of any message relating to a Letter of Credit not caused by the L/C Issuer, or any delay or interruption in any such message;

(xi)any error, neglect or default of any correspondent of the L/C Issuer in connection with a Letter of Credit;

(xii)any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the L/C Issuer;

(xiii)the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the L/C Issuer in connection with a Letter of Credit; or

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(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers.

The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)Role of L/C Issuer. The Borrowers and the Lenders agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in Section 2.02(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which are determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the L/C Issuer’s gross negligence or willful misconduct or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

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(g)Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrowers shall immediately Cash Collateralize the Obligations in an amount equal to the Minimum Collateral Amount. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all cash and deposit account balances described in the definition of “Cash Collateralize” as security for the Obligations. All Cash Collateral shall be maintained in a blocked, non- interest bearing deposit account with the Administrative Agent. Such accounts must be subject to a control agreement pursuant to which the Administrative Agent has “control,” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such Cash Collateral. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable laws, to reimburse the L/C Issuer. Cash Collateral provided under Section 2.06(d), Section 2.16(c) and this Section 2.02(g) shall be released to the Persons legally entitled thereto upon the satisfaction of each of the following conditions:  (x) no Letters of  Credit shall be outstanding, (y) all L/C Obligations shall have been repaid in full, and (z) no Default or Event of Default shall have occurred and be continuing.

(h)Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the “ISP”) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (the “UCP”), shall apply to each Commercial Letter of Credit.

(i)Letter of Credit Fees. The Borrowers shall pay, to the Administrative Agent for the account of each Lender in accordance with its L/C Risk Participation in each Letter of Credit, a Letter of Credit fee for each such Letter of Credit for the period from the date of issuance of such Letter of Credit until the expiry thereof, at a per annum rate equal to the Applicable Margin for SOFR Loans (plus two percent (2.00%) during such time that the Default Rate is in effect with respect to the Obligations pursuant to Section 2.07(c)) applicable from time to time during such period multiplied by the actual daily maximum amount available to be drawn under such Letter of Credit; provided, however, that any fees payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to Section 2.16(c) shall be (x) payable, to the maximum extent permitted by applicable Governmental Rules, to the other Lenders in accordance with the upward adjustments of their respective participations in such Letter of Credit pursuant to Section 2.16(a)(iv) and (y) with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such fee for each Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the

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issuance of such Letter of Credit and on the Letter of Credit Expiration Date. Each such fee, when due, shall be fully earned and when paid, shall be non-refundable. If there is any change in the Applicable Margin for SOFR Loans during any quarter, the Applicable Margin used for the calculation of the Letter of Credit fee shall be the Applicable Margin for SOFR Loans on each day during such quarter.

(j)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, transfer, negotiation, fronting (which fronting fee shall not exceed 0.125% per annum on the face amount of each Letter of Credit), presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

(k)Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.03.	Swing Line.

(a)The Swing Line. On the terms and subject to the conditions set forth herein, the Swing Line Lender shall make loans (each such loan, a “Swing Line Loan”) in Dollars to the Borrowers from time to time on any Business Day during the period from the Fifth Restatement Effective Date up to but not including the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Effective Amount of Revolving Loans of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender’s Revolving Loan Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Total Revolving Loan Commitment at such time, and (ii) the aggregate Effective Amount of the Revolving Loans of any Lender (other than the Swing Line Lender), plus such Lender’s Total Lender Risk Participation shall not exceed such Lender’s Revolving Proportionate Share of the Total Revolving Loan Commitment, and provided, further, that (x) the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan and (y) the Borrowers shall be entitled to no more than five (5) Swing Line Loans in any month. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.03, prepay under Section 2.06, and reborrow under this Section 2.03. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to such Lender’s Swing Line Risk Participation with respect to such Swing Line Loan. If there at any time exists a Defaulting Lender, unless such Lender’s Fronting Exposure has been reallocated to other Lenders in accordance with Section 2.16(a), before making any Swing Line Loans, the Swing Line Lender may condition the provision of such Swing Line Loans on its entering

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into arrangements satisfactory to the Swing Line Lender with the Borrowers or such Defaulting Lender to eliminate the Swing Line Lender’s Fronting Exposure.

(b)Borrowing Procedures. Each Swing Loan Borrowing shall be requested pursuant to the Borrowers’ irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m., on the requested borrowing date, and shall specify (i) the amount to be borrowed, which amount shall be a minimum amount of $50,000 or an integral multiple of $10,000 in excess thereof and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed immediately by the delivery to the Swing Line Lender and the Administrative Agent of a written Notice of Swing Loan Borrowing, appropriately completed and signed by a Responsible Officer of the Borrowers, which notice may be delivered by facsimile or e-mail. Promptly after receipt by the Swing Line Lender of any telephonic Notice of Swing Loan Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Swing Loan Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m., on the date of the proposed Swing Loan Borrowing

(A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.03(a), or (B) that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m., on the borrowing date specified in such Notice of Swing Loan Borrowing, make the amount of its Swing Line Loan available to the Borrowers by crediting the account of the Borrowers on the books of the Swing Line Lender in immediately available funds.

(c)Refinancing of Swing Line Loans.

(i)The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably requests the Swing Line Lender to act on its behalf), under this subsection (c), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Revolving Proportionate Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.01, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.02. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Notice of Loan Borrowing for Revolving Loans promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Revolving Proportionate Share of the amount specified in such Notice of Loan Borrowing for Revolving Loans available to the Administrative Agent in immediately available funds for the account of the Swing

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Line Lender at the Administrative Agent’s Office not later than 12:00 noon, on the day specified in such Notice of Loan Borrowing for Revolving Loans, whereupon, subject to Section 2.03(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)If for any reason any Revolving Loan Borrowing cannot be requested in accordance with Section 2.03(c)(i) or any Swing Line Loan cannot be refinanced by such a Revolving Loan Borrowing, the Notice of Loan Borrowing for Revolving Loans submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.

(iii)If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the daily Federal Funds Rate. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause

(iii) shall be conclusive absent manifest error.

(iv)Each Lender’s obligation to make Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)	Repayment of Participations.

(i)At any time after any Lender has purchased and funded a Swing Line Risk Participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender an amount equal to such Lender’s Swing Line Risk Participation with respect thereto (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Swing Line

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Risk Participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Swing Line Risk Participation thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the daily Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e)Interest for Account of Swing Line Lender. Subject to Section 2.07(c), each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or Swing Line Risk Participation pursuant to this Section 2.03 to refinance such Lender’s Swing Line Risk Participation of any Swing Line Loan, interest in respect of such Swing Line Risk Participation shall be solely for the account of the Swing Line Lender. The Borrowers shall pay accrued interest on the unpaid principal amount of each Swing Line Loan on the last Business Day of each fiscal quarter and at maturity.

(f)Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.04.	Amount Limitations, Commitment Reductions, Etc.

(a)Optional Reduction or Cancellation of Revolving Loan Commitments. From and after the Fifth Restatement Effective Date, the Borrowers may, upon three

(3) Business Days written notice to the Administrative Agent (each a “Reduction Notice”), permanently reduce the Total Revolving Loan Commitment by the amount of

$500,000 or an integral multiple of $50,000 in excess thereof or cancel the Total Revolving Loan Commitment in its entirety; provided, however, that:

(i)The Borrowers may not reduce the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such reduction, the Effective Amount of all Revolving Loans, L/C Obligations and Swing Line Loans then outstanding would exceed the Total Revolving Loan Commitment as so reduced; and

(ii)The Borrowers may not cancel the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such cancellation, any Revolving Loan would then remain outstanding.

Any Reduction Notice shall be irrevocable; provided that any Reduction Notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such

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notice may be revoked by the Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date previously provided in the applicable Reduction Notice) if such condition is not satisfied.

(b)Scheduled and Mandatory Reductions of Commitments.

(i)The Total Revolving Loan Commitment shall be automatically and permanently reduced to zero on the Maturity Date.

(ii)The Total Revolving Loan Commitment shall be automatically and permanently reduced by an amount equal to the maximum amount that would be required to be applied as a mandatory prepayment of the Revolving Loans pursuant to Section 2.06(c)(iii), (v) or (vi) if the Effective Amount of the Revolving Loans was then equal to the amount of the Total Revolving Loan Commitment (but without regard to the actual usage of the Total Revolving Loan Commitment), such reduction to be effective on the date of the required prepayment;  provided  that  if  equity  proceeds  are  received  under Section 2.06(c)(v) for an Investment for which the Collateral related thereto is pledged to the Administrative Agent within ninety (90) days of the receipt of such proceeds, then there shall be no reduction in the Total Revolving Loan Commitment in connection therewith.

(c)Effect of Revolving Loan Commitment Adjustments. From the effective date of any reduction or increase of the Total Revolving Loan Commitment, the Commitment Fees payable pursuant to Section 2.05(b) shall be computed on the basis of the Total Revolving Loan Commitment as so reduced or increased. Once reduced or cancelled, the Total Revolving Loan Commitment may not be increased or reinstated without the prior written consent of all Lenders (except as permitted under Section 2.01(b)). Any reduction of the Total Revolving Loan Commitment pursuant to Section 2.04(a) shall be applied ratably to reduce each Lender’s Revolving Loan Commitment in accordance with clause (i) of Section 2.10(a).

2.05.	Fees.

(a)Fees. The Borrowers shall pay to the Administrative Agent, for its own account, agent’s fees and other compensation in the amounts and at the times set forth in the Fee Letter and any fees set forth in any fee letter or agreement executed in connection with any increase under Section 2.01(b).

(b)Commitment Fee. The Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders (other than any Defaulting Lender with respect to the period during which it is a Defaulting Lender) as provided in clause (iv) of Section 2.10(a), a commitment fee (collectively, the “Commitment Fee”) equal to the Commitment Fee Percentage multiplied by the daily average Unused Revolving Commitment for the period beginning on the Fifth Restatement Effective Date and ending on the Maturity Date. The Borrowers shall pay the Commitment Fee in arrears on the last Business Day in each fiscal quarter (commencing with the first full fiscal quarter

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ending after the Fifth Restatement Effective Date) and on the Maturity Date (or if the Total Revolving Loan Commitment is cancelled on a date prior to the Maturity Date, on such prior date).

2.06.	Prepayments.

(a)Terms of All Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.06(b), a mandatory prepayment required by Section 2.06(c) or a mandatory prepayment required by any other provision of this Agreement or the other Loan Documents, including a prepayment upon acceleration), the Borrowers shall pay (i) if a SOFR Loan is being prepaid under Section 2.06(b) or Section 2.06(c), to the Administrative Agent for the account of the Lender that made such SOFR Loan all accrued interest to the date of such prepayment on the amount prepaid, (ii) if a prepayment is made upon acceleration, to the Administrative Agent for the account of the Lender that made such Loan all accrued interest and fees to the date of such prepayment on the amount prepaid and (iii) to such Lender if such prepayment is the prepayment of a SOFR Loan on a day other than the last day of an Interest Period for such SOFR Loan, all amounts payable to such Lender pursuant to Section 2.13.

(b)Optional Prepayments.

(i)At its option, the Borrowers may, without premium or penalty but subject to Section 2.13 in the case of SOFR Loans, upon one (1) Business Day’s notice from the Borrowers to the Administrative Agent in the case of Base Rate Loans or three (3) U.S. Government Securities Business Days’ notice from the Borrowers to the Administrative Agent in the case of SOFR Loans, prepay the Loans in any Borrowing and all accrued but unpaid interest thereon in part, in a minimum principal amount of $50,000 or an integral multiple of $10,000 in excess thereof, or in whole. Each such notice shall specify the date and amount of such prepayment; provided that if such prepayment is on any day other than on the last day of the Interest Period applicable to such SOFR Loan, the Borrowers shall be subject to the payments required by Section 2.13. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that any such notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by written notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. If no Default has occurred and is continuing, all prepayments under this Section 2.06(b) which are applied to reduce the principal amount of the Loans shall be applied to the Loans as directed by the Borrowers. If the Borrowers fail to direct the application of any such prepayments, then such prepayments shall be applied first to the accrued but unpaid interest on and then any principal of the Swing Line Loans until paid in full, second to the accrued but unpaid interest on and then any principal of the Revolving Loans until paid in full and finally to Cash Collateralize the Obligations in an amount equal to the Effective Amount of the

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L/C Obligations. In each case, to the extent possible, such principal payment shall be first applied to prepay Base Rate Loans and then if any funds remain, to prepay SOFR Loans; provided that if an Event of Default has occurred and is continuing at the time any such prepayment is made, the Lenders shall apply such prepayments to such Obligations as the Administrative Agent may determine in its discretion which determination shall be effective as to all Lenders (but for regulatory purposes, the Lenders may apply such payments internally as they shall determine).

(ii)At its option, the Borrowers may, upon notice by the Borrowers to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $50,000 or an integral multiple of $10,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)Mandatory Prepayments.The Borrowers shall prepay(or Cash Collateralize, as applicable) the Obligations as follows:

(i)If, at any time, the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations then outstanding exceeds the Total Revolving Loan Commitment at such time, the Borrowers shall immediately

(A) prepay the Swing Line Loans to the extent Swing Line Loans in a sufficient amount are then outstanding, (B) then prepay the Revolving Loans to the extent Revolving Loans in a sufficient amount are then outstanding and (C) otherwise, Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations, in an aggregate principal amount equal to such excess.

(ii)The Borrowers shall repay each Swing Line Loan on the earlier to occur of (A) the second Swing Line Settlement Date occurring after such Swing Line Loan is made and (B) the Maturity Date.

(iii)If, at any time after the Fifth Restatement Effective Date, any Loan Party sells or otherwise disposes of any assets (other than sales permitted under Section 5.02(c) (excluding clause (iii) thereof)) and the Net Proceeds of such sale or other disposition, when added to the Net Proceeds of all such sales or dispositions by the Loan Parties during the term of this Agreement, in the aggregate,  exceed  $2,500,000,  the  Borrowers  shall,  not  later  than  five

(5) Business Days after the completion of each such sale or other disposition which results in such excess or an increase in such excess, prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the

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manner set forth in Section 2.06(d), in each case, in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such excess or increase in such excess. Notwithstanding the foregoing, the Borrowers shall not be required to make a prepayment pursuant to this Section 2.06(c)(iii) with respect to any sale or other disposition (a “Relevant Sale”) if the Borrowers advise the Administrative Agent in writing within four (4) Business Days after the time the Net Proceeds from such Relevant Sale are received that the applicable Loan Party intends to reinvest all or any portion of such Net Proceeds in replacement assets to the extent the acquisition of such replacement assets occurs within 180 days from the date of such Relevant Sale. If, at any time after the occurrence of a Relevant Sale and prior to the acquisition of the related replacement assets, the 180-day period provided in the preceding sentence shall elapse or an Event of Default shall occur, then the Borrowers shall immediately prepay (or Cash Collateralize, as applicable), the outstanding Loans and other Obligations in the amount and in the manner described in the first sentence of this Section 2.06(c)(iii).

(iv)[Reserved].

(v)If, at any time after the Fifth Restatement Effective Date, any Loan Party issues or sells any Equity Securities or receives any capital contribution from any other Person, the Borrowers shall, immediately after such issuance or sale, prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the manner set forth in Section 2.06(d), in each case, in an aggregate principal amount equal to fifty percent (50%) of the Net Proceeds of such Equity Securities.

(vi)Not later than five (5) Business Days after the date (the “Receipt Date”) of receipt by a Loan Party (or the Administrative Agent) of any Net Insurance Proceeds or Net Condemnation Proceeds which exceed $2,000,000 in connection with a particular circumstance or event, the Borrowers shall prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the manner set forth in Section 2.06(d) in an amount equal to such Net Insurance Proceeds or Net Condemnation Proceeds. Notwithstanding the foregoing, the Borrowers shall not be required to make a prepayment pursuant to this Section 2.06(c)(vi) with respect to any particular Net Insurance Proceeds or Net Condemnation Proceeds if (A) the Borrowers advise the Administrative Agent in writing within four (4) Business Days after the related Receipt Date that it or another Loan Party intends to repair, restore or replace the assets from which such Net Insurance Proceeds or Net Condemnation Proceeds were derived to the extent such repair, restoration or replacement is completed within 180 days after the related Receipt Date and (B) the Net Insurance Proceeds or Net Condemnation Proceeds are sufficient to defray the entire cost of such repair, restoration or replacement or if not, the Borrowers have deposited with the Administrative Agent good funds equal to the difference between the cost of such repair, restoration or replacement and the amount of Net Insurance Proceeds or Net Condemnation Proceeds deposited with the Administrative Agent, and such funds

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and proceeds will be held by the Administrative Agent and disbursed under procedures established by the Administrative Agent in good faith. If, at any time after the occurrence of a Receipt Date and prior to the completion of the corresponding repair, restoration or replacement, the applicable 180-day period provided in the preceding sentence shall elapse without the completion of the related repair, restoration or replacement, or the Borrowers shall fail to provide and deposit the funds and proceeds required under clause (B) above, or an Event of Default shall occur, then the Borrowers shall immediately prepay (or Cash Collateralize, as applicable) the outstanding Loans and other Obligations in the amount and in the manner described in the first sentence of this Section 2.06(c)(vi). If the Borrowers have provided the written notice contemplated by the prior sentence, then until such Net Insurance Proceeds or Net Condemnation Proceeds are needed to pay for the related repair, restoration or replacement such proceeds shall be held by the Administrative Agent as Collateral in an interest bearing account with the Administrative Agent as directed by the Borrowers. No right to apply proceeds to repair, restoration or replacement shall exist if any such repair, restoration or replacement cannot reasonably be completed prior to 180 days before the Maturity Date.

(vii)The Borrowers shall deliver to the Administrative Agent, at the time of each prepayment (or Cash Collateralization, as applicable) required under this Section 2.06(c), (A) a certificate signed by the chief financial officer, vice president of finance or treasurer of the Borrowers setting forth in reasonable detail the calculation of the amount of such prepayment and (B) to the extent practicable, at least three days prior written notice of such prepayment (or Cash Collateralization, as applicable). Each notice of prepayment (or Cash Collateralization, as applicable) shall specify the prepayment (or Cash Collateralization, as applicable) date and the Type and principal amount of each Loan to be prepaid. In the event that the Borrowers shall subsequently determine that the actual amount was greater than the amount set forth in such certificate, the Borrowers shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and the Borrowers shall concurrently therewith deliver to the Administrative Agent a certificate signed by the chief financial officer, vice president of finance or treasurer of the Borrowers demonstrating the derivation of the additional amount resulting in such excess.

(d)Application of Loan Prepayments. All prepayments required under Sections 2.06(c)(iii)-(vi) shall be applied: (A) first, to prepay the Swing Line Loans to the extent Swing Line Loans are then outstanding, (B) then to prepay the Revolving Loans to the extent Revolving Loans are then outstanding and (C) then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations. Without modifying the order of application of prepayments set forth in the preceding sentence, all such prepayments shall, to the extent possible, be first applied to prepay Base Rate Loans and then if any funds remain, to prepay SOFR Loans.

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2.07.	Other Payment Terms.

(a)Place and Manner. All payments to be made by the Borrowers under this Agreement or any other Loan Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrowers shall make all payments due to each Lender or the Administrative Agent under this Agreement or any other Loan Document by payments to the Administrative Agent at the Administrative Agent’s office located at the address specified in Section 8.01, with each payment due to a Lender to be for the account of such Lender and such Lender’s Applicable Lending Office. The Borrowers shall make all payments under this Agreement or any other Loan Document in Dollars in same day or immediately available funds not later than 12:00 noon on the date due. The Administrative Agent shall promptly disburse to each Lender each payment received by the Administrative Agent for the account of such Lender.

(b)Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)Default Rate. Upon the occurrence and during the continuation of any Event of Default other than an Event of Default described in Section 6.01(a), (f) or (g), at the option of the Required Lenders, from and after the date of such Event of Default (or such later date designated by the Required Lenders) until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as may be required by this Agreement), the Borrowers shall pay interest on the aggregate, outstanding amount of all Obligations hereunder at a per annum rate equal to the otherwise applicable interest rate plus two percent (2.00%) or, if no such per annum rate is applicable to any such Obligations, at a per annum rate equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus two percent (2.00%) (the “Default Rate”) payable on demand. Upon the occurrence and during the continuation of an Event of Default described in Section 6.01(a), (f) or (g) until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as may be required by this Agreement), the Borrowers shall pay interest on the aggregate, outstanding amount of all Obligations hereunder at a per annum rate equal to the Default Rate (such Default Rate becoming effective on such date of occurrence of such Event of Default without notice and shall be immediately due and payable without notice or demand). Overdue interest shall itself bear interest at the Default Rate, and shall be compounded with the principal Obligations daily, to the fullest extent permitted by applicable Governmental Rules.

(d)Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Loan Documents, second to accrued interest then due and payable under this Agreement or the other Loan Documents and finally to reduce the principal amount of outstanding Loans and L/C Borrowings. The proceeds of the Collateral will be applied as set forth in Section 6.02.

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(e)Failure to Pay the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers at least one (1) Business Day prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full, the Administrative Agent shall be entitled to assume that the Borrowers have made or will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be paid to the Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a per annum rate equal to the daily Federal Funds Rate. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.07(e) shall be conclusive absent manifest error.

2.08.	Loan Accounts; Notes.

(a)Loan Accounts. The obligation of the Borrowers to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a “Loan Account”), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Section 2.08(b) and Section 2.08(c). Each Lender shall record in its Loan Accounts (i) the date and amount of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan and the effective dates of all changes thereto, (iii) the Interest Period for each SOFR Loan, (iv) the date and amount of each principal and interest payment on each Loan and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by the Borrowers hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrowers’ Obligations. The Loan Accounts shall be conclusive absent manifest error as to the matters noted therein. In addition to the Loan Accounts, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

(b)Revolving Loan Notes. If requested by a Lender, such Lender’s Revolving Loans shall be evidenced by a promissory note in the form of Exhibit E (individually, a “Revolving Loan Note”) which note shall be (i) payable to the order of such Lender, (ii) in the amount of such Lender’s Revolving Loan Commitment,

(iii) dated the Fifth Restatement Effective Date or other date acceptable to such Lender and (iv) otherwise appropriately completed. The Borrowers authorize each Lender to record on the schedule annexed to such Lender’s Revolving Loan Note the date and amount of each Revolving Loan made by such Lender and of each payment or

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prepayment of principal thereon made by the Borrowers, and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrowers’ Obligations. The Borrowers further authorize each Lender to attach to and make a part of such Lender’s Revolving Loan Note continuations of the schedule attached thereto as necessary. If, because any Lender designates separate Applicable Lending Offices for Base Rate Loans and SOFR Loans, such Lender requests that separate promissory notes be executed to evidence separately such Revolving Loans, then each such note shall be in the form of Exhibit E, mutatis mutandis to reflect such division, and shall be (w) payable to the order of such Lender, (x) in the amount of such Lender’s Revolving Loan Commitment, (y) dated the Fifth Restatement  Effective Date or  other date acceptable to such  Lender  and

(z) otherwise appropriately completed. Such notes shall, collectively, constitute a Revolving Loan Note.

(c)Swing Loan Notes. The Swing Line Lender’s Swing Line Loans shall be evidenced by a promissory note in the form of Exhibit F (individually, a “Swing Loan Note”) which note shall be (i) payable to the order of the Swing Line Lender, (ii) in the amount of the Swing Line Lender’s Swing Line Loans, (iii) dated the Fifth Restatement Effective Date or other date acceptable to the Swing Line Lender and (iv) otherwise appropriately completed.

2.09.	Loan Funding.

(a)Lender Funding and Disbursement to the Borrowers. Each Lender shall, before 11:00 a.m. on the date of each Borrowing, make available to the Administrative Agent at the Administrative Agent’s office specified in Section 8.01, in same day or immediately available funds, such Lender’s Revolving Proportionate Share of such Borrowing. After the Administrative Agent’s receipt of such funds and upon satisfaction of the applicable conditions set forth in Section 3.02 (if such Borrowing is the Loans made or Letter of Credit issued on the Fifth Restatement Effective Date, Section 3.01), the Administrative Agent shall promptly make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the joint account of the Borrowers maintained by the Borrowers on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrowers; provided, however, that if, on the date of the Borrowing there are Swing Line Loans and/or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrowers as provided above.

(b)Lender Failure to Fund. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Revolving Proportionate Share of such Borrowing, the Administrative Agent shall be entitled to assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.09(a), and the Administrative Agent

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may on such date, in reliance upon such assumption, disburse or otherwise credit to the Borrowers a corresponding amount. If any Lender does not make the amount of such Lender’s Revolving Proportionate Share of any Borrowing available to the Administrative Agent on or prior to the date of such Borrowing, such Lender shall pay to the Administrative Agent, on demand, interest which shall accrue on such amount from the date of such Borrowing until such amount is paid to the Administrative Agent at per annum rates equal to the daily Federal Funds Rate. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.09(b) shall be conclusive absent manifest error with respect to such amount. If the amount of any Lender’s Revolving Proportionate Share of any Borrowing is not paid to the Administrative Agent by such Lender within three (3) Business Days after the date of such Borrowing, the Borrowers shall repay such amount to the Administrative Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to the Borrowers until the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.

(c)Lenders’ Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing or to fund participations in Letters of Credit and Swing Line Loans to be funded by it shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Borrowing or fund its participations in Letters of Credit and Swing Line Loans, but, except as a result of a reallocation of a Defaulting Lender’s Revolving Proportionate Share of the Effective Amount of L/C Obligations and Swing Line Loans pursuant to Section 2.16(a)(iv), no Lender shall be obligated in any way to make any Loan or fund any participation in Letters of Credit or Swing Line Loans which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender on the date of any Borrowing or to fund any participation required to be funded by such other Lender.

2.10.	Pro Rata Treatment.

(a)Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein (including (x) as set forth in Section 2.17 and (y) the application of funds provided for under Section 2.16(a)(ii) arising from the existence of a Defaulting Lender and the termination of the unused Revolving Loan Commitment of a Defaulting Lender provided for under Section 2.16(a)(vi)):

(i)Each Revolving Borrowing and reduction of the Total Revolving Loan Commitment shall be made or shared among the Lenders pro rata according to their respective Revolving Proportionate Shares;

(ii)Each payment of principal on Loans in any Borrowing or on any L/C Advances in any L/C Borrowing shall be shared among the Lenders which hold the Loans in such Borrowing or the L/C Advances in such L/C Borrowing pro rata according to the respective unpaid principal amounts of such Loans or L/C Advances then owed to such Lenders; provided, however, during any time

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there is a Defaulting Lender, each payment of principal on Loans or L/C Advances shall be shared by only the Non-Defaulting Lenders that made such Loans or L/C Advances pro rata according to the respective unpaid principal amounts of such Loans or L/C Advances then owed to such Non-Defaulting Lenders until the unpaid principal amounts of all Loans or L/C Advances, as applicable, are held by all Lenders according to their respective Revolving Proportionate Shares; provided, further that (x) no Extension shall in and of itself constitute a payment or prepayment of the Loans and (y) any actions permitted by Section 2.17 (including permitted modifications of pricing, amortization and repayment or prepayment of Extended Revolving Loans and Extended Revolving Loan Commitments) shall not give rise to any violation of this Section 2.10;

(iii)Each payment of interest on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

(iv)Each payment of Commitment Fees payable under Section 2.05(b) and Letter of Credit fees payable under Section 2.02(i) shall be shared among the Lenders with Revolving Loan Commitments (except for Defaulting Lenders) pro rata according to (A) their respective Revolving Proportionate Shares and (B) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender;

(v)Each payment of interest (other than interest on Loans or interest in respect of Lender Rate Contracts or Lender Bank Products) shall be shared among the Lenders and the Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and the Administrative Agent and (B) the dates on which such amounts became owing to such Lenders and the Administrative Agent;

(vi)Letter of Credit fees payable under Section 2.02(i) shall be shared among the Lenders with Revolving Loan Commitments (other than Defaulting Lenders who have not provided Cash Collateral satisfactory to the L/C Issuer pursuant to Section 2.16(c)) and the L/C Issuer pro rata according to their respective L/C Risk Participations and Fronting Exposure with respect to the applicable Letters of Credit;

(vii)Each payment of any fees due in connection with any amendment hereto or any waiver of or forbearance from any Event of Default existing hereunder shall be shared among those Lenders consenting to such amendment, waiver or forbearance or as otherwise agreed to by such Lenders; and

(viii)All other payments under this Agreement and the other Loan Documents (including, without limitation, fees paid in connection with any

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amendment, consent, waiver or the like) shall be for the benefit of the Person or Persons specified and entitled to payment.

(b)Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, in excess of its ratable share of payments on account of the Loans and the L/C Obligations obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans and/or participations in L/C Obligations or in Swing Line Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of

(i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

For the avoidance of doubt, the provisions of this Section 2.10(b) shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including (1) the sharing of principal payments among Non-Defaulting Lenders pursuant to the proviso to Section 2.10(a)(ii) and (2) the application of funds provided for under Section 2.16(a)(ii) arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations or in Swing Line Loans to any assignee or participant.

2.11.	Change of Circumstances.

(a)Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrowers. Upon notice thereof by the Administrative Agent to the Borrowers, any

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obligation of the Lenders to make SOFR Loans, and any right of the Borrowers to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.

(b)Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrowers that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrowers to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.

(c)Benchmark Replacement Setting.

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(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.11(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.11(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required herein.

(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the

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definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non- representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(d)Illegality. If any Change of Law shall make it unlawful or impossible for any Lender to make or maintain any SOFR Loan, such Lender shall immediately notify the Administrative Agent and the Borrowers in writing of such Change of Law. Upon receipt of such notice, (i) the Borrowers’ right to request the making of, conversion to or a new Interest Period for SOFR Loans with respect to such Lender shall be terminated, and (ii) the Borrowers shall, at the request of such Lender, either (A) pursuant to Section 2.01(e), as the case may be, convert any such then outstanding SOFR Loans of such Lender into Base Rate Loans at the end of the current Interest Period for such SOFR Loans or (B) immediately repay or convert any such SOFR Loans of such Lender if such Lender shall notify the Borrowers that such Lender may not lawfully continue to fund and maintain such SOFR Loans. Any conversion or prepayment of SOFR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such SOFR Loans shall not be deemed a prepayment thereof for purposes of Section 2.13. After any Lender notifies the Administrative Agent and the Borrowers of such a Change of Law and until such Lender notifies the Administrative Agent and the Borrowers that it is no longer unlawful or impossible for such Lender to make or maintain a SOFR Loan, all Revolving Loans of such Lender shall be Base Rate Loans.

(e)Increased Costs. If any Change of Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or

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(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or any such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to the Administrative Agent or such Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender (whether of principal, interest or any other amount) then, upon request of the Administrative Agent or such Lender, the Borrowers will, within five (5) Business Days after written demand therefor, pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such additional costs incurred or reduction suffered. The obligations of the Borrowers under this Section 2.11(e) shall survive the payment and performance of the Obligations and the termination of this Agreement.

(f)Capital Requirements. If any Lender determines that any Change of Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change of Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will, within five (5) Business Days after written demand therefor, pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. The obligations of the Borrowers under this Section 2.11(e) shall survive the payment and performance of the Obligations and the termination of this Agreement.

(g)Certificates for Reimbursement. A certificate of the Administrative Agent or a Lender, as applicable, setting forth the amount or amounts necessary to compensate the Administrative Agent or such Lender or its holding company, as the case may be, as specified in Section 2.11(d) or Section 2.11(e) and delivered to the Borrowers, shall be conclusive absent manifest error. The Borrowers shall pay the Administrative Agent or such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

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(h)Delay in Requests. Failure or delay on the part of the Administrative Agent or any Lender to demand compensation pursuant to Section 2.11(d) or Section 2.11(e) shall not constitute a waiver of the Administrative Agent’s or such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate the Administrative Agent or a Lender pursuant to Section 2.11(d) or Section 2.11(e) for any increased costs incurred or reductions suffered more than 270 days prior to the date that the Administrative Agent or such Lender, as the case may be, notifies the Borrowers of the Change of Law giving rise to such increased costs or reductions, and of the Administrative Agent’s or such Lender’s intention to claim compensation therefor (except that, if the Change of Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).

2.12.	Taxes on Payments.

(a)Defined Terms. For purposes of this Section Taxes on Payments, the term “Lender” includes any L/C Issuer and the term “applicable law” includes FATCA.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by

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the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.12, the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.05 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W- 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E a

U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other

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certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered becomes inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(h)Survival. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.12 shall survive the payment in full of principal, interest and all other Obligations hereunder.

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(i)Tax Returns. Nothing contained in this Section 2.12 shall require the Administrative Agent or any Lender to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

2.13.Funding Loss Indemnification. If the Borrowers, including as a result of an assignment required by Section 2.15(b), shall (a) repay, prepay or convert any SOFR Loan on any day other than the last day of the applicable Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any SOFR Loan or for which a Notice of Loan Borrowing has been delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), (c) fail to convert any Revolving Loans into SOFR Loans in accordance with a Notice of Conversion delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (d) fail to continue a SOFR Loan for which a Notice of Interest Period Selection has been delivered to the Administrative Agent, the Borrowers shall pay to the appropriate Lender within five (5) Business Days after demand a prepayment fee, failure to borrow fee, failure to convert fee or failure to continue fee, as the case may be (determined as though 100% of the SOFR Loan had been funded in the applicable market as reasonably determined by the Administrative Agent) equal to the sum of:

(a)the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the Adjusted Term SOFR plus the Applicable Margin for SOFR Loans if that amount had remained or been outstanding through the last day of the applicable Interest Period exceeds (ii) the interest that such Lender could recover by placing such amount on deposit in the applicable market as reasonably determined by the Administrative Agent for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Interest Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus

(b)All reasonable and customary out-of-pocket expenses incurred by such Lender reasonably attributable to such payment, prepayment or failure to borrow.

Each Lender’s determination of the amount of any prepayment fee payable under this Section 2.13 shall be demonstrated pursuant to calculations in reasonable detail and shall be conclusive in the absence of manifest error. The obligations of the Borrowers under this Section 2.13 shall survive the payment and performance of the Obligations and the termination of this Agreement.

2.14.	Security.

(a)Security Documents. The Loans, together with all other Obligations, shall be secured by the Liens granted by the Borrowers under the Security Documents. All obligations of a Guarantor under the Loan Documents shall be secured by the Liens granted by such Guarantor under the Security Documents. So long as the terms thereof are in compliance with this Agreement, each Lender Rate Contract and Lender Bank

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Product shall be secured by the Lien of the Security Documents with the priority set forth in Section 6.02.

(b)Further Assurances. The Borrowers shall deliver, and shall cause each Guarantor to deliver, to the Administrative Agent such mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language), control agreements, and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as the Administrative Agent may reasonably request to:

(i)grant, perfect, maintain, protect and evidence security interests in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lender Parties, in any or all present and future property of the Borrowers and the Guarantors prior to the Liens or other interests of any Person, except for Permitted Liens; and

(ii)otherwise establish, maintain, protect and evidence the rights provided to the Administrative Agent, for the benefit of the Administrative Agent and the Lender Parties, pursuant to the Security Documents.

The Borrowers shall fully cooperate with the Administrative Agent and the Lenders and perform all additional acts requested by the Administrative Agent or any Lender to effect the purposes of this Section 2.14.

2.15.	Lender Mitigation; Replacement of the Lenders.

(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 2.11(d), or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11(d) or Section 2.12, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders. If (i) any Lender requests compensation under Section 2.11(d) or Section 2.11(e), (ii) the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.15(a), (iii) any Lender is a Defaulting Lender or a Non-Consenting Lender, or

(iv) any Loan Party shall receive a notice from any applicable Governmental Authority

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that a Lender is no longer qualified or suitable to make Loans to one or more Borrowers under the applicable Gaming Laws (and such Lender is notified by the Borrowers and the Administrative Agent in writing of such disqualification), including because such Lender has been denied a License, qualification or finding of suitability or has failed to deliver information required under the applicable Gaming Laws, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.05), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11(d), Section 2.11(e) or Section 2.12) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 8.05;

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.11) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 2.11(d) or Section 2.11(e) or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with applicable law; and

(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

2.16.	Defaulting Lenders.

(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, modification, supplement, extension, termination, waiver or consent with respect to this Agreement or any other Loan Document shall be

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restricted as set forth in the definition of Required Lenders and in the Defaulting Lender Amendment Paragraph.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 6.02 or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16(c); fourth, as the Borrowers may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16(c); sixth, to the payment of any amounts owing to the Administrative Agent, the Lenders, the L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by the Administrative Agent, any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if

(x) such payment is a payment of the principal amount of any Loans or L/C Borrowing in respect of which such Defaulting Lender has not fully funded its appropriate share, and

(y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Revolving Loan Commitments under the applicable this Agreement without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

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(A)Any Defaulting Lender shall not be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive Letter of Credit fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16(a)(v).

(C)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrowers shall

(x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Proportionate Shares (calculated without regard to such Defaulting Lender’s Revolving Loan Commitment) but only to the extent that such reallocation does not cause the sum of (I) the Effective Amount of all Revolving Loans made by such Non- Defaulting Lender outstanding at such time and (II) such Non-Defaulting Lender’s Total Lender Risk Participation at such time to exceed such Non-Defaulting Lender’s Revolving Loan Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.16(c).

(vi)Termination of Revolving Loan Commitment. The Borrowers may terminate the unused amount of the Revolving Loan Commitment of a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of clause (ii) above will apply to all amounts thereafter paid by the Borrowers for the

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account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination will not be deemed to be a waiver or release of any claim the Borrowers, the Administrative Agent, the L/C Issuer or any Lender may have against such Defaulting Lender.

(b)Defaulting Lender Cure. If the Borrowers, the Administrative Agent and the L/C Issuer and the Swing Line Lender agree in writing in their sole discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with their Revolving Proportionate Shares (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)Cash Collateral Provisions.

(i)At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(ii)The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the L/C Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (iii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuer as herein provided (other than Permitted Liens), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iii)Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.16 in respect of Letters of

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Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iv)Cash Collateral (or the appropriate portion thereof) provided to reduce the L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.16(c) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Lender status of the applicable Defaulting Lender), or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided that, subject to this Section 2.16 the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

(d)New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) the L/C Issuer shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.17.	Amend and Extend Transactions.

(a)The Borrowers may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the maturity date of any Loans and Revolving Loan Commitments to the extended maturity date specified in such notice. Such notice shall (i) set forth the amount of the Revolving Loan Commitments that will be subject to the Extension (which shall be in minimum increments of $1,000,000 and a minimum amount of

$50,000,000), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the relevant Revolving Loan Commitments to which such Extension relates. Each Lender shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Borrower. If the aggregate principal amount of Revolving Loan Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Loan Commitments subject to the Extension Offer as set forth in the Extension notice, then the Revolving Loan Commitments of applicable Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.

(b)The following shall be conditions precedent to the effectiveness of any Extension: (i) no Default or Event of Default shall have occurred and be continuing immediately

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prior to and immediately after giving effect to such Extension, (ii) the representations and warranties set forth in Article IV and in each other Loan Document shall be deemed to be made and shall be true and correct in all material respects on and as of the effective date of such Extension, (iii) the L/C Issuer and the Swing Line Lender shall have consented to any Extension of the Revolving Loan Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swing Line Loans at any time during the extended period and (iv) the terms of such Extended Revolving Loan Commitments shall comply with paragraph (c) of this Section.

(c)The terms of each Extension shall be determined by the Borrowers and the applicable extending Lenders and set forth in an Extension Amendment; provided that (i) the final maturity date of any Extended Revolving Loan Commitment shall be no earlier than the Maturity Date, (ii) there shall be no scheduled amortization of the loans or reductions of commitments under any Extended Revolving Loan Commitments, (iii) the Extended Revolving Loans will rank pari passu in right of payment and with respect to security with the existing Revolving Loans and the borrower and guarantors of the Extended Revolving Loan Commitments or shall be the same as the Borrowers and Guarantors with respect to the existing Revolving Loans, (iv) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Extended Revolving Loan Commitment (and the Extended Revolving Loans thereunder) shall be determined by the Borrowers and the applicable extending Lenders,

(v) borrowing and prepayment of Extended Revolving Loans, or reductions of Extended Revolving Loan Commitments, and participation in Letters of Credit and Swing Line Loans, shall be on a pro rata basis with the other Revolving Loans or Revolving Loan Commitments (other than upon the maturity of the non-extended Revolving Loans’ Revolving Loan Commitments) and (vi) the terms of the Extended Revolving Loan Commitments shall be substantially identical to the terms set forth herein (except as set forth in clauses (i) through (v) above).

(d)In connection with any Extension, the Borrowers, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower Representative, to implement the terms of any such Extension, including any amendments necessary to establish Extended Revolving Loan Commitments as a new class or tranche of Revolving Loan Commitments and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new class or tranche (including to preserve the pro rata treatment of the extended and non-extended classes or tranches and to provide for the reallocation of Revolving Loans (and participations in Letters of Credit and Swing Line Loans) upon the expiration or termination of the commitments under any class or tranche), in each case on terms consistent with this section.

ARTICLE III. CONDITIONS PRECEDENT.

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3.01.Initial Conditions Precedent. The Fifth Restatement Effective Date and the effectiveness of this Agreement are subject to the satisfaction or waiver of the conditions set forth on Schedule 3.01 and receipt by the Administrative Agent, on or prior to the Fifth Restatement Effective Date, of each item listed on Schedule 3.01, each in form and substance satisfactory to the Administrative Agent and each Lender.

3.02.Conditions Precedent to each Credit Event. The occurrence of each Credit Event (including the initial Borrowing) is subject to the further conditions that:

(a)The Borrowers shall have delivered to the Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, the Notice of Borrowing or Letter of Credit Application, as the case may be, for such Credit Event in accordance with this Agreement;

(b)On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

(i)The representations and warranties of the Loan Parties set forth in Article IV and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);

(ii)No Default or Event of Default has occurred and is continuing or will result from such Credit Event; and

(iii)No material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Loan Parties (taken as a whole) having occurred since December 31, 2021.

The submission by the Borrowers to the Administrative Agent of each Notice of Borrowing and each Letter of Credit Application shall be deemed to be a representation and warranty by the Borrowers that each of the statements set forth above in Section 3.02(b) is true and correct as of the date of such notice.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.

4.01.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrowers hereby represent and warrant to the Administrative Agent and the Lenders for the Borrowers and each of the other Loan Parties as follows and agrees that each of said representations and warranties shall be deemed to survive until full and complete payment and performance of the Obligations and shall apply anew to each Borrowing hereunder:

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(a)Due Formation, Qualification, etc. Each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license and where the failure to be so qualified or licensed, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(b)Authority. The execution, delivery and performance by each Loan Party of each Loan Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated thereby (i) are within the power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.

(c)Enforceability. Each Loan Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)Non-Contravention. The execution and delivery by each Loan Party of the Loan Documents executed by such Loan Party and the performance and consummation of the transactions (including the use of Loan and Letter of Credit proceeds) contemplated thereby do not (i) violate any Requirement of Law applicable to such Loan Party; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Administrative Agent for the benefit of the Lender Parties pursuant to this Agreement or the other Loan Documents), (iv) result in a revocation, termination or other material restriction on any Licenses material to the business, operations or properties of the Loan Parties or (v) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject.

(e)Approvals.

(i)Except as provided in Nevada Gaming Commission Regulations 3.020 or 8.130 with respect to Atlantis Casino Resort Spa, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the equity holders of any Person) is required in connection with the borrowing of Loans, the granting of Liens under the Loan Documents, the execution and

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delivery of the Loan Documents (or any documents executed in connection therewith) executed by any Loan Party or the performance or consummation of the transactions contemplated hereby and thereby, except for those which have been made or obtained and are in full force and effect.

(ii)All Governmental Authorizations required for the activities and operations of the Loan Parties (including gaming operations) and the ownership of all property owned, operated or leased by the Loan Parties have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except where any such failure to obtain such Governmental Authorizations or any such conflict or restriction could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party has received any written notice or other written communications from any Governmental Authority regarding (A) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Governmental Authorization or License, or (B) any other limitations on the conduct of business by such Loan Party, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(iii)No Governmental Authorization is required for either (x) the pledge or grant by any Loan Party as applicable of the Liens purported to be created in favor of the Administrative Agent in connection herewith or any other Loan Document or (y) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by any Governmental Rule), except for (1) such Governmental Authorizations that have been obtained and are in full force and effect and fully disclosed to Administrative Agent in writing, and (2) filings or recordings contemplated in connection with this Agreement or any Security Document.

(f)No Violation or Default. No Loan Party is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person (including Gaming Laws) or (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, could result in such a violation or default), where, in each case, such violation or default could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

(g)Litigation. Except as set forth in Schedule 4.01(g), no actions (including derivative actions), suits, proceedings (including arbitration proceedings or mediation proceedings) or investigations are pending or threatened against any Loan Party at law or in equity in any court, arbitration proceeding or before any other Governmental Authority which (i) could reasonably be expected to (alone or in the aggregate) have a Material Adverse Effect or (ii) seek to enjoin, either directly or indirectly, the execution, delivery or performance by any Loan Party of the Loan Documents or the transactions

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contemplated thereby (or any documents executed in connection therewith or the transactions contemplated thereby).

(h)Real Property, Etc.

(i)All real property owned or leased by the Loan Parties is described (including, as to real property owned, a legal description) in Schedule 4.01(h) (as supplemented from time to time by the Borrowers in a notice delivered pursuant to Section 5.01(a)(x)). The Loan Parties own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements of Parent delivered to the Administrative Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by the Loan Parties since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement), except in each case, such defects in title that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Such assets and properties are subject to no Lien, except for Permitted Liens. Each of the Loan Parties has complied in all material respects with all material obligations under all material leases to which it is a party and enjoys peaceful and undisturbed possession under such leases. The real properties owned by the Loan Parties are taxed separately and do not include any other property, and for all purposes the real properties may be mortgaged, conveyed and otherwise dealt with as a separate legal parcel.

(ii) The Borrowers conduct, in the ordinary course of business, for themselves and the other Loan Parties, a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties. No Loan Party (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation could have, individually or in the aggregate, a Material Adverse Effect. Each Loan Party’s use and operation of its business properties are in compliance with all applicable Governmental Rules, including all applicable land use and zoning laws, except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

(i)Financial Statements. The Financial Statements of Parent and its Subsidiaries which have been delivered to the Administrative Agent (i) are in accordance with the books and records of the Loan Parties, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and (iii) fairly present in all material respects the financial conditions and results of operations of the Loan Parties as of the date thereof and for the period covered thereby.  No Loan Party has any Contingent Obligations, liability for taxes or other

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outstanding obligations which, in any such case, are material in the aggregate, except as disclosed in the Financial Statements of Parent and its Subsidiaries furnished to the Administrative Agent and the Lenders pursuant to item (d) of Schedule 3.01 or in the Financial Statements delivered to the Administrative Agent pursuant to clause (i) or (ii) of Section 5.01(a).

(j)Creation, Perfection and Priority of Liens; Equity Securities.

(i)As of the Fifth Restatement Effective Date (or as of the date any Loan Party becomes party to the Loan Documents after the Fifth Restatement Effective Date, as to such Loan Party), (x) the execution and delivery of the Security Documents by the Loan Parties, together with the filing of any Uniform Commercial Code financing statements and the recording of the U.S. Patent and Trademark Office filings and U.S. Copyright Office filings delivered to the Administrative Agent for filing and recording, and as of the date delivered, the recording of any mortgages or deeds of trust delivered to the Administrative Agent for recording (but not yet recorded), are effective to create in favor of the Administrative Agent for the benefit of the Lender Parties, as security for the Obligations, a valid and perfected first priority Lien on all of the Collateral as of the Fifth Restatement Effective Date (or as of the date any Loan Party becomes party to the Loan Documents after the Fifth Restatement Effective Date, as to such Loan Party) (subject only to Permitted Liens), and (y) all filings and other actions necessary or desirable to perfect and maintain the perfection and first priority status of such Liens have been duly made or taken and remain in full force and effect. In the case of deposit accounts and accounts with any securities intermediary (other than the Excluded Accounts) maintained in the United States and pledged to the Administrative Agent under the Security Agreement, when the Control Agreements have been duly executed and delivered by a Borrower or applicable Guarantor, the Administrative Agent and the applicable depository bank or securities intermediary, as the case may be, the Security Agreement (together with such Control Agreements) shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of such Borrower or Guarantor in such Collateral, as security for the Obligations, in each case prior and superior to the Lien of any other Person.

(ii)All outstanding Equity Securities of the Loan Parties are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Schedule 4.01(j)(ii), there are no outstanding subscriptions, options (excluding officer, director and employee stock options issued pursuant to a stock option plan disclosed to the Administrative Agent), conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating the Loan Parties to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Securities of the Loan Parties, or obligating the Loan Parties to grant, extend or enter into any such agreement or commitment. All Equity Securities of the Loan Parties have been offered and sold in compliance with all federal and state securities laws and all other

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Requirements of Law, except where any failure to comply could not reasonably be expected to have a Material Adverse Effect.

(iii)Each of the Real Property Security Documents is effective to create in favor of the Administrative Agent, for the benefit of the Lender Parties, a legal, valid, binding and enforceable Lien on, and security interest in, the respective Loan Party’s right, title and interest in and to the real property subject thereto and proceeds thereof, and, each such Real Property Security Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereof in such real property and proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except with respect to Permitted Liens).

(k)ERISA. Except as set forth on Schedule 4.01(k):

(i)Based upon the actuarial assumptions specified for funding purposes in the latest valuation of each Pension Plan that any Loan Party or any ERISA Affiliate maintains or contributes to, or has any obligation under, the aggregate benefit liabilities of such Pension Plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such Pension Plan. Neither any Loan Party nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any employee welfare plan (as defined in Section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan continuation coverage could not have a Material Adverse Effect.

(ii)Each Pension Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the Code, and no condition exists or event has occurred with respect to any such Pension Plan which would result in the incurrence by any Loan Party or any ERISA Affiliate of any material liability, fine or penalty. Each Pension Plan, related trust agreement, arrangement and commitment of any Loan Party or any ERISA Affiliate is legally valid and binding and in full force and effect. No Pension Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. No Loan Party or ERISA Affiliate has engaged in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code with respect to any Pension Plan which would result in the incurrence by any Loan Party or ERISA Affiliate of any material liability.

(iii)No Loan Party or ERISA Affiliates contributes to or has any material contingent obligations to any Multiemployer Plan. No Loan Party or ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. No Loan Party or ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that

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any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

(iv)No Loan Party has (A) engaged in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) failed to make full payment when due of all amounts due as contributions to any Foreign Plan; or

(C) otherwise failed to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above could reasonably be expected to have a Material Adverse Effect.

(l)Margin Stock; Other Regulations. No Loan Party owns any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of Parent or the Loan Parties (taken as a whole), and not more than 25% of the value (as determined by any reasonable method) of the assets of any Loan Party is represented by Margin Stock, and no proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, to purchase, acquire or carry any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock. No Loan Party is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

(m)Trademarks, Patents, Copyrights and Licenses. The Loan Parties each possess and either own, or have the right to use to the extent required, all necessary trademarks, trade names, copyrights, patents, patent rights and licenses which are material to the conduct of their respective businesses as now operated. The Loan Parties each conduct their respective businesses without infringement or, to the Borrowers’ knowledge, claim of infringement of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property rights of any other Person (which is not a Loan Party), except where such infringement or claim of infringement could not have a Material Adverse Effect. There is no infringement or, to the Borrowers’ knowledge, claim of infringement by others of any material trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of the Borrowers or any of the other Loan Parties. Each of the patents, trademarks, trade names, service marks and copyrights owned by any Loan Party which is Collateral and registered with any Governmental Authority is set forth on the schedules to the Security Agreement.

(n)Governmental Charges. The Loan Parties have timely filed or caused to be timely filed with the appropriate taxing authorities all federal Tax Returns and Nevada and other material state Tax Returns which are required to be filed by them. The Tax Returns accurately reflected all material liabilities for Taxes of the Loan Parties for the periods covered thereby. The Loan Parties have paid, or made provision for the payment of, all Taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith by appropriate proceedings and as to which adequate reserves (determined in accordance with GAAP) have been established. All Taxes which any Loan Party was required by

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law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable. No Loan Party has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes or Governmental Charges.

(o)Subsidiaries, Etc. Schedule 4.01(o) (as supplemented by the Borrowers in a notice delivered pursuant to Section 5.01(a)(viii)) sets forth each of the Subsidiaries of each Loan Party, its jurisdiction of organization, the classes of its Equity Securities, the number of Equity Securities of each such class issued and outstanding, the percentages of Equity Securities of each such class owned directly or indirectly by each Loan Party and whether such Loan Party owns such Equity Securities directly or, if not, the Subsidiary of such Loan Party that owns such Equity Securities and the number of Equity Securities and percentages of Equity Securities of each such class owned directly or indirectly by such Loan Party. Except as set forth on Schedule 4.01(o) (as supplemented as set forth above), none of the Loan Parties currently has any Subsidiaries. All of the outstanding Equity Securities of each such Subsidiary indicated on Schedule 4.01(o) as owned by each Loan Party are owned beneficially and of record by such Loan Party free and clear of all adverse claims.

(p)Solvency, Etc. Each of the Loan Parties is Solvent and, after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, will be Solvent.

(q)Labor Matters. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Loan Party is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of the Borrowers, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate could have a Material Adverse Effect.

(r)No Material Adverse Effect. Since December 31, 2021, no event has occurred and no condition exists which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(s)Accuracy of Information Furnished; Material Documents.

(i)The Loan Documents and the other certificates, statements and information (excluding projections) furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Loan Documents and the transactions contemplated thereby, taken as a whole, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All projections furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Loan

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Documents and the transactions contemplated thereby have been prepared on a basis consistent with the historical Financial Statements described above, except as described therein, have been based upon reasonable assumptions and represent, as of their respective dates of presentations, the Loan Parties’ good faith and reasonable estimates of the future performance of the Loan Parties, and the Borrowers have no reason to believe that such estimates and assumptions are not reasonable.

(ii)The copies of the Material Documents which have been delivered to the Administrative Agent in accordance with Section 3.01 are true, correct and complete copies of the respective originals thereof, as in effect on the Fifth Restatement Effective Date, and no amendments or modifications have been made to the Material Documents, except as set forth by documents delivered to the Administrative Agent in accordance with said Section 3.01 or otherwise reasonably approved in writing by the Required Lenders in accordance with Section 5.02(m). None of the Material Documents has been terminated and each of the Material Documents is in full force and effect. None of the Loan Parties is in default in the observance or performance of any of its material obligations under the Material Documents and each Loan Party has taken all action required to be taken as of the Fifth Restatement Effective Date to keep unimpaired its rights thereunder (other than possible defaults which may be the subject of any litigation referred to in Schedule 4.01(g)).

(t)Brokerage Commissions. No person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the extensions of credit contemplated by this Agreement as a result of any agreement entered into by any Loan Party. No brokerage or other fee, commission or compensation is to be paid by the Lenders with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by any Loan Party, and the Borrowers agree to indemnify the Administrative Agent and the Lenders against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, attorney’s fees incurred by the Administrative Agent and the Lenders in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

(u)Policies of Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate. As of the Fifth Restatement Effective Date, the insurance policies of the Loan Parties are in compliance with the insurance requirements set forth on Schedule 4.01(u). Such insurance has not been terminated and is in full force and effect, and each of the Loan Parties has taken all action required to be taken as of the date of this Agreement to keep unimpaired its rights thereunder.

(v)Agreements with Affiliates and Other Agreements. Except as disclosed on Schedule 4.01(v), no Loan Party has entered into and, as of the date of the applicable Credit Event does not contemplate entering into, any material agreement or contract with

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any Affiliate of any Loan Party, except upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons, based on the totality of the circumstances. No Loan Party is a party to or is bound by any Contractual Obligation or is subject to any restriction under its respective charter or formation documents, which could not reasonably be expected to have a Material Adverse Effect.

(w)	Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(i)None of (a) the Borrowers or, to any such Borrower’s knowledge, any of its directors, officers, employees agents or representatives that will act in any capacity in connection with or benefit from the credit facility, (1) is or will be a Sanctioned Person, or currently or will in the future be the subject or target of any Sanctions, (2) is or will be controlled by, or is or will be acting on behalf of a Sanctioned Person, (3) has or will have its assets located in a Sanctioned Country,

(4) is or will be under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (5) directly or indirectly derives or will derive revenues from investments in, or transactions with, Sanctioned Persons.

(ii)Each of the Borrowers has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower its respective directors, officers, employees, agents and Affiliates with all Anti- Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(iii)Each of the Borrowers and their Subsidiaries and, to the knowledge of the Borrowers and their Subsidiaries, each director, officer employee and agent of the Borrowers and each such Subsidiary, is in compliance, in all material respects, with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(iv)No Loan, Letter of Credit or other credit made hereunder has been used, directly or indirectly, by the Borrowers, any other Loan Party or, to the knowledge of the Borrowers and such Loan Parties, any of their respective directors, officers, employees and agents in violation of Section 5.01(f).

(x)Burdensome Contractual Obligations, Etc. None of the Loan Parties and none of their properties is subject to any Contractual Obligation or Requirement of Law which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(y)CC Skybridge Documentation. The copies of the CC Skybridge Agreement and CC Skybridge Peckham Lane Entitlements which have been delivered to Administrative Agent on or prior to the Fifth Amendment Effective Date are true and correct copies of the originals thereof. The CC Skybridge Agreement and CC Skybridge

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Peckham Lane Entitlements are each in full force and effect and have not been amended or otherwise modified except as set forth by documents delivered to the Administrative Agent pursuant to Schedule 3.01, except as permitted under Section 5.01(p).

(z)Spaceleases. Schedule 4.01(z) sets forth all executed Spaceleases pertaining to the Atlantis Casino Resort Spa or any portion thereof as of the Fifth Restatement Effective Date, including in each case the name of the other party thereto, a brief description of such Spacelease, and the commencement and end date thereof.

4.02.Reaffirmation. The Borrowers shall be deemed to have reaffirmed, for the benefit of the Lenders and the Administrative Agent, each representation and warranty contained in Article IV on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).

ARTICLE V. COVENANTS.

5.01.Affirmative Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of any loan commitment hereunder remains in force, the Borrowers will comply, and will cause compliance by the other Loan Parties, with the following affirmative covenants, unless the Required Lenders shall otherwise consent in writing:

(a)Financial Statements, Reports, etc. The Borrowers shall furnish to the Administrative Agent and each Lender the following, each in such form and such detail as the Administrative Agent or the Required Lenders shall request:

(i)As soon as available and in no event later than forty-five (45) days after the last day of each fiscal quarter (including the last fiscal quarter of each fiscal year), copies of the Financial Statements of Parent and its Subsidiaries (prepared on a consolidated basis) and the balance sheets and statements of income of Parent and its Subsidiaries (prepared on a consolidating basis) for such fiscal quarter and for the fiscal year to date, each certified by a Responsible Officer of Parent to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);

(ii)As soon as available and in no event later than ninety (90) days after the close of each fiscal year, copies of the consolidated and consolidating Financial Statements of Parent and its Subsidiaries for such year, audited (as to the consolidated Financial Statements) by an independent certified public accountants of recognized national standing acceptable to the Administrative Agent, which Financial Statements shall be accompanied by a narrative from management which discusses results and copies of the unqualified opinions and, to the extent delivered, management letters delivered by such accountants in connection with all such Financial Statements and prepared in accordance with GAAP;

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(iii)[Reserved];

(iv)Contemporaneously with the Financial Statements for each fiscal quarter and fiscal year end required by the foregoing clauses (i) and (ii), a compliance certificate of a Responsible Officer of the Borrowers in substantially the form of Exhibit H (a “Compliance Certificate”);

(v)As soon as possible and in no event later than ten (10) Business Days after any Loan Party knows of the occurrence or existence of (A) any ERISA Event, (B) any actual or threatened litigation, suits, claims, disputes or investigations against any Loan Party involving potential monetary damages payable by any Loan Party of $750,000 or more (alone or in the aggregate) or in which injunctive relief or similar relief is sought, which relief, if granted, could have a Material Adverse Effect, (C) any other event or condition which, either individually or in the aggregate, could have a Material Adverse Effect, including

(I) breach or non-performance of, or any default under, a Contractual Obligation of a Borrower or any Guarantor; (II) any dispute, litigation, investigation, proceeding or suspension between a Borrower or any Guarantor and any Governmental Authority; or (III) the commencement of, or any material development in, any litigation or proceeding affecting a Borrower or any Guarantor, including pursuant to any applicable Environmental Laws; or (D) any material change in accounting policies of or financial reporting practices by the applicable Loan Party. Each notice pursuant to this Section 5.01(a)(v) shall be accompanied by a statement of a Responsible Officer of the Borrowers setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to this Section 5.01(a)(v) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached;

(vi)As soon as available, and in any event not later than forty-five (45) days after the commencement of each fiscal year, the budget and projected financial statements of Parent and its Subsidiaries for such fiscal year and each of the two fiscal years following such fiscal year (detailed on a quarterly basis), including, in each case, projected balance sheets, statements of income and statements of cash flow of Parent and its Subsidiaries, all in reasonable detail and with assumptions and in any event to include projected Capital Expenditures and quarterly projections of the Borrowers’ compliance with each of the covenants set forth in Section 5.03 of this Agreement;

(vii)As soon as possible and in no event later than five (5) Business Days prior to the occurrence of any event or circumstance that would require a prepayment pursuant to Section 2.06(c), the statement of a Responsible Officer of the Borrowers setting forth the details thereof;

(viii)As soon as possible and in no event later than ten (10) days prior thereto, written notice of the establishment or acquisition by a Loan Party of any

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new Subsidiary or the issuance of any new Equity Securities of any existing Loan Party;

(ix)As soon as possible and in no event later than ten (10) Business Days after the receipt thereof by a Loan Party, a copy of any notice, summons, citations or other written communications concerning any actual, alleged, suspected or threatened material violation of any Environmental Law, or any liability of a Loan Party for Environmental Damages;

(x)As soon as possible and in no event later than ten (10) Business Days prior to the acquisition by any Loan Party of any leasehold or ownership interest in real property, a written supplement to Schedule 4.01(h);

(xi)[Reserved];

(xii)[Reserved];

(xiii)As soon as possible after the sending or filing thereof, copies of any proxy statements, financial statements or reports that Parent has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Borrowers file with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by Parent to the public concerning material changes to or developments in the business of Parent;

(xiv)[Reserved]; and

(xv)Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the properties, operations or condition (financial or otherwise) of the Loan Parties, and compliance by the Borrowers with the terms of this Agreement and the other Loan Documents as the Administrative Agent or any Lender may from time to time reasonably request.

The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (the “Borrower Materials”) by posting the Borrower Materials on one or more Platforms and (b) certain of the Lenders may be “public-side” Lenders (i.e. Lenders that do not wish to receive non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Borrowers hereby agrees that (w) all Borrower Material that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC” the Borrowers shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state security laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the

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Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

(b)Books and Records. The Loan Parties shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

(c)Inspections. Subject to any applicable Gaming Laws restricting such actions, the Loan Parties shall permit the Administrative Agent and each Lender, or any agent or representative thereof, upon reasonable, but in no event less than two

(2) Business Days’, notice and during normal business hours so long as no Default shall have occurred and be continuing and otherwise at any time as the Administrative Agent and any Lender may determine with or without prior notice to the Borrowers, to visit and inspect any of the properties and offices of the Loan Parties, to conduct audits of any or all of the Collateral, to examine the books and records of the Loan Parties and make copies thereof, and to discuss the affairs, finances and business of the Loan Parties with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as the Administrative Agent or any Lender may request, all at the Borrowers’ expense; provided that Borrowers shall not be responsible for such expenses unless an Event of Default has occurred and was continuing at the time of any such inspection.

(d)	Insurance. The Loan Parties shall:

(i)Carry and maintain coverage consistent with (A) the insurance coverage specified on Schedule 4.01(u), (B) to the extent not already included on Schedule 4.01(u), insurance during the term of this Agreement of the types and in the amounts customarily carried from time to time by others engaged in substantially the same business as the Loan Parties and operating in the same or similarly situated geographic area as the Atlantis Casino Resort Spa and the Monarch Casino Black Hawk, and the Borrowers shall deliver evidence of insurance complying with the requirements of this Section 5.01(d), in each case for the business and properties of the Borrowers and that such policies state that such insurance shall not be cancelled or revised in any material manner without

30 days prior written notice by the insurer to the Administrative Agent and

(C) insurance required by any Real Property Security Document.

(ii)Furnish to any Lender, upon written request, full information as to the insurance carried;

(iii)Obtain and maintain endorsements acceptable to the Administrative Agent for such insurance (including form 438BFU or equivalent) naming the Administrative Agent and the Lenders as an additional insured and naming the Administrative Agent as mortgagee and as lender’s loss payee and including mortgagee’s and lender’s loss payable endorsements; and

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(iv)If any portion of any real property subject to any Real Property Security Documents is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrowers shall, or shall cause the applicable Loan Party to, (A) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, (B) reasonably cooperate with the Administrative Agent and provide information reasonably required by the Administrative Agent and the Lenders to comply with the Flood Insurance Laws, (C) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including evidence of annual renewals of such insurance and (D) furnish to the Administrative Agent prompt written notice of any re-designation of any such real property into or out of a special flood hazard area.

provided, however, that if any Loan Party shall fail to maintain insurance in accordance with this Section 5.01(d), or if any Loan Party shall fail to provide the required endorsements with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrowers agree to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

(e)Governmental Charges and Other Indebtedness. Each Loan Party shall promptly pay and discharge (i) prior to delinquency all Taxes and other Governmental Charges, (ii) when due all Indebtedness which, if unpaid, could become a Lien upon the property of such Loan Party and (iii) when due, subject to any subordination provisions applicable thereto, all other Indebtedness which in each case, if unpaid, could be reasonably likely to have a Material Adverse Effect, except such Taxes, Governmental Charges and Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made; provided that in each such case appropriate reserves are maintained in accordance with GAAP and no material property of any Loan Party is at impending risk of being seized, levied upon or forfeited.

(f)Use of Proceeds. The Borrowers shall use the proceeds of the Loans (i) to pay fees and expenses incurred in connection with this Agreement and the refinancing described in clause (ii), (ii) to refinance certain existing Indebtedness of the Loan Parties,

(iii) to pay the Special Dividend and (iv) to provide for the working capital and general corporate purpose needs of the Loan Parties. The Borrowers shall not request any Loans, and the Borrowers shall not use, and shall ensure that their respective directors, officers, employees and agents shall not use, the proceeds of any Loans or any Letter of Credit (A) to purchase, acquire or carry any Margin Stock, (B) for any purpose that entails a violation of any of the regulations of the FRB, including Regulations T, U, and X, (C) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti- Corruption Laws, (D) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country,

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or (E) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(g)General Business Operations. Each of the Loan Parties shall (i) preserve, renew and maintain in full force its corporate, partnership or limited liability company existence and good standing under the Governmental Rules of the jurisdiction of its organization and all of its material rights, permits, Licenses (including all gaming licenses and permits), leases, qualifications, privileges, franchises and other authority reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Gaming Laws and all other material Requirements of Law and material Contractual Obligations applicable to such Person, (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and from time to time make, or cause to be made, all necessary and proper repairs, except, in each case, where any failure, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iv) maintain, preserve and protect all of its material rights to enjoy and use material trademarks, trade names, service marks, patents, copyrights, Licenses, leases, franchise agreements and franchise registrations and (v) except to the extent as would not result in an Event of Default under Section 6.01(r), conduct its business in an orderly manner without voluntary interruption. No Loan Party shall change its jurisdiction of formation.

(h)Compliance with Laws. Each Loan Party shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws, ERISA, Anti-Money Laundering Laws, Sanctions and Anti-Corruption Laws) and the inventory of each Loan Party shall comply with the Fair Labor Standards Act.

(i)Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. The Borrowers will (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers and their respective directors, officers, employees and agents with Anti- Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrowers qualify for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrowers ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

(j)New Subsidiaries. The Borrowers shall, at their own expense promptly, and in any event within twenty (20) Business Days after the formation or acquisition of any Subsidiary by any Loan Party (other than an Excluded Subsidiary) or after any

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Excluded Subsidiary ceases to be an Excluded Subsidiary (A) notify the Administrative Agent of such event in writing (to the extent notice has not already been provided in accordance with Section 5.01(a)(viii)), (B) cause such Subsidiary to execute and deliver or otherwise become a party to the Guaranty and to become a party to the Security Agreement and each other applicable Security Document, in each case in accordance with the terms thereof and amend the Security Documents as appropriate in light of such event to pledge to the Administrative Agent for the benefit of itself and the Lenders 100% of the Equity Securities of such Subsidiary and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby, provided that any Excluded Subsidiary that ceases to be an Excluded Subsidiary shall only be required to become a party to the Security Documents if no Default or Event of Default would result therefrom, (C) deliver (or cause the appropriate Person to deliver) to the Administrative Agent all stock certificates and other instruments constituting Collateral thereunder free and clear of all adverse claims, accompanied by undated stock powers or other instruments of transfer executed in blank (and take such other steps as may be requested by the Administrative Agent to perfect the Administrative Agent’s first priority Lien in such Collateral consisting of Equity Securities in compliance with any applicable laws of jurisdictions outside of the United States), (D) cause each document (including each Uniform Commercial Code financing statement and each filing with respect to intellectual property owned by each new Subsidiary) required by law or requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lender Parties, a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Security Documents to be so filed, registered or recorded and evidence thereof delivered to the Administrative Agent, (E) deliver (or cause the appropriate Person to deliver) the Organizational Documents, certificates, resolutions and other documents that would have been required of such Subsidiary under clause (a) of Schedule 3.01 if such Subsidiary had been a Borrower on the Fifth Restatement Effective Date and (F) deliver an opinion of counsel in form and substance satisfactory to the Administrative Agent with respect to each new Guarantor, the pledge of the Equity Securities of each Subsidiary, and the other matters set forth in this Section 5.01(j).

(k)	Appraisals.

(i)During the existence of an Event of Default, the Borrowers agree that the Administrative Agent may, at the expense of the Borrowers no more than twice in any fiscal year, commission an appraisal of any property (A) to which any Loan Party holds legal title and (B) which is encumbered by any Security Document.

(ii)Upon the written request of any Lender acting pursuant to any Requirement of Law, the Borrowers agree that the Administrative Agent may, at the expense of the Borrowers no more than twice in any fiscal year, commission an appraisal of any property (A) to which any Loan Party holds legal title and

(B) which is encumbered by any Security Document.

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(l)Additional Collateral. If at any time from and after the Fifth Restatement Effective Date any Loan Party acquires any fee interest in real property with a value in excess of $2,500,000, such Loan Party shall deliver to the Administrative Agent, at its own expense, promptly (i) all documentation and information in form and substance reasonably satisfactory to the Administrative Agent (including any appraisals, surveys, environmental reports and environmental indemnities) to assist the Administrative Agent in obtaining deeds of trust or mortgages on such additional real property, (ii) ALTA policies of title insurance, with such endorsements as the Administrative Agent may reasonably require, issued by a company and in form and substance satisfactory to the Administrative Agent, in an amount equal to the principal amount of the Total Revolving Loan Commitment at such time, insuring the Administrative Agent’s Lien on such additional real property Collateral to be of first priority, subject only to such exceptions as the Administrative Agent shall approve in its discretion, with all costs thereof to be paid by such Loan Party, (iii) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each such real property (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Loan Party relating to such real property) and (iv) if any such real property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law (it being understood that no such deed of trust or mortgage shall be effective until each Lender has completed its applicable flood diligence).

(m)[Reserved].

(n)Compliance with Pedestrian Crossing Air Space License. The Borrowers shall fully perform and comply with or cause to be performed and complied with all of the respective material covenants, material terms and material conditions imposed or assumed by it as licensee under the Pedestrian Crossing Air Space License. The Borrowers shall not, and shall not agree to, enter into any material amendment or modification of or terminate the Pedestrian Crossing Air Space License without the prior written consent of the Required Lenders.

(o)Compliance with Adjacent Driveway Lease. The Borrowers shall fully perform and comply with or cause to be performed and complied with all of the respective material covenants, material terms and material conditions imposed or assumed by it as lessee under the Adjacent Driveway Lease. The Borrowers shall not, and shall not agree to, enter into any material amendment or modification of or terminate the Adjacent Driveway Lease without the prior written consent of Required Lenders. In this regard it is understood that “material” amendment or modification shall include, without limitation, any modification to the Term as set forth in Article 1, increase of Rent, as set forth in Article 2, the provisions concerning “Use of Property” as set forth in Section 4.2 and “Option to Purchase” in Article 7 of the Adjacent Driveway Lease.

(p)Compliance with CC Skybridge Documentation. The Borrowers shall fully perform and comply with or cause to be performed and complied with all of the respective material covenants, material terms and material conditions imposed or

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assumed by it under the CC Skybridge Documentation. The Borrowers shall not, and shall not agree to, enter into any material amendment or modification of or terminate any of the CC Skybridge Documentation without the prior written consent of the Required Lenders.

(q)Post-Closing. The Borrowers shall execute and deliver the documents, take the actions and complete the tasks set forth on Schedule 5.01(q), in each case within the applicable corresponding time limits specified on such schedule. Notwithstanding anything herein to the contrary, all conditions, representations, warranties and covenants of the Loan Documents with respect to the taking of such actions are qualified by the noncompletion of such actions until such time as they are completed or required to be completed in accordance with this Section 5.01(q).

5.02.Negative Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of any loan commitment hereunder remains in force, the Borrowers will comply, and will cause compliance by the other Loan Parties, with the following negative covenants, unless the Required Lenders shall otherwise consent in writing:

(a)Indebtedness. None of the Loan Parties shall create, incur, assume or permit to exist any Indebtedness or engage in any off-balance sheet finance transaction or other similar transaction except for the following (“Permitted Indebtedness”):

(i)Indebtedness of the Loan Parties under the Loan Documents and any documents related to Lender Bank Products;

(ii)Indebtedness of the Loan Parties under Rate Contracts permitted under Section 5.02(l);

(iii)Indebtedness that is evidenced by a Permitted Lien;

(iv)Unsecured Indebtedness, not in excess of $10,000,000 at any time outstanding, that is not subject to financial and other covenants and events of default more onerous or restrictive on the Loan Parties than the terms and provisions of this Credit Agreement;

(v)Indebtedness owing to any other Loan Parties; provided that the Investment constituting such Indebtedness is permitted by Section 5.02(e)(ii);

(vi)Guaranty Obligations of any Loan Party in respect of Permitted Indebtedness of any other Loan Party;

(vii)purchase money Indebtedness and Capital Lease obligations in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding; and

(viii)unsecured trade payables incurred in the ordinary course of business less than one hundred twenty (120) days past due, and with respect to

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trade payables incurred in the ordinary course of business that are one hundred twenty (120) or more days past due, such trade payables, if any, are being contested in good faith by the applicable Loan Party by appropriate proceedings and for which such Loan Party has maintained adequate reserve for the payment thereof.

(b)Liens. No Loan Party shall create, incur, assume or permit to exist any Lien or Negative Pledge on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

(i)Liens in favor of the Administrative Agent or any other Lender Party securing the Obligations and Negative Pledges under the Loan Documents;

(ii)Liens listed in Schedule 5.02(b) and existing on the date of this Agreement and any replacement Liens (covering the same or a lesser scope of property);

(iii)Liens for Taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and have not proceeded to judgment; provided that adequate reserves for the payment thereof have been established in accordance with GAAP and no property of any Loan Party is subject to impending risk of loss or forfeiture by reason of nonpayment of the obligations secured by such Liens;

(iv)statutory Liens, possessory liens of carriers, warehousemen, materialmen, mechanic’s liens and landlord liens, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto in accordance with GAAP and, by reason of nonpayment, no property of any Loan Party is subject to a material impending risk of loss or forfeiture;

(v)Deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety, appeal or customs bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(vi)Purchase money Liens and associated Negative Pledges incurred with respect to property acquired using the proceeds of Indebtedness and Capital Leases permitted under Section 5.02(a)(vii);

(vii)Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in clause (ii) or

(vi) above; provided that any extension, renewal or replacement Lien (A) is limited to the property covered by the existing Lien and (B) secures Indebtedness

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which is no greater in amount and has material terms no less favorable to the Lenders than the Indebtedness secured by the existing Lien;

(viii)leases, operating leases or subleases granted to others (in the ordinary course of business consistent with past practices) not interfering in any material respect with the ordinary conduct of the business or operations of any Loan Party;

(ix)easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances

(A) not interfering in any material respect with the ordinary conduct of the business of any Loan Party or (B) granted to any Governmental Authority or public utility providing services to the real property of the Loan Parties;

(x)deposits in the ordinary course of business to secure liabilities to insurance carriers, lessor, utilities and other service providers;

(xi)bankers liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business;

(xii)Liens on the real property subject to any of the Real Property Security Documents not securing Indebtedness for borrowed money and identified in the ALTA title policy received by the Administrative Agent (in form and substance reasonably satisfactory to the Administrative Agent) relating to such real property;

(xiii)the PCL Litigation Liens; and

(xiv)Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of any Loan Party;

provided, however, that the foregoing exceptions shall not permit any Lien on any Equity Securities issued by any Loan Party except for Liens in favor of the Administrative Agent securing the Obligations (or any guaranty thereof).

(c)Asset Dispositions. No Loan Party shall, directly or indirectly, sell, lease, convey, transfer or otherwise dispose (including, without limitation, via any sale and leaseback transaction) of any of its assets or property, whether now owned or hereafter acquired, except for the following:

(i)Sales by the Loan Parties of inventory in the ordinary course of their businesses;

(ii)Sales by the Loan Parties of damaged, worn-out, obsolete or unnecessary equipment in the ordinary course of their businesses for not less than fair market value;

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(iii)Sales or other dispositions by any Loan Party (other than any sale or other disposition of substantially all the assets of such Loan Party, whether in a single transaction or in a series of transactions) so long as the Net Proceeds of such sale or disposition are applied to prepayment of the Obligations in the amounts and to the extent required by Section 2.06(c)(iii);

(iv)Sales by the Loan Parties of the Equity Securities of Excluded Subsidiaries;

(v)Sales or other dispositions of assets and property by a Borrower to any Guarantor (other than Parent) or by any Guarantor to a Borrower or another Guarantor (other than Parent); provided that the terms of any such sales or other dispositions by or to such Borrower or any such Guarantor are terms which are no less favorable to such Borrower or any such Guarantor than would prevail in the market for similar transactions between unaffiliated parties dealing at arm’s length;

(vi)Sales, transfers or other dispositions of assets or property by a Borrower to another Borrower; and

(vii)transfers permitted by Section 5.02(b), Section 5.02(d), Section 5.02(e) and Section 5.02(f).

(d)Mergers, Acquisitions, Etc. No Loan Party shall reorganize, recapitalize or consolidate with or merge into any other Person or permit any other Person to merge into it, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except for the following:

(i)The Borrowers and the other Loan Parties may merge or consolidate with and into, or be dissolved or liquidated into, each other; provided that (A) no Event of Default shall have occurred and be continuing or would result after giving effect to any such transaction, (B) in any such transaction involving a Borrower and another Loan Party, the Borrower is the surviving Person, and (C) in any such transaction involving a Guarantor and another Loan Party (other than a Borrower), a Guarantor is the surviving Person;

(ii)Acquisitions by a Loan Party of all or substantially all the assets of, or all the equity interests in, a Person or an identifiable business unit or a division or line of business of any other Person (in each case, the “Proposed Target”); provided that:

(A)No Event of Default has occurred and is continuing on the date of, or will result after giving effect to, any such acquisition (actually and on a pro forma basis);

(B)The Proposed Target is in the same, similar or related line of business in which the Loan Parties are engaged as of the Fifth Restatement Effective Date;

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(C)The acquisition of the Proposed Target shall be completed as a result of an arm’s length negotiation (i.e. on a non-hostile basis);

(D)The acquisition of the Proposed Target shall be consummated, in all material respects, in accordance with all applicable Governmental Rules;

(E)The financial covenants set forth in Section 5.03 will be satisfied on a pro forma basis after giving effect to the acquisition and other customary and appropriate pro forma adjustments, including any acquisitions or dispositions after the relevant financial reporting period but prior to or simultaneous with the acquisition of the Proposed Target (and, as a condition precedent to the consummation of any such acquisition, the Borrowers shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance);

(F)	The Borrowers have delivered to the Administrative Agent,

(1) financial statements of the subject of such acquisition (or, in the case of assets constituting less than all of the assets of a Person, the equivalent of financial statements with respect to such assets) to the extent available, but in no event for less than the immediately preceding 12 months (or such other period of time agreed to by the Administrative Agent in its sole discretion), and (2) pro forma financial statements reflecting the combined projected performance of the Loan Parties during the 12 months immediately following consummation of such transaction, certified to the Administrative Agent and the Lenders as being the good faith projections of the Borrowers, in form and detail reasonably acceptable to the Administrative Agent, which projections shall show that such acquisition will not result in any Default;

(G)No Proposed Target shall be organized or domiciled under the law of any jurisdiction outside the United States, and no Proposed Target shall have more than 10% of its assets or annual revenues based outside of the United States (as determined from the most recently available financial information for the Proposed Target);

(H)In the case of an acquisition of all the equity interests in a Person, if such Proposed Target remains a separate Subsidiary, all action required of such Subsidiary and of the Loan Parties under Section 5.01(j) shall be completed by the time(s) specified in Section 5.01(j); and

(iii)Any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and not materially disadvantageous to the Lenders.

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(e)Investments. None of the Loan Parties shall make any Investment except for Investments in the following:

(i)Investments by the Loan Parties in deposit accounts, cash and Cash Equivalents; provided that such Investments are subject to a Control Agreement (other than Investments in Excluded Accounts in the ordinary course of business);

(ii)Investments by the Loan Parties in each other (including such Investments set forth on Schedule 5.02(e)); provided that any Investments made by a Borrower or a Guarantor constituting Indebtedness of another Loan Party that are evidenced by one or more original demand promissory notes in favor of one or more of the Borrowers and the Guarantors shall be subject to a first priority perfected security interest in favor of the Administrative Agent and in the Administrative Agent’s possession;

(iii)Investments consisting of loans to employees, officers and directors in the ordinary course of business in an aggregate amount not exceeding

$1,000,000 at any one time outstanding;

(iv)Investments permitted by Section 5.02(d) or Section 5.02(f);

(v)Investments received in connection with the settlement of a bona fide dispute with another Person after making reasonable efforts to collect cash in respect thereof;

(vi)Investments made by the Loan Parties in Excluded Subsidiaries in an aggregate amount up to $5,000,000 as to all Excluded Subsidiaries during the term of this Agreement, provided that no additional Investments may be made in any Excluded Subsidiary when an Event of Default has occurred and is continuing; provided, further that to the extent the Loan Parties receive Cash from any Excluded Subsidiary, the amount of such Cash shall be credited towards any Investments made under this clause (vi) so that the amount of Investments outstanding in Excluded Subsidiaries from time to time shall be the aggregate amounts invested less the aggregate amounts received by the Loan Parties in Cash from Excluded Subsidiaries; and

(vii)Notwithstanding the limitations set forth in clause (vi) above, if the Total Leverage Ratio set forth in the Compliance Certificate most recently delivered pursuant to Section 5.01(a)(iv) was less than or equal to 2.50:1.00, the limitations set forth in clause (vi) above shall be suspended until the Total Leverage Ratio exceeds 2.50:1.00 (as set forth in a subsequent Compliance Certificate delivered pursuant to Section 5.01(a)(iv)). During any period during which the limitations set forth in clause (vi) above are suspended, Investments in Excluded Subsidiaries may be made without limitation so long as no Event of Default has occurred and remains continuing and so long as at least thirty (30) calendar days prior to the funding of each proposed Investment a Responsible Officer of the Borrowers certifies in writing that each such Investment will not

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result in a violation of the Fixed Charge Coverage Ratio (x) at the end of the fiscal quarter during which such Investment is made and (y) either (1) as of the end of the next ensuing fiscal quarter, or (2) as of the end of each fiscal quarter remaining during the fiscal year during which such Investment is made, whichever period is longer from the date of such Investment.

(f)Distributions, Redemptions, Etc. No Loan Party shall make any Distributions or set apart any sum for any such purpose except that the Loan Parties may make Distributions so long as (x) no Default or Event of Default has occurred and remains continuing or would result therefrom and (y) after giving effect to each such proposed Distribution the Borrowers would have been in compliance with the financial covenants in Section 5.03, in each case on a pro forma basis as of the last day of the most recently ended fiscal quarter as if such proposed Distribution had been made during such fiscal quarter.

(g)Change in Business. No Loan Party shall engage, either directly or indirectly through Affiliates, in any business materially different from the business of the Borrowers as of the Fifth Restatement Effective Date.

(h)Payments of Indebtedness, Etc. No Loan Party shall prepay, redeem, purchase, defease, acquire or otherwise satisfy (or offer to redeem, purchase, acquire or otherwise satisfy) in any manner prior to the scheduled payment thereof any Indebtedness or lease obligations of any Loan Party (other than the Obligations); or make any payment or deposit any monies, securities or other property with any trustee or other Person that has the effect of providing for the satisfaction (or assurance of any satisfaction) of any Indebtedness of any Loan Party prior to the date when due or otherwise to provide for the defeasance of any such Indebtedness.

(i)ERISA.

(i)No Loan Party or any ERISA Affiliate shall (A) adopt or institute any Pension Plan; (B) take any action which will result in the partial or complete withdrawal, within the meanings of Sections 4203 and 4205 of ERISA, from a Multiemployer Plan; (C) engage or permit any Person to engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code involving any Pension Plan or Multiemployer Plan which would subject a Loan Party or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify; (D) incur or allow to exist any accumulated funding deficiency (within the meaning of Section 412 of the Code or Section 302 of ERISA); (E) fail to make full payment when due of all amounts due as contributions to any Pension Plan or Multiemployer Plan; (F) fail to comply with the requirements of Section 4980B of the Code or Part 6 of Title I(B) of ERISA; or (G) adopt any amendment to any Pension Plan which would require the posting of security pursuant to Section 401(a)(29) of the Code, where singly or cumulatively, the above could have a Material Adverse Effect.

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(ii)No Loan Party shall (A) engage in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan; or

(C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above could have a Material Adverse Effect.

(j)Transactions With Affiliates. No Loan Party shall enter into or permit to exist any Contractual Obligation with any Affiliate (other than any other Loan Party) or engage in any other transaction with any Affiliate (other than any other Loan Party) except upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons.

(k)Accounting Changes. No Loan Party shall change (i) its fiscal year (currently January through December) or (ii) its accounting practices except as required by GAAP.

(l)	Rate Contracts. No Loan Party shall enter into any Rate Contract, except
(i)Rate Contracts entered into to hedge or mitigate risks to which such Loan Party has actual exposure (other than those in respect of Equity Securities of any Loan Party), and
(ii)Rate Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of a Loan Party.

(m)Amendment of Material Documents. No Loan Party shall agree to amend, modify, supplement or replace any Material Document or any document executed and delivered in connection therewith, in each case in a manner which could reasonably be expected to materially adversely affect any interests of the Administrative Agent and the Lenders.

(n)Restrictive Agreements. No Loan Party shall agree to any restriction or limitation (other than as set forth in this Agreement or the other Loan Documents) on the making of Distributions or the transferring of assets from any Loan Party to another Loan Party.

(o)Joint Ventures; Non-Wholly-Owned Subsidiaries. No Loan Party shall enter into or maintain any interest in any Joint Venture or own any Non-Wholly-Owned Subsidiaries other than Excluded Subsidiaries.

(p)Accounts. No Loan Party shall fail to execute and deliver to the Administrative Agent control agreements in form and substance reasonably acceptable to the Administrative Agent with respect to each account of the Loan Parties opened following the Fifth Restatement Effective Date (other than any Excluded Accounts) with any bank, savings association, financial institution, securities intermediary or similar financial intermediary in which cash or other property will be deposited within 30 days after opening such account.

(q)[Reserved].

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(r)Sales and Leaseback. No Loan Party shall engage in any Sale and Leaseback transaction with respect to any of its property of any character, whether now owned or hereafter acquired.

(s)Foreign Subsidiaries. No Loan Party shall form or acquire a Subsidiary which is organized in a jurisdiction other than the United States or any state thereof.

(t)Village Shopping Center. Other than with respect to the Adjacent Driveway Lease, no Loan Party shall enter into any other leases, licenses, rental or other arrangements for the use or occupancy of all or any portion of the Village Shopping Center which use or occupancy is or is planned or projected to be or become an integral part of the operation at the Atlantis Real Property and/or the Atlantis Casino Resort Spa, without the prior written consent of the Required Lenders.

5.03.Financial Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of any loan commitment hereunder remains in force, the Borrowers will comply, and will cause compliance, with the following financial covenants, unless the Required Lenders shall otherwise consent in writing:

(a)Total Leverage Ratio. The Borrowers shall not permit the Total Leverage Ratio at any time to be greater than 2.50:1.00.

(b)Fixed Charge Coverage Ratio. The Borrowers shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than 1.10:1.00.

ARTICLE VI. EVENTS OF DEFAULT.

6.01.Events of Default. The occurrence or existence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a)Non-Payment. Any Loan Party shall (i) fail to pay when due any principal of any Loan or any L/C Obligation (including any amount due in respect thereof under the Guaranty) or (ii) fail to pay within three (3) days after the same becomes due, any interest, fees or other amounts payable under the terms of this Agreement or any of the other Loan Documents (including, to the extent not included in clause (i), the Guaranty); or

(b)Specific Defaults. Any Loan Party shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 5.01(a)(i)-(v), Section 5.01(f), Section 5.01(g)(i) or (ii), Section 5.01(j), Section 5.02 or Section 5.03; or

(c)Other Defaults. Any default shall occur under the Guaranty or any Security Document and such default shall continue beyond any period of grace provided with respect thereto, if any; or any Loan Party shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Loan Document and such failure shall continue for thirty (30) days after the date the Borrowers receive written notice from the Administrative Agent of such failure; provided, however, that if such failure cannot reasonably be cured within such thirty (30)

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days and the Loan Parties are diligently proceeding to cure such failure, the Loan Parties shall have an additional fifteen (15) days within which to cure such failure; or any Loan Party shall fail to observe or perform any covenant, obligation, condition or agreement in any Lender Rate Contract or documentation for any Lender Bank Product and such failure shall continue beyond any period of grace provided with respect thereto; or

(d)Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in or in connection with this Agreement or any of the other Loan Documents, or as an inducement to the Administrative Agent or any Lender to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect (or if such representation, warranty, certificate, information or other statement (financial or otherwise) is qualified by materiality, in any respect) when made or furnished; or

(e)Cross-Default. (i) Any Loan Party shall fail to make any payment on account of any Indebtedness or Contingent Obligation of such Person (other than the Obligations) when due (subject to any applicable notice and cure provisions) (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness or Contingent Obligation exceeds $3,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding $3,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) any Loan Party shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness or Contingent Obligation of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding $3,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral; or

(f)Insolvency; Voluntary Proceedings. Any Loan Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), or

(vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other

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proceeding commenced against it, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

(g)Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Loan Party or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Loan Party or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

(h)Judgments; Governmental Assessments. (i) One or more judgments, orders, decrees, arbitration awards requiring any Loan Party to pay an aggregate amount of $4,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrowers and otherwise satisfying the requirements set forth in Section 5.01(d)) shall be rendered against any Loan Party in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of ninety (90) consecutive days; provided that, except with respect to any one or more judgments with respect to the PCL Litigation that require payment of $35,000,000 or less (individually or in the aggregate), if one or more judgments, orders, decrees, arbitration awards or assessments requiring any Loan Party to pay an aggregate amount of $10,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrowers and otherwise satisfying the requirements set forth in Section 5.01(d)) shall be rendered against any Loan Party in connection with any single or related series of transactions, incidents or circumstances such circumstance shall be an Event of Default whether or not the same has been satisfied, vacated or stayed; (ii) any judgment, writ, assessment, warrant of attachment, Tax lien or execution or similar process shall be issued or levied against a part of the property of any Loan Party with an aggregate value in excess of $4,000,000 and the same shall not be released, stayed, vacated or otherwise dismissed within ninety (90) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens, executions or similar processes which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect are rendered, issued or levied; or

(i)Loan Documents. Any Loan Document or any material term thereof shall cease to be, or be asserted by any Loan Party not to be, a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms or shall otherwise cease to be in full force and effect; or

(j)Security Documents. Any Lien on any property with a fair market value in excess of $50,000 (other than any property that is sold or otherwise disposed of in accordance with Section 5.02(c)) intended to be created by any Security Document shall at any time be invalidated, subordinated or otherwise cease to be in full force and effect, for whatever reason, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, first

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priority (except as expressly otherwise provided in this Agreement or such Security Document) perfected Lien in the Collateral covered thereby, or any Loan Party shall issue, create or permit to be outstanding any Equity Securities which shall not be subject to a first priority perfected Lien under the Security Documents (other than Equity Securities not required to be pledged under the Loan Documents); or

(k)ERISA.

(i)Any ERISA Event which has resulted or could reasonably be expected to result in liability to any Loan Party or that could reasonably be expected to have a Material Adverse Effect;

(ii)Any Reportable Event which the Administrative Agent reasonably believes in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Pension Plan shall occur and be continuing for a period of thirty (30) days or more after notice thereof is provided to the Borrowers by the Administrative Agent; or

(iii)Any Pension Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Pension Plan; or

(l)Change of Control. Any Change of Control shall occur; or

(m)Involuntary Dissolution or Split Up. Any order, judgment or decree shall be entered against a Loan Party decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or

(n)Other Default. The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document and continues for thirty (30) days after receipt of written notice from the Administrative Agent of such Event of Default; provided, however, that if such Event of Default cannot reasonably be cured within such thirty (30) days and the Loan Parties are diligently proceeding to cure such Event of Default, the Loan Parties shall have an additional fifteen (15) days within which to cure such Event of Default; or

(o)Guarantors. Any Guarantor shall repudiate or purport to revoke the Guaranty; or

(p)Sanctioned Person. Any Loan Party shall become a Sanctioned Person; or

(q)Unfunded Pension Liabilities. The aggregate amount of Unfunded Pension Liabilities of the Loan Parties shall exceed $1,000,000; or

(r)Gaming Operations. The loss of or failure to obtain any operating licenses or other material licenses or permits or the occurrence of any event or circumstance which in any such case results in the failure to have any material portion of either the

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Atlantis Casino Resort Spa or the Monarch Casino Black Hawk, open to conduct gaming activities for any reason for more than fifteen (15) consecutive days (or more than sixty

(60) days if during such period the Borrowers are entitled to the proceeds of business interruption insurance sufficient in amount to cover at least 80% of the anticipated loss associated with such failure to have such material portion open to conduct gaming activities) or which results in the prohibition by any Gaming Board of the conduct gaming activities at either the Atlantis Casino Resort Spa or the Monarch Casino Black Hawk, for a period in excess of two (2) consecutive days; or

(s)Uninsured Loss. The occurrence of any uninsured loss with respect to any property of any Loan Party in excess of $2,500,000.

6.02.Remedies. At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 6.01(f) or Section 6.01(g)), the Administrative Agent may or shall, upon instructions from the Required Lenders, by written notice to the Borrowers, (a) terminate the Revolving Loan Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans, and/or (b) declare all or a portion of the outstanding Obligations (other than in connection with Lender Rate Contracts or Lender Bank Products) payable by the Borrowers to be immediately due and payable and require that the Borrowers Cash Collateralize the Obligations in an amount equal to the Minimum Collateral Amount, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding . Upon the occurrence or existence of any Event of Default described in Section 6.01(f) or Section 6.01(g), immediately and without notice, (1) the Revolving Loan Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans shall automatically terminate, (2) the obligation of the Borrowers to Cash Collateralize the Obligations in an amount equal to the Minimum Collateral Amount shall automatically become effective, which amounts shall be immediately pledged and delivered to the Administrative Agent as security for the Obligations and (3) all outstanding Obligations (other than any obligations in connection with Lender Rate Contracts or Lender Bank Products) payable by the Borrowers hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Administrative Agent may exercise any other right, power or remedy available to it under any of the Loan Documents or otherwise by law, either by suit in equity or by action at law, or both. Notwithstanding anything to the contrary in the Loan Documents, all Cash Collateral pledged by the Borrowers as contemplated by Section 2.02 and Section 2.16(c)(iii), shall first be applied to reimburse the L/C Issuer in respect of any amounts that a Lender has failed to fund under Section 2.02(c), then to the remaining L/C Obligations and then to the remaining Obligations in the manner set forth below.

The proceeds of any sale, disposition or other realization upon all or any part of the Collateral (subject to the prior sentence with respect to Cash Collateral) and any payment under the Guaranty shall be distributed by the Administrative Agent in the following order of priorities:

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First, to the Administrative Agent in an amount sufficient to pay in full the costs and expenses of the Administrative Agent in connection with such sale, disposition or other realization (including all fees, costs, expenses, liabilities and advances incurred or made by the Administrative Agent in connection therewith, including, without limitation, attorneys’ fees and costs) and any and all other unpaid and unreimbursed liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, expenses or disbursements of the Administrative Agent;

Second, pari passu and ratably, to the Lenders in an amount sufficient to pay fees, expenses and indemnities of the Lenders under the Loan Documents;

Third, to the Lenders and Lender Rate Contract Counterparties in an amount equal to accrued interest then due and payable on the Obligations (including any net scheduled payments in respect of Lender Rate Contracts but excluding any obligations in respect of Lender Bank Products and excluding the Termination Value of any Lender Rate Contracts);

Fourth, pari passu and ratably, to (i) the Lenders in an amount equal  to  the  principal  amount  of  the  outstanding  Loans  and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations on a pro rata basis in accordance with the then outstanding principal amount of the Loans and L/C Obligations (with the portion allocated to the Revolving Loans, Swing Line Loans and L/C Obligations to be applied first to repay the Swing Line Loans in full, second to repay the Revolving Loans in full and then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of all L/C Obligations) and (ii) to the Lender Rate Contract Counterparties in an amount equal to Obligations owed in connection with any Lender Rate Contract the terms of which comply with the Credit Agreement (which amount, for the avoidance of doubt, shall include the Termination Value);

Fifth, to the Lender Parties in an amount equal to any other Obligations which are then unpaid (including any amount owed to Lender Bank Product Providers for Obligations related to Lender Bank Products); and

Finally, upon payment in full of all of the Obligations, to the persons legally entitled thereto.

No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder or at law or in equity.

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6.03.Right to Cure. Notwithstanding the foregoing Section 6.02 above, in the event that the Borrowers fail to comply with any of the financial covenants referenced in Section 5.03(a) above (the “Leverage Financial Performance Covenant”), until the date that is the earlier of (x) the date of acceleration of the Loans and (y) the fifth day subsequent to the date on which financial statements with respect to the fiscal period for which the Leverage Financial Performance Covenant is being measured are required to be delivered, the Borrowers shall have the right, but not the obligation, to cure any such Event of Default (a “Cure Right”) by a cash contribution to the Parent for equity without recourse (such proceeds, the “Cure Proceeds”), and upon the receipt by the Borrowers of Cure Proceeds (such amount of Cure Proceeds being referred to as the “Cure Amount”), which Cure Amount shall be used solely to prepay the Loans, without penalty or premium, and shall be applied as set forth in Section 2.06(d). Pursuant to the exercise by the Borrowers of such Cure Right, the Leverage Financial Performance Covenant shall be recalculated as if such Loan prepayment was made on the last day of the applicable fiscal period for which such Cure Right was exercised. If, after giving effect to the foregoing recalculations, the Borrowers shall then be in compliance with the requirements of the Leverage Financial Performance Covenant, the Borrowers shall be deemed to have satisfied the requirements of the Leverage Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Leverage Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement.

Notwithstanding anything herein to the contrary, (i) there shall be no more than two Cure Rights in any period of four consecutive fiscal quarters, (ii) no Cure Amount may be greater than the amount required to cause the Borrowers to be in compliance with the Leverage Financial Performance Covenant, (iii) there shall be no more than four Cure Rights made on or before the Maturity Date and (iv) this Section 6.03 may not be relied on for purposes of calculating compliance with any covenants other than compliance with the Leverage Financial Performance Covenant and shall not result in any adjustment to any baskets or other amounts.

ARTICLE VII. ADMINISTRATIVE AGENT AND RELATIONS AMONG LENDERS.

7.01.	Appointment, Powers and Immunities.

(a)Each Lender (on its own behalf or on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products) hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender (on its own behalf and on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products) hereby authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. For the avoidance of doubt, notwithstanding anything to the contrary herein or the other Loan Documents, the Administrative Agent is acting as administrative agent for the Lenders only and the

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Administrative Agent is not acting as administrative agent for any other Lender Parties; the Lender Parties (other than the Lenders) that are receiving the benefit of the Collateral are receiving such benefit as an accommodation from the Administrative Agent in its capacity as collateral agent for such Lender Parties and the Administrative Agent shall have no liability whatsoever to such Lender Parties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Loan Document, be a trustee for any Lender (or any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products) or have any fiduciary duty to any Lender (or any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products). Notwithstanding anything to the contrary contained herein the Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Loan Document or any applicable Governmental Rules. Neither the Administrative Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or in any other Loan Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure by any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, the Administrative Agent shall take such action with respect to the Loan Documents as shall be directed by the Required Lenders or in the absence of such direction, such action as the Administrative Agent in good faith deems advisable under the circumstances.

(b)Any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 7.01(a) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder and hereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VII, Section 8.02 and Section 8.03 as if set forth in full herein with respect thereto.

(c)The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VII included the

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L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

7.02.Reliance by the Administrative Agent. The Administrative Agent, the L/C Issuer and the Swing Line Lender shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (including any certificate, notice or other document from a Loan Party that a sale, transfer, or other disposition of Collateral is permitted by Section 5.02(c)), and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders (or all Lenders if required by Section 8.04), and such instructions of the Required Lenders (or all the Lenders as the case may be) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

7.03.Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent has received a written notice from a Lender or the Borrowers, referring to this Agreement, describing such Default and stating that such notice is a “Notice of Default”. If the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, however, that until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders. Notwithstanding anything in the contrary contained herein, the order and manner in which the Lenders’ rights and remedies are to be exercised (including, without limitation, the enforcement by any Lender of its Note) shall be determined by the Required Lenders in their sole discretion.

7.04.Indemnification. Without limiting the Obligations of the Borrowers hereunder, each Lender agrees to indemnify the Administrative Agent, ratably in accordance with its Revolving Proportionate Share of all Obligations and Revolving Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the Administrative Agent’s gross negligence or willful misconduct. The Administrative Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to

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take any such action. The obligations of each Lender under this Section 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

7.05.Non-Reliance. Each Lender represents that it has, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of the Loan Parties and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Lender informed as to the performance or observance by any Loan Party of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Loan Party; (b) have any duty or responsibility to disclose to or otherwise provide any Lender, and shall not be liable for the failure to disclose or otherwise provide any Lender, with any credit or other information concerning any Loan Party which may come into the possession of the Administrative Agent or that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or any other Loan Document; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by any Loan Party or any officer, employee or agent of any Loan Party in this Agreement or in any of the other Loan Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Loan Document, (iii) the value or sufficiency of the Collateral or the validity or perfection of any of the liens or security interests intended to be created by the Loan Documents, or (iv) any failure by any Loan Party to perform its obligations under this Agreement or any other Loan Document.

7.06.Resignation of the Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Borrowers and the Lenders. If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (b) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent, if not a Lender, shall be reasonably acceptable to the Borrowers; provided, however, that the Borrowers shall have no right to approve a successor Administrative Agent if an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from the duties and obligations thereafter arising hereunder; provided that the retiring or removed Administrative Agent, as applicable, shall be discharged from the duties and obligations arising hereunder from and after the end of such thirty (30) day period even if no successor has

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been appointed. If no such successor has been appointed, the Required Lenders shall act as the Administrative Agent hereunder and under the other Loan Documents. After any retiring or removed Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. The successor Administrative Agent (or if there is no successor, one of the Lenders appointed by the Required Lenders that accepts such appointment) shall also simultaneously replace the then existing Administrative Agent and the then existing Administrative Agent shall be fully released as “L/C Issuer” and “Swing Line Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to the then existing Administrative Agent.

7.07.	Collateral Matters.

(a)The Administrative Agent is hereby authorized by each Lender (on its own behalf or on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products), without the necessity of any notice to or further consent from any Lender (on its own behalf or on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products), and without the obligation to take any such action, to take any action with respect to any Collateral or any Security Document which may from time to time be necessary to perfect and maintain perfected the Liens of the Security Documents.

(b)Each of the Lenders (on its own behalf or on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products) irrevocably authorize the Administrative Agent, at its option and in its discretion, to release (and to execute and deliver such documents, instruments and agreements as the Administrative Agent may deem necessary to release) any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Revolving Loan Commitments and the full Cash Collateralization of the then outstanding L/C Obligations (in an amount equal to the Minimum Collateral Amount) and the payment in full of all Loans and all other Obligations payable under this Agreement and under the other Loan Documents (other than Obligations in respect of Lender Rate Contracts and Lender Bank Products except to the extent the Administrative Agent has received prior written notice from the applicable Lender Party of any such Lender Rate Contract or the existence of such Obligations in respect of Lender Bank Products); (ii) constituting property of the Loan Parties which is sold, transferred or otherwise disposed of in connection with any transaction not prohibited by this Agreement or the Loan Documents; (iii) constituting property leased to the Loan Parties under an operating lease which has expired or been terminated in a transaction not prohibited by this Agreement or the Loan Documents or which will concurrently expire and which has not been and is not intended by the Loan Parties to be, renewed or extended; (iv) consisting of an instrument, if the Indebtedness evidenced thereby has been paid in full; or (v) if approved or consented to by those of the Lenders required by Section 8.04. Upon request by the Administrative Agent, the Lenders will (and will cause their Affiliates that are party to Lender Rate Contracts or that have extended Lender Bank Products to) confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 7.07.

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7.08.Performance of Conditions. For the purpose of determining fulfillment by the Borrowers and the other Loan Parties of conditions precedent specified in Sections 3.01 and 3.02 only, each Lender shall be deemed to have consented to, and approved or accepted, or to be satisfied with each document or other matter sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required under Article III to be consented to, or approved by or acceptable or satisfactory to, that Lender, unless an officer of the Administrative Agent who is responsible for the transactions contemplated by the Loan Documents shall have received written notice from that Lender prior to the making of the requested Loan or the issuance of the requested Letter of Credit specifying its objection thereto and either (i) such objection shall not have been withdrawn by written notice to the Administrative Agent or (ii) in the case of any condition to the making of a Loan, that Lender shall not have made available to the Administrative Agent that Lender’s Revolving Proportionate Share of such Loan or Letter of Credit.

7.09.The Administrative Agent in its Individual Capacity; Other Relationships. The Administrative Agent and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking or other business with any Loan Party and its Affiliates as though the Administrative Agent were not the Administrative Agent, L/C Issuer or Swing Line Lender hereunder. With respect to Loans, if any, made by the Administrative Agent in its capacity as a Lender, the Administrative Agent in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, L/C Issuer or Swing Line Lender, and the terms “Lender” or “Lenders” shall include the Administrative Agent in its capacity as a Lender. The Administrative Agent shall not be deemed to hold a fiduciary, trust or other special relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

7.10.Collateral Matters/Lender Rate Contracts/Lender Bank Products. Each Lender on its own behalf on behalf of its Affiliates understands and agrees that (a) counterparties to Lender Rate Contracts and providers of Lender Bank Products will have the benefits of the Collateral as set forth in the Loan Documents and (b) if the Obligations (excluding Obligations in respect of Lender Rate Contracts and Lender Bank Products except to the extent the Administrative Agent has received prior written notice from the applicable Lender Party of any such Lender Rate Contract or the existence of such Obligations in respect of Lender Bank Products) are repaid as described in Section 7.07, the Collateral will be released as described in Section 7.07 and such Lender and its Affiliates will no longer have the benefits of the Collateral.

7.11.Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrowers, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that

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are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.02(i), 2.02(j), 2.05, 8.02 and 8.03) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05, 8.02 and 8.03.

7.12.	Application of Gaming Laws.

(a)This Agreement, the Security Agreement and the other Loan Documents are subject to Gaming Laws and approval, if so required, of the applicable Gaming Board. Without limiting the foregoing, each of the Administrative Agent and the Lender Parties acknowledges that (i) it is subject to being called forward by the Gaming Board in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement and the other Loan Documents, including with respect to the Collateral (including Equity Securities), may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that required approvals are obtained from the requisite Gaming Boards.

(b)Each of the Administrative Agent and the Lender Parties agrees to cooperate with all Gaming Boards in connection with the provision of such documents or other information as may be requested by such Gaming Boards relating to the Loan Parties or to the Loan Documents. The Borrowers hereby consent to any such disclosure by the Administrative Agent and the Lender Parties to any Gaming Board and releases such parties from any liability for any such disclosure.

(c)If during the existence of an Event of Default hereunder or under any of the other Loan Documents it shall become necessary, or in the opinion of the Required Lenders advisable, for an agent, supervisor, receiver or other representative of the Administrative Agent and the Lender Parties to become licensed under any Governmental Rule as a condition to receiving the benefit of any Collateral encumbered by the Security Documents or other Loan Documents or to otherwise enforce the rights of the Administrative Agent and the Lenders under the Loan Documents, the Borrowers hereby agree to assist the Administrative Agent and the Lender Parties and any such

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agent, supervisor, receiver or other representative obtain licenses and to execute such further documents as may be required in connection therewith.

7.13.	Erroneous Payments.

(a)Each Lender, L/C Issuer, Swing Line Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender, L/C Issuer or Swing Line Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, L/C Issuer or Swing Line Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 7.13(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received,

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together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Revolving Loan Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Revolving Loan Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 8.05 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 7.13 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or

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satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)Each party’s obligations under this Section 7.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Revolving Loan Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)Nothing in this Section 7.13 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE VIII. MISCELLANEOUS.

8.01.	Notices.

(a)Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Borrowers, any Lender or the Administrative Agent under this Agreement or the other Loan Documents shall be in writing and faxed, mailed, e-mailed or delivered, if to the Borrowers or to the Administrative Agent, the L/C Issuer or the Swing Line Lender, at its respective facsimile number, e-mail address or address set forth below or, if to any Lender, at the e- mail address, address or facsimile number specified for such Lender in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (i) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (ii) when mailed, first- class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when sent by facsimile transmission or e-mail, upon confirmation of receipt; provided, however, that any notice delivered to the Administrative Agent, the L/C Issuer or the Swing Line Lender under Article II shall not be effective until actually received by such Person.

The Administrative Agent, the L/C Issuer and the

Swing Line Lender:For Notices of Borrowing, Notices of Conversion and

Notices of Interest Period Selection:

Wells Fargo Bank, National Association 1525 W. W.T. Harris Blvd

MAC D1109-019

Charlotte, NC 28262 Attention: Agency Services

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Fax No. (704) 715-0017

E-mail. agencyservices.requests@wellsfargo.com

For all other notices:

Wells Fargo Bank, National Association 5340 Kietzke Lane, Suite 102

Reno, Nevada 89511 Attention: Brett McLane Tel. No. (775) 689-6131

Fax No. (775) 689-6026

E-mail. brett.a.mclane@wellsfargo.com

The Borrowers:c/o Golden Road Motor Inn, Inc.

3800 South Virginia Street Reno, NV 89502

Attention: John Farahi Tel. No. (775) 825-4700

Fax No. (775) 332-9171

E-mail. jfarahi@monarchcasino.com and

Attention: Karl Brokmann Tel. No. (775) 824-4406

Fax No. (775) 332-9500

E-mail. kbrokmann@monarchcasino.com

Each Notice of Borrowing, Notice of Conversion and Notice of Interest Period Selection shall be given by the Borrowers to the Administrative Agent’s office located at the address referred to above during the Administrative Agent’s normal business hours; provided, however, that any such notice received by the Administrative Agent after 11:00 a.m. on any Business Day shall be deemed received by the Administrative Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by the Borrowers to the Administrative Agent or any Lender to be made by telephone, facsimile or e-mail, the Administrative Agent or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by the Administrative Agent or a Lender is such a person.

(b)The Borrowers agree that the Administrative Agent may make any material delivered by the Borrowers to the Administrative Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrowers or any other Loan Party, or any other materials or matters relating to this Agreement, the other Loan Documents or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, an Affiliate of the Administrative Agent, or any

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Person that is not an Affiliate of the Administrative Agent), such as IntraLinks, The Debt Exchange, Inc., SyndTrak Online or a substantially similar electronic system (the “Platform”). The Borrowers acknowledge that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Administrative Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform except for liability determined by a final, non-appealable judgment of a court of competent jurisdiction to be due to the Administrative Agent’s gross negligence or willful misconduct. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non- infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform. Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication.  Each Lender agrees

(i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

(c)Golden Road, MGI and Black Hawk each hereby appoints and constitutes Parent (the “Borrower Representative”) as its agent to (i) receive statements on account and all other notices from the Administrative Agent, the Lenders and the L/C Issuer and the Swing Line Lender and (ii) execute and deliver notices, statements and certificates to the Administrative Agent, the Lenders and the L/C Issuer and the Swing Line Lender, in each case, with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents. Any notice, election, representation, warranty, agreement or undertaking by or on behalf of Golden Road, MGI or Black Hawk by the Borrower Representative shall be deemed for all purposes to have been made by Golden Road, MGI or Black Hawk, as the case may be, and shall be binding upon and enforceable against Golden Road, MGI or Black Hawk (as applicable) to the same extent as if made directly by Golden Road, MGI or Black Hawk (as applicable). Any notice or certificate required or permitted hereunder to be delivered by any or all of the Borrowers (or their Responsible Officers or Senior Officers) may be delivered by the Borrower Representative (or its Responsible Officers or Senior Officers) on behalf of any or all of the Borrowers, as the case may be. The Borrowers may replace the Borrower Representative with a different Borrower from time to time upon prior written notice to the Administrative Agent.

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8.02.Expenses. The Borrowers shall pay promptly after demand, whether or not any Credit Event occurs hereunder, (a) all reasonable fees and expenses, including reasonable syndication expenses, travel expenses, attorneys’, consultants’ and experts’ fees and expenses incurred by the Administrative Agent in connection with the syndication of the facilities provided hereunder, due diligence, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Loan Documents, and the preparation, negotiation, execution and delivery of amendments, waivers, consents, modifications and supplements related to the Loan Documents, (b) all reasonable fees and expenses of the Administrative Agent in connection with the use of any Platform and (c) subject to Section 8.19, all fees and expenses, including reasonable attorneys’ fees and expenses, incurred by the Administrative Agent and the Lenders in the enforcement of any of the Obligations or in preserving any of the Administrative Agent’s or the Lenders’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Loan Documents or the Obligations or any bankruptcy or similar proceeding involving any Loan Party). The obligations of the Borrowers under this Section 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

8.03.Indemnification. To the fullest extent permitted by law, and in addition to any other indemnity set forth in the Loan Documents, the Borrowers agree to (a) protect, indemnify, defend and hold harmless the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders and their Affiliates and their respective directors, officers, employees, attorneys, agents, trustees and advisors (collectively, “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, claims or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorneys’ fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to (i) the Loan Documents or any transaction contemplated thereby or related thereto, including the making of any Loans, the funding of any Unreimbursed Amounts and any use by the Borrowers of any proceeds of the Loans or the Letters of Credit, (ii) any Environmental Damages, (iii) any claims for brokerage fees or commissions in connection with the Loan Documents or any transaction contemplated thereby or in connection with the Borrowers’ failure to conclude any other financing, and to reimburse each Indemnitee on demand for all reasonable legal and other expenses incurred in connection with investigating or defending any of the foregoing, (iv) the use of any Platform or (v) any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by the Security Documents, including any penalties, claims or other losses resulting from any delay in paying such excise, sales or other similar taxes and (b) reimburse each Indemnitee for all reasonable legal fees and other expenses in connection with such Indemnitee’s investigation or defense of any of the foregoing; provided, however, that nothing contained in this Section 8.03 shall obligate the Borrowers to protect, indemnify, defend or hold harmless any Indemnitee against any such liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, claims or expenses to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Indemnitee or a breach of such Indemnitee’s obligations under this Agreement. In the case of any investigation, litigation or proceeding to which the indemnity set forth in this Section 8.03 applies, such indemnity shall be

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effective whether or not such investigation, litigation or proceeding is brought by a Borrower, the holders of a Borrower’s Equity Securities, any creditor of a Borrower or an Indemnitee and whether or not an Indemnitee is otherwise a party thereto. Upon receiving knowledge of any suit, claim or demand asserted by a third party that the Administrative Agent or any Lender believes is covered by this indemnity, the Administrative Agent or such Lender shall give the Borrowers notice of the matter; provided that the failure of the Administrative Agent or such Lender to so notify the Borrowers shall not relieve the Borrowers from their obligations under this Section 8.03 or result in any liability of the Administrative Agent or the Lenders. In connection with any such suit, claim or demand, the Administrative Agent or such Lender may select its own counsel or request that the Borrowers defend such suit, claim or demand, with legal counsel satisfactory to the Administrative Agent or such Lender as the case may be, at the Borrowers’ sole cost and expense; provided, however, that the Administrative Agent or such Lender shall not be required to so notify the Borrowers and the Administrative Agent or such Lender shall have the right to defend, at the Borrowers’ sole cost and expense, any such matter that is in connection with a formal proceeding instituted by any Governmental Authority having authority to regulate or oversee any aspect of the Administrative Agent’s or such Lender’s business or that of its Affiliates. The Administrative Agent or such Lender may also require the Borrowers to defend the matter. Notwithstanding the foregoing provisions, the Indemnitees will be entitled to employ counsel separate from counsel for the Borrowers and for any other party in such action if any such Indemnitee reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Borrowers not advisable, all at the Borrowers’ expense. In the event an Indemnitee (or any of its officers, directors or employees) appears as a witness in any action or proceeding brought against the Borrowers in which an Indemnitee is not named as a defendant, the Borrowers agree to reimburse such Indemnitee for all out-of-pocket expenses incurred by it (including fees and expenses of counsel) in connection with its appearing as a witness. Any failure or delay of the Administrative Agent or any Lender to notify the Borrowers of any such suit, claim or demand shall not relieve the Borrowers of their obligations under this Section 8.03. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction. The Borrowers shall not, without the prior written consent of each Indemnitee affected thereby (which consent will not be unreasonably withheld), settle any threatened or pending claim or action that would give rise to the right of any Indemnitee to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee and (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee. The Borrowers agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Borrowers or their Affiliates or to their respective equity holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability is determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s own gross negligence or willful misconduct.  The obligations of the Borrowers

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under this Section 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement. The obligations of the Loan Parties with respect to Environmental Damages are (1) separate and distinct from the Obligations described within the Real Property Security Documents and the Liens and security interests created in the Real Property Security Documents, and (2) may be enforced against the Loan Parties without regard to the existence of the Real Property Security Documents and independently of any action with respect to the Real Property Security Documents.

8.04.Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Loan Document may be amended or waived, and any consent under this Agreement or any other Loan Document may be given, if such amendment, waiver or consent is in writing and is signed by the Borrowers and the Required Lenders (or the Administrative Agent on behalf of the Required Lenders with the written approval of the Required Lenders); provided, however, that:

(a)Any amendment, waiver or consent which would (i) amend the definition of “Required Lenders”, or modify in any other manner the number or percentage of the Lenders required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement (other than “Required Lenders”), (ii) extend the Maturity Date, (iii) reduce the principal of or interest on any Loan or L/C Borrowing or any fees or other amounts payable for the account of the Lenders hereunder (it being understood that a waiver of a mandatory prepayment under Section 2.06(c) shall only require the consent of the Required Lenders), (iv) extend any date fixed for any payment of the principal of or interest on any Loans or any fees or other amounts payable for the account of the Lenders or (v) amend this Section 8.04 or Section 2.10, must be in writing and signed or approved in writing by all of the Lenders directly affected thereby, in each case except with respect to the amendments to effectuate the terms of Section 2.01(b) or Section 2.17 as provided for below;

(b)Any amendment, waiver or consent which releases any Loan Party or all or substantially all of the Collateral must be in writing and signed or approved in writing by all Lenders, except that (i) any such release in connection with a sale or other disposition of Collateral authorized by Section 5.02(c) may be executed by the Administrative Agent and shall not require the approval of any Lenders, Lender Bank Product Providers or Lender Rate Contract Counterparties and (ii) any amendment, waiver or consent which modifies the terms of Section 5.02(c) (including any modification relating to the prepayment of proceeds from any such sale or other disposition) shall require the consent of the Required Lenders;

(c)Any amendment, waiver or consent which increases the Revolving Loan Commitments of any Lender must be in writing and signed by such Lender;

(d)Any amendment, waiver or consent which affects the rights or duties of the Swing Line Lender under this Agreement must be in writing and signed by the Swing Line Lender;

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(e)Any amendment, waiver or consent which affects the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it must be in writing and signed by the L/C Issuer;

(f)Any amendment, waiver or consent which affects the rights or obligations of the Administrative Agent must be in writing and signed by the Administrative Agent;

(g)[Reserved];

(h)Any amendment, waiver or consent which would amend the application of proceeds set forth in Section 6.02 must be in writing and signed or approved in writing by all Lenders and, to the extent not included therein, all Lender Parties that are Lender Rate Contract Counterparties that have provided the Administrative Agent with prior written notice of their status as such; and

No failure or delay by the Administrative Agent or any Lender in exercising any right under this Agreement or any other Loan Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. The Lenders may condition the giving or making of any amendment, waiver or consent of any term, covenant, agreement or condition of this Agreement or any other Loan Document on payment of a fee by the Borrowers (which may be payable only to the Lenders that consent to such matters within specified periods).

In addition, notwithstanding the foregoing, (x) the Fee Letter may only be amended, modified or changed, or rights or privileges thereunder waived, only by the parties thereto in accordance with the respective provisions thereof and (y) each Lender Rate Contract and agreement with respect to Lender Bank Products may only be amended, modified or changed, or rights or privileges thereunder waived, only by the parties thereto in accordance with the respective provisions thereof.

Notwithstanding anything to the contrary herein, any Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) any Revolving Proportionate Share of such Defaulting Lender may not be increased, (ii) the applicable maturity date of any Loans of such Defaulting Lender, as applicable, may not be extended, and (iii) principal and interest owing to such Defaulting Lender may not be reduced, in each case without the consent of such Defaulting Lender. This paragraph is referred to as the “Defaulting Lender Amendment Paragraph.”

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 8.04 shall apply equally to, and shall be binding upon, each of the Administrative Agent, and the Lenders.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against

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the Borrowers or either of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 6.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents or (c) any Lender from exercising setoff rights in accordance with Section 8.06 (subject to the terms of Section 2.10); and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 6.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Notwithstanding the foregoing, (i) the Administrative Agent (and, if applicable, the Borrowers) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 2.11(c) in accordance with the terms of Section 2.11(c) and (ii) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error, or any error or omission of a purely technical nature, in the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision without further action or consent of any other party if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Business Days following receipt of notice thereof.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including amendments to Section 2.10 and this Section 8.04) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.01(b) or Section 2.17 (subject to the consents of any Lenders required in such Section); provided that no amendment or modification shall result in (i) any increase in the amount of any Lender’s Revolving Loan Commitment or any increase in any Lender’s Revolving Proportionate Share, (ii) any extension in the Maturity Date applicable to any Lender’s Loans or Revolving Loan Commitments or (iii) any extension of any date fixed for payment of principal, interest or fees on any Lender’s Loans or Revolving Loan Commitments, in each case, without the written consent of such affected Lender.

8.05.	Successors and Assigns.

(a)Binding Effect. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations

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under any Loan Document (except in connection with a merger or consolidation permitted by Section 5.02(d)) without the prior written consent of the Administrative Agent and each Lender. Any purported assignment or transfer by a Loan Party in violation of the foregoing shall be null and void.

(b)Participations. Any Lender may, without notice to or consent of the Borrowers, at any time sell to one or more Persons (“Participants”) participating interests in all or a portion of any Loan owing to such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender or any other interest of such Lender under this Agreement and the other Loan Documents (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans); provided that notwithstanding the foregoing, no Participant shall be (i) a Loan Party or an Affiliate of a Loan Party, (ii) a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or (iii) a Defaulting Lender. In the event of any such sale by a Lender of participating interests, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in Section 8.04(a)(i), (iv), (v) or (vii) or Section 8.04(b) but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder. The Borrowers agree that if amounts outstanding under this Agreement and the other Loan Documents are not paid when due (whether upon acceleration or otherwise), each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Documents; provided, however, that (i) no Participant shall exercise any rights under this sentence without the consent of the Administrative Agent, (ii) no Participant shall have any rights under this sentence which are greater than those of the selling Lender and (iii) such rights of setoff shall be subject to the obligation of such Participant to share the payment so obtained with all of the Lenders as provided in Section 2.10(b).

The Borrowers agree that each Participant shall be entitled to the benefits of Section 2.11 and Section 2.12 (subject to the requirements and limitations therein, including the requirements under Section 2.12 (it being understood that the documentation required under Section 2.12(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.15 as if it were an assignee under paragraph (c) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.11 or Section 2.12, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change of Law that occurs after the Participant acquired the

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applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.15 with respect to any Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)Assignments. Any Lender may, at any time, sell and assign to any Lender or any Eligible Assignee (individually, an “Assignee Lender”) all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including for purposes of this subsection (c), participations in L/C Obligations and in Swing Line Loans) (such a sale and assignment to be referred to herein as an “Assignment”) pursuant to an assignment agreement in substantially the form of Exhibit G (an “Assignment Agreement”), executed by each Assignee Lender and such assignor Lender (an “Assignor Lender”) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that:

(i)Each Assignee Lender that shall become a Lender shall provide, as a condition to the effectiveness of such assignment, appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may require with respect to any continuing obligation to purchase participation interests in any L/C Obligations or any Swing Line Loans then outstanding;

(ii)Without the written consent of the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrowers (which consent of the Administrative Agent and the Borrowers shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder, provided that the Borrowers shall be deemed to have consented to any such Assignment unless it shall object thereto by written notice to the Administrative Agent within five

(5) Business Days after having received notice thereof;

(iii)Without the written consent of (1) the Administrative Agent, (2) if such Assignment would result in the Assignee Lender becoming a Lender, the L/C Issuer and the Swing Line Lender, and (3) if no Event of Default has

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occurred and is continuing, the Borrowers (which consent shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender (I) that is less than Five Million Dollars ($5,000,000) in the aggregate or (II) if, after giving effect to such Assignment, the Revolving Loan Commitment or Loans of such Lender or such Assignee Lender would be less than Five Million Dollars ($5,000,000) (except that, in each case, a Lender may make an Assignment which reduces its Revolving Loan Commitment or Loans to zero without the written consent of the Borrowers and the Administrative Agent except to the extent such written consent is required by clause (ii) above and clause (iv) below); and

(iv)Without the written consent of the Administrative Agent and, if no Default has occurred and is continuing, the Borrowers (which consent of the Administrative Agent and the Borrowers shall not be unreasonably withheld or delayed), no Lender may make any Assignment which does not assign and delegate an equal pro rata interest in such Lender’s Revolving Loans, Revolving Loan Commitment and all other rights, duties and obligations of such Lender under this Agreement and the other Loan Documents.

Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement,

(A) each Assignee Lender thereunder shall be a Lender hereunder with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Loan Documents, and (B) the Assignor Lender thereunder shall be a Lender with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement or, if the Revolving Loan Commitment and Loans of the Assignor Lender have been reduced to $0, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement; provided further, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Revolving Loan Commitment and Loans to $0 and the resulting adjustment of Revolving Loan Commitment and Loans arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Loan Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note(s) of the Assignor Lender thereunder, new Note(s) to each Assignee Lender thereunder that requests such a note (with each new Note to be in an amount equal to the Revolving Loan Commitment assumed by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, new Note(s) to the Assignor Lender if so requested by such Assignor Lender (with each new Note to be in an amount equal to the Revolving Loan Commitment retained by it). Each such new Note shall be dated the Fifth Restatement Effective Date or other date acceptable

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to such Lender, and each such new Note shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the Assignor Lender shall be returned by the Administrative Agent to the Borrowers marked “Replaced”.

Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Revolving Loan Commitment and Loans pursuant to subsection (c) above, Wells Fargo may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or

(ii) upon five Business Days’ notice to the Borrowers, terminate the Swing Line. In the event of any such resignation as L/C Issuer or termination of the Swing Line, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer or the termination of the Swing Line, as the case may be. Wells Fargo shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.02(c)). If Wells Fargo terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.03(c).

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Revolving Proportionate Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Governmental Rules without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(d)Register. The Borrowers hereby designate the Administrative Agent (the “Agent”), and the Agent agrees, to serve as the Borrowers’ agent, solely for purposes of this Section 8.05(d), to maintain a register at its address referred to in Section 8.01 (the “Register”) on which it will record the Revolving Loan Commitments from time to time of each of the Lenders, the Loans made by, and Letters of Credit of, each of the Lenders and each repayment in respect of the principal amount of the Loans and Letters of Credit of each Lender. Failure to make any such recordation, or any error in such recordation

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shall not affect the Borrowers’ obligations in respect of such Loans or Letters of Credit. With respect to any Lender, the transfer of the Revolving Loan Commitment of such Lender and the rights to the principal of, and interest on, any Loan or Letter of Credit made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent, such recordation not to be unreasonably delayed. The ownership of such Revolving Loan Commitment, Loans and Letters of Credit prior to such recordation and all amounts owing to the transferor with respect to such Revolving Loan Commitment, Loans and Letters of Credit shall remain owing to the transferor. In addition, the Administrative Agent shall maintain on the Register information regarding the designation and revocation of designation, of any Lender as a Defaulting Lender. The registration of an assignment or transfer of all or part of any Revolving Loan Commitment, Loan or Letter of Credit shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment Agreement pursuant to Section 8.05(c). Coincident with the delivery of such an Assignment Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to assigning or transferor Lender. The Borrowers agree to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 8.05(d); and the Borrowers hereby designate the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrowers’ agent, solely for purposes of this Section 8.05(d), to maintain the Participant Register.

(e)Registration. Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Section 8.05(c), by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent by Assignor Lender of a registration and processing fee of

$3,500, the Administrative Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers. The Administrative Agent may, from time to time at its election, prepare and deliver to the Lenders and the Borrowers a revised Schedule I reflecting the names, addresses and respective Revolving Loan Commitment or Loans of all Lenders then parties hereto (and in any event Schedule I shall be deemed amended to reflect any assignment consummated pursuant to the terms of this Agreement or upon any Lender becoming a party to this Agreement by any other means (including pursuant to a joinder as contemplated by Section 2.01(b)).

(f)Confidentiality. Subject to Section 8.10, the Administrative Agent and the Lenders may disclose the Loan Documents and any financial or other information relating to the Loan Parties to each other or to any potential Participant or Assignee Lender.

(g)Pledges to Federal Reserve Banks; Other Pledges of Notes. Notwithstanding any other provision of this Agreement, any Lender may at any time

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assign all or a portion of its rights under this Agreement and the other Loan Documents to a Federal Reserve Bank. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Loan Documents. In the case of any Lender that is a Fund, such Lender may (i) assign or pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to the trustee under any indenture to which such Lender is a party in support of its obligations to the trustee for the benefit of the applicable trust beneficiaries, or (ii) pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to its lenders for collateral security purpose; provided, however, no such pledgee under clause (i) or (ii) shall become a Lender hereunder (by foreclosure, transfer in lieu of foreclosure or otherwise) unless and until it complies with the assignment provisions of this Agreement to become a Lender hereunder and has received all consents required hereunder.

(h)True Sale. All participations in the Obligations or any portion thereof, whether pursuant to provisions hereof or otherwise, are intended to be “true sales” for purposes of financial reporting in accordance with Statement of Financial Accounting Standards No. 140. Accordingly, the L/C Issuer or any Lender that sells or is deemed to have sold a participation in the Obligations (including any participations in Letters of Credit and/or Loans, any participations described in clause (b) above and any participations under Section 2.10(b)) (each a “Participation Seller”) hereby agrees that if such Participation Seller receives any payment in respect of the Obligations to which such participation relates through the exercise of setoff by such Participation Seller against the Borrowers or any other obligor, then such Participation Seller agrees to promptly pay to the participating party in such participation such participant’s pro rata share of such setoff (after giving effect to any sharing with the Lenders under Section 2.10(b) hereof).

(i)Additional Forms. If required by applicable Governmental Rules or otherwise deemed prudent by the Administrative Agent, the Borrowers and each Lender shall prepare, execute and deliver a completed Form U-1 (or Form G-3, as applicable) for each Lender (and, if applicable, for each Participant, in which case the applicable Lender shall cause its Participant to satisfy the requirements of this Section).

8.06.	Setoff; Security Interest.

(a)Setoffs By Lenders. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent but without prior notice to or consent of the Borrowers, any such notice and consent being expressly waived by the Borrowers to the extent permitted by applicable Governmental Rules, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations any amount owing from such Lender to the Borrowers; provided, however, that in the event that any Defaulting Lender shall exercise any such right of set-off, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (ii) the Defaulting Lender shall provide

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promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set- off. The aforesaid right of set-off may be exercised by such Lender or its Affiliates against the Borrowers or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrowers or against anyone else claiming through or against the Borrowers or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

(b)Security Interest. As security for the Obligations, the Borrowers hereby grant to the Administrative Agent and each Lender, for the benefit of the Administrative Agent and the Lenders, a continuing security interest in any and all deposit accounts or moneys of the Borrowers now or hereafter maintained with such Lender. Each Lender shall have all of the rights of a secured party with respect to such security interest.

8.07.No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

8.08.Subject to Law; Partial Invalidity. All rights, powers and remedies provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of applicable law. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

8.09.Jury Trial. EACH OF THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENTAL RULES, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

8.10.Confidentiality. None of the Administrative Agent or any Lender shall disclose to any Person any Confidential Information, except that the Administrative Agent and any Lender may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates; (b) to the Administrative Agent or any other Lender;

(c) which is otherwise known or available to the public or which is otherwise known to the

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receiving party prior to the time such Confidential Information was delivered to the Administrative Agent or any Lender; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over the Administrative Agent or such Lender (including as required in connection with pledges and assignments permitted under Section 8.05(g)); (e) if required in response to any summons or subpoena; (f) in connection with any enforcement by the Administrative Agent or the Lenders of their rights under this Agreement or the other Loan Documents or any litigation among the parties relating to the Loan Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to the Administrative Agent or such Lender; (h) to any Assignee Lender or Participant or any prospective Assignee Lender or Participant; provided that such Assignee Lender or Participant or prospective Assignee Lender or Participant agrees to be bound by the provisions of (or provisions substantially similar to) this Section 8.10; (i) the Title Company or (j) otherwise with the prior consent of such Loan Party; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of the Loan Parties under this Agreement and the other Loan Documents. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement and the other Loan Documents. Nothing in this Section 8.10 shall limit the use of any Platform as described in Section 8.01(b).

8.11.Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart.

8.12.Consent to Jurisdiction. Each of the parties to this Agreement irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Nevada and the courts of the United States located in Nevada and agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the other Loan Documents may be brought against such party in any such courts. In addition, the Borrowers irrevocably submit to the non-exclusive jurisdiction of the courts of any State (each a “Real Property State”) where any real property described in any Real Property Security Agreement is located and the courts of the United States located in any such Real Property State and agrees that any legal action, suit or proceeding arising out of or relating to any Real Property Security Agreement related to real property located in a Real Property State may be brought against such party in any such courts in such Real Property State. Final judgment against any party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section 8.12 shall affect the right of any party to commence legal proceedings or otherwise sue any other party in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any other party in any manner authorized by the laws of any such jurisdiction. The Borrowers agree that process served either personally or by registered mail shall, to the extent permitted by law, constitutes adequate service of process in any such suit. Each of the

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parties to this Agreement irrevocably waives to the fullest extent permitted by applicable Governmental Rules (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above;

(b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum;

(c) its right of removal of any matter commenced by any other party in the courts of the State of Nevada or any Real Property State or to any court of the United States; (d) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Loan Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Loan Document to post security for the costs of any party or to post a bond or to take similar action.

8.13.Relationship of Parties. The relationship between the Borrowers, on the one hand, and the Lenders and the Administrative Agent, on the other, is, and at all times shall remain, solely that of borrowers and lenders. Neither the Lenders nor the Administrative Agent shall under any circumstances be construed to be partners or joint venturers of the Borrowers or any of their Affiliates; nor shall the Lenders nor the Administrative Agent under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrowers or any of their Affiliates, or to owe any fiduciary duty to the Borrowers or any of their Affiliates. The Lenders and the Administrative Agent do not undertake or assume any responsibility or duty to the Borrowers or any of their Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrowers or any of their Affiliates of any matter in connection with its or their property, any security held by the Administrative Agent or any Lender or the operations of the Borrowers or any of their Affiliates. The Borrowers and each of their Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender or the Administrative Agent in connection with such matters is solely for the protection of the Lenders and the Administrative Agent and neither the Borrowers nor any of their Affiliates is entitled to rely thereon.

8.14.Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

8.15.Waiver of Punitive Damages. Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree that they shall not seek from the other parties punitive damages under any theory of liability; provided that nothing contained in this sentence shall limit the Loan Parties’ indemnity and reimbursement obligations to the extent set forth in Section 8.03 (including the Loan Parties’ indemnity and reimbursement obligations to indemnify Indemnitees for indirect, special, punitive or consequential damages that are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder) .

8.16.USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and

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other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

8.17.Waivers and Agreements of Borrowers. While not intended by the parties hereto, if it is determined that any Borrower is a surety of another Borrower:

(a)Without limiting the provisions of Section 1.13, the covenants, agreements and obligations of each Borrower set forth herein are joint and several and shall be primary obligations of such Borrower, and such obligations shall be absolute, unconditional and irrevocable, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever, foreseeable or unforeseeable.

(b)Each Borrower hereby waives (i) any right of redemption with respect to the Collateral after the sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations and (ii) any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (A) proceed against the other Borrowers or any other Person, (B) proceed against or exhaust any other collateral or security for any of the Obligations or (C) pursue any remedy in the Administrative Agent’s or any Lender’s power whatsoever. Each Borrower hereby waives any defense based on or arising out of any defense of the other Borrowers or any other Person other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of the other Borrowers or any other Person, or the enforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the other Borrowers other than payment in full of the Obligations. The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent may have against the other Borrowers or any other Person, or any security, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent the Obligations have been paid in full. Each Borrower waives all rights and defenses arising out of an election of remedies by the Administrative Agent, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower’s rights of subrogation and reimbursement against the other Borrowers.

8.18.Clarification. Notwithstanding anything to the contrary, the parties hereto understand and agree that Wells Fargo is acting in various capacities under this Agreement and the other Loan Documents and therefore shall be permitted to fulfill its roles and manage its various duties hereunder in such manner as Wells Fargo sees fit and, for the avoidance of doubt, in lieu of sending notices to itself when acting in different capacities Wells Fargo may keep internal records regarding all such communications, notices and actions related to this Agreement and the other Loan Documents in accordance with its past practice.

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8.19.Costs to Prevailing Party. If any action or arbitration proceeding is brought by any party against any other party under this Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover such costs and attorney’s fees as the court or the arbitrator in such action or proceeding may adjudge as appropriate.

8.20.Notes. If any lender party to the Existing Credit Agreement receives a Revolving Loan Note under this Agreement, such lender shall promptly return its Revolving Loan Note (as defined in the Existing Credit Agreement), as applicable, marked “cancelled” to the Borrowers.

8.21.Acknowledgement and Consent to Bail-In of Affected Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

8.22.	Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more

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Benefit Plans in connection with any Loans, Letters of Credit or the Revolving Loan Commitments;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement;

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement, (B) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:

(i)none of the Administrative Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);

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(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitment and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitment and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Secured Obligations);

(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)no fee or other compensation is being paid directly to the Administrative Agent or their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Revolving Loan Commitments or this Agreement.

(c)The Administrative Agent hereby informs the Lenders that it is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that it has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Revolving Loan Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Revolving Loan Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

4147-6459-6034

8.23.Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Rate Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States:

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b)As used in this Section 8.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12

C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

4147-6459-6034

(c)Each Loan Document is hereby amended to incorporate by reference the provisions of this Section 8.23, mutatis mutandis.

[The first signature page follows]

4147-6459-6034

IN WITNESS WHEREOF, the Borrowers, the Lenders, the Administrativ Agent, the L/C Issuer and the Swing Line Lender have caused this Agreement to be executed s of the day and year first above written.

BORROWERS:

MONARCH CASINO & RESORT, use.,

a Nevada corporation

BNaK:Jyohn:Fi  =

Title:SecretaryJ

GOLDEN ROAD MOTOR INN, INC,,

a Nevada corporation

/2

// /,

By : ..-::7-::::>-:;v

N Farahi

Title: Secretary

MONARCH GROWTH INC.,

B

a Nevada corporation

N. oFJr6hi Title:Director

--<-

MONARCH BLACK HAWK, INC.,

a Colorado corporation

[Signature Page to Fifth Amended and Restated Credit Agreement- Monarch 202f]

/

By:  Nam2'ToimFarahi

Title:Director

[Signature Page to Fifth Amended and Restated Credit Agreement- Monarch 202f]

ADMINISTRATIVE AGENT, L/C ISSUER AND SWING LINE LENDER:

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Administrative Agent, L/C Issuer and Swing Line Lender

By::eiAt=

Name: Brett McLane

Title:Vice President

THE LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:'13UiJ..JA--u -

Name: Brett McLane

Title:Vice President

[Signature Page to Fifth Amended and Restated Credit Agreement- Monarch 2023]

LENDER

SCHEDULE I THE LENDERS

Part A

REVOLVING LOAN COMMITMENT

REVOLVING PROPORTIONATE SHARE

Wells Fargo Bank, National Association

$100,000,000100%

TOTAL$100,000,000100%

1

Part B

WELLS FARGO BANK, NATIONAL ASSOCIATION

as a Lender Notices:

Wells Fargo Bank, National Association 5340 Kietzke Lane, Suite 102

Reno, Nevada 89511 Attention: Brett McLane Tel. No. (775) 689-6131

Fax No. (775) 689-6026

E-mail. brett.a.mclane@wellsfargo.com

Domestic and Foreign Lending Office:

Wells Fargo Bank, National Association 1525 W. W.T. Harris Blvd

MAC D1109-019

Charlotte, NC 28262 Attention: Agency Services Fax No. (704) 715-0017

E-mail. agencyservices.requests@wellsfargo.com

2

SCHEDULE II

SCHEDULE OF EXISTING LETTERS OF CREDIT

Standby Letter of Credit No. IS0502348U dated April 19, 2017 issued by Wells Fargo in favor of The Hartford Fire Insurance Company.

SCHEDULE A

LEGAL DESCRIPTION

All that real property situated in the City of Reno, County of Washoe, State of Nevada, described as follows: PARCEL 1:

That certain parcel of land situate within the Northeast 1/4 of Section 25, Township 19 North, Range 19 East, M.D.B.&M., City of Reno, County of Washoe, State of Nevada and a portion of land shown on that certain "Reversion to Acreage" Parcel Map No. 2105, recorded March 5, 1987, as File No. 1144922, filed in the office of the Washoe County Recorder, State of Nevada, said Parcel No. 2105, being a reversion of acreage of Parcels A, B and C of Parcel Map No. 1085 filed April 18, 1980, as File No. 668558 in the office of the Washoe County Recorder, State of Nevada, more particularly described as follows:

BEGINNING at a point on the westerly line of Coliseum Way, said point being the Southwest corner of Parcel B of the above-mentioned Parcel Map No. 1085, from which point the Northeast corner of said Section 25 bears North 55°01'17" East 761.93 feet, said point being the true point of beginning; thence along said westerly line of Coliseum Way North 7°29'17" West 89.52 feet; thence South 69°53'10" West 1,082.38 feet to a point on the easterly line of S. Virginia Street; thence along said easterly line South 20°06'52" East 379.15 feet to the beginning of a tangent 25.00 foot radius curve to the left concave to the East, Northeast and North from which point the radius point bears North 69°53'08" East; thence southerly, southeasterly and easterly along said curve an arc distance of 37.15 feet through a central angle of 85°08'58" to a point on the North line of Peckham Lane; thence along said North line North 74°44'13" East 101.26 feet; thence North 77°47'44" East 99.26 feet to the beginning of a tangent 600.50 foot radius curve to the right concave to the South from which point the radius point bears South 12°12'16" East; thence easterly along said curve an arc distance of 117.60 feet through a central angle of 11°13'14"; thence North 76°58'43" East 27.42 feet to the beginning of a non-tangent 597.04 foot radius curve to the right concave to the South from which point the radius point bears South 0°02'01" East; thence from a tangent which bears North 89°57'59" East easterly along said curve an arc distance of 270.26 feet through a central angle of 25°56'08"; thence South 64°05'50" East 364.55 feet; thence North 25°54'07" East 23.81 feet to the beginning of a tangent 200.00 foot radius curve to the left concave to the Northwest and West from which point the radius point bears North 64°05'53" West; thence northeasterly and northerly along said curve an arc distance of

116.55 feet through a central angle of 33°23'24"; thence North 7°29'17" West 677.86 feet to the true point of beginning.

The basis of bearings for this description is the Nevada State Plane Coordinate System, West Zone (NAD 83/94).

Being further described as Parcel A as shown on Record of Survey Map No. 4880, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada on April 6, 2007, as File No. 3518334, Official Records.

NOTE: The above metes and bounds description appeared previously in that certain instrument recorded in the office of the County Recorder of Washoe County, Nevada on April 3, 2007, as Document No. 3516901 of Official Records.

(APN 020-254-58)

PARCEL 2:

That certain parcel of land situated within the Southeast 1/4 of Section 24 and in the Northeast 1/4 of Section 25, Township 19 North, Range 19 East, M.D.B.&M., City or Reno, County of Washoe, State of Nevada, more particularly described as follows:

BEGINNING at a point on the East line of Virginia Street as it presently exists from which point the Southwest corner of Parcel C of Reversion-Parcel Map No. 2105 recorded as File No. 1144922 on March 05, 1987 in the office of the County Recorder of Washoe County, Nevada, bears South 0°58'33" East 14.73 feet; said point also bears South 65°44'38" West 1,802.49 feet the Northeast corner of said Section 25, said point being the true point of beginning; thence North 69°10'56" East 173.39 feet; thence North 20°47'32" West 215.45 feet; thence South 69°10'54" West 173.49 feet; thence South 20°49'06" East 215.44 feet to the true point of beginning.

The basis of bearing used herein is the centerline tangent of Coliseum Way taken as North 8°11'31" West. Record per Parcel Map No. 1085 id North 8°10'00" West.

NOTE (NRS 111.312): The above metes and bounds description was prepared by Gilbert W. Patterson, PLS# 5666, at Castle Land Surveying, 240 Linden Street, Reno, NV 89502.

Being further described as Parcel C of Parcel Map No. 5226 according to the map thereof, filed in the office of the county recorder of Washoe county, State of Nevada, on April 8, 2016, as document no. 4577857, official records of Washoe county, Nevada.. (APN 020-254-63)

PARCEL 3:

All that certain real property situate in the County of Washoe, State of Nevada, described as follows:

Parcel B of Parcel Map No. 5226 for Biggest Little Investments, L.P., according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on April 8, 2016, as Document No. 4577857, Official Records of Washoe County, Nevada.

(APN 020-254-62)

PARCEL 4:

The following easements:

(1)	LAND EASEMENT AREAS

The intent of the description of Land Easement Area 1 is for the purpose of describing the area related to the access to and from the Sky-bridge Walkway and the Skybridge-Tower structure and any appurtenances thereto, and the description of the Land Easement Areas 2 through 8 are to envelope the footings of the Skybridge-Tower structure and support columns for the Skybridge-Walkway, as such terms are defined by that certain Atlantis Convention Center Skybridge Agreement and Easement which was recorded in the Official Records of Was-hoe County, Nevada on May 10, 2007 as Document No. 3530942.

All those certain land easements described below as Land Easement Area 1 through 8 (collectively, "Land Easement Areas") situate in the NE % of Section 25, T19N, R19E, M.D.M., City of Reno, County of Washoe, State of Nevada, being portions of Parcel IA of Record of Survey No. 4385, recorded May 13, 2004 as File No. 3037530 in the Official Records of Washoe County, Nevada being more particularly described as follows:

LAND EASEMENT AREA 1

COMMENCING on the northerly boundary of said Parcel lA also being the southerly right-of-way of East Peckham Lane at the southeasterly end of a line labeled "N64°05'19"W, 61.68' " being the POINT OF COMMENCEMENT for the following descriptions;

THENCE departing said boundary and right-of-way South 44°25'38"

West, 19.24 feet to the POINT OF BEGINNING of EASEMENT AREA 1;

THENCE along the following fourteen (14) courses:

1)	South 19°24'41" West, 37.53 feet;
2)	North 70°35'19" West, 62.00 feet;
3)	North 19°24'41" East, 14.84 feet;
4)	North 70°35'19" West, 5.00 feet;
5)	South 19°24'41" West, 3.80 feet;
6)	North 70°35'19" West, 27.00 feet;
7)	North 19°24'41" East, 7.00 feet;
8)	North 11°58'48" East, 11.60 feet;
9)	North 19°24'41" East, 10.00 feet;
10)	South 70°35'19" East, 30.00 feet;
11)	South 19°24'41" West, 3.02 feet;
12)	South 70°35'19" East, 19.00 feet;
13)	North 19°24'41" East, 1.02 feet;
14)	South 70°35'19" East, 46.50 feet to the POINT OF BEGINNING.

LAND EASEMENT AREA 2

THENCE departing said boundary and right-of-way South 76°19'26" West, 91.47 feet to the POINT OF BEGINNING of EASEMENT AREA 2;

THENCE along the following four (4) courses:

1)	South 19°24'41" West, 18.00 feet;
2)	North 70°35'19" West, 24.00 feet;
3)	North 19°24'41" East, 18.00 feet;
4)	South 70°35'19" East, 24.00 feet to the POINT OF BEGINNING.

LAND EASEMENT AREA 3

THENCE departing said boundary and right-of-way South 51°27'37" West, 102.62 feet to the POINT OF BEGINNING of EASEMENT AREA 3;

THENCE along the following four (4) courses:

1)	South 19°47'10" East, 20.00 feet;
2)	South 70°12'50" West, 20.00 feet;
3)	North 19°47'10" West, 20.00 feet;
4)	North 70°12'50" East, 20.00 feet to the POINT OF BEGINNING;

LAM) EASEMENT AREA 4

THENCE departing said boundary and right-of-way South 25°16'00" West, 137.29 feet to the POINT OF BEGINNING of EASEMENT AREA 4;

THENCE along the following four (4) courses:

1)	South 19°47'10" East, 20.00 feet;
2)	South 70°12'50" West, 20.00 feet;
3)	North 19°47'10" West, 20.00 feet;
4)	North 70°12'50" East, 20.00 feet to the POINT OF BEGINNING;

LAND EASEMENT AREA 5

THENCE departing said boundary and right-of-way South 11°19'40" West, 188.04 feet to the POINT OF BEGINNING of EASEMENT AREA 5;

THENCE along the following four (4) courses:

1)	South 19°47'10" East, 20.00 feet;
2)	South 70°12'50" West, 20.00 feet;
3)	North 19°47'10" West, 20.00 feet;
4)	North 70°12'50" East, 20.00 feet to the POINT OF BEGINNING;

LAND EASEMENT AREA 6

THENCE departing said boundary and right-of-way South 03°34'21" West, 245.08 feet to the POINT OF BEGINNING of EASEMENT AREA 6;

THENCE along the following four (4) courses:

1)	South 19°47'10" East, 20.00 feet;
2)	South 70°12'50" West, 20.00 feet;
3)	North 19°47'10" West, 20.00 feet;
4)	North 70°12'50" East, 20.00 feet to the POINT OF BEGINNING;

LAND EASEMENT AREA 7

THENCE departing said boundary and right-of-way South 01°12'05" East, 304.89 feet to the POINT OF BEGINNING of EASEMENT AREA 7;

THENCE along the following four (4) courses:

1)	South 19°47'10" East, 20.00 feet;
2)	South 70°12'50" West, 20.00 feet;
3)	North 19°47'10" West, 20.00 feet;
4)	North 70°12'50" East, 20.00 feet to the POINT OF BEGINNING;

LAND EASEMENT AREA 8

THENCE departing said boundary and right-of-way South 04°19'59" East, 351.55 feet to the POINT OF BEGINNING of EASEMENT AREA 8;

THENCE along the following four (4) courses:

1)	South 19°47'10" East, 7.00 feet;
2)	South 70°12'50" West, 27.00 feet;
3)	North 19°47'10" West, 7.00 feet;
4)	North 70°12'50" East, 27.00 feet to the POINT OF BEGINNING;

The basis of bearings for these descriptions is identical to the aforementioned Record of Survey No. 4385.

(2)	AIRSPACE EASEMENT AREA

The intent of this description is to create a three-dimensional corridor of that portion of the existing Skybridge-Walkway which is situate above the RSCC Land, as such terms are defined by that certain Atlantis Convention Center Skybridge Agyeement and Easement which was recorded in the Official Records of Washoe County, Nevada on May 10, 2007, as Document No. 3530942.

All that certain airspace easement situate in the NE 1/4 of Section 25, T19N, R19E, M.D.M., City of Reno, County of Washoe, State of Nevada, being a portion of Parcel 1 A of Record of Survey No. 4385, recorded May 13, 2004 as File No. 3037530 in the Official Records of Washoe County, Nevada being the basis of bearings for the description as follows:

COMMENCING on the northerly boundary of said Parcel lA also being the southerly right-of-way of East Peckham Lane at the northwesterly end of a line labeled "N64°05'19"W, 61.68' ";

THENCE along a non-tangent curve to the left having a radial bearing of South 21°41'28" West, a radius of

465.00 feet, a central angle of 01°38'45" and an arc length of 13.36 feet along said boundary to the POINT OF BEGINNING;

THENCE departing said common boundary and along the following six (6) courses:

1)	South 19°24'41" West, 47.45 feet;
2)	South 70°35'19" East, 4.50 feet;
3)	South 19°24'41" West, 14.30 feet;
4)	North 70°35'19" West, 4.50 feet;
5)	South 19°24'41" West, 1.46 feet;
6)South 19°47'10" East, 363.35 feet to the northerly wall of the existing Reno Sparks Convention Center;

THENCE South 70°12'50" West, 28.00 feet along said wall;

THENCE departing said wall and along the following two (2) courses:

1)	North 19°47'10" West, 373.32 feet;
2)North 19°24'41" East, 72.66 feet to the aforementioned northerly boundary of Parcel IA and southerly right-of-way;

THENCE along a non-tangent curve to the right, having a radial bearing of South 16°35'39" West, a radius of 465.00 feet, a central angle of 03°27'04" and an arc length of 28.01 feet along said common boundary to the POINT OF BEGINNING.

The airspace easement is bounded vertically between the elevations of 4467.5 feet, bottom of bridge, to 4491.0 feet, top of parapet. Basis of Elevation are the control points as shown on Sheet C1.1 of the improvements plans for the Convention Center Skybridge as prepared by Waldemar Eklof Architect dated October 16, 2007.

(3)	ENTRY EASEMENT AREA

All that certain Skybridge Easement situate in the NE 1/4 of Section 25, T19N, R19E, M.D.M., City of Reno, County of Washoe, State of Nevada, being a portion of Parcel lA of Record of Survey Map No. 4385 as recorded in Washoe County Official Records on May 13th, 2004 as Filing No. 3037530 and being more particularly described as follows:

BEGINNING at an angle point on the southerly right-of-way line of East Peckham Lane, said point being on the South end of a course labeled S 30°24'11" W, 1.27' as shown in "Detail A" of said Record of Survey Map No. 4385; thence along the following nine (9) courses;

1.Along a curve to the right having a tangent bearing of S 16°47'49" E, a radius of 24.00 feet, a central angle of 43°25'56", and an arc length of 18.19 feet along a existing back of sidewalk;
2.	S 26°38'07" W, 49.21 feet along said existing back of sidewalk;
3.	N 64°56'08" W, 27.04 feet;
4.S 19°47'10" E, 329.08 feet to the North building line of the existing Reno-Sparks Convention Center;
5.	S 70°12'50" W, 89.00 feet along said North building line;
6.	N 19°47'10" W, 368.05 feet;
7.N 17°05'37" E, 94.36 feet to the aforementioned southerly right-of-way line of East Peckham Lane;
8.Along a curve to the right, having a tangent bearing of S 76°24'0" E, a radius of 465.00 feet, a central angle of 08°05'28" and an arc length of 65.67 feet along said right-of-way;
9.	S 64°05'19" E, 61.68 feet along said right-of-way to the POINT OF BEGINNING.

NOTE: (NRS 111.312) The above metes and bounds description appeared previously in that certain document recorded in the office of the County Recorder of Washoe County, Nevada as Document No. 3721320, of Official Records.

SCHEDULE B

LEGAL DESCRIPTION

All that real property situated in the City of Reno, County of Washoe, State of Nevada, described as follows:

PARCEL 1:

BEGINNING at the intersection of the Western line of South Virginia Street (U.S. 395), (86 feet wide) with the Southern line of the parcel of land described in Parcel 1 in the Deed to William H. Moffat, recorded in Book 74, File No. 44494, Deed Records, from said point of beginning the Southeast corner of Section 25, Township 19 North, Range 19 East, M.D.B.&M., bears South 20°42'22" East 4413.18 feet; thence along a fence line along the Southern boundary of said Moffat parcel the five following courses and distances: South 70°36'51" West 358.52 feet; North 19°50'56" West 63.62 feet; South 70°36'51" West 27.66 feet; North 22°02'59" West 27.33 feet; and South 67°27'53" West 635.24 feet to a fence line along the Western line of the Cochran Ditch; thence along said fence line along said Western line of said Cochran Ditch the ten following courses and distances: North 38°59'53" West 45.40 feet; North 3°43'20" West 65.74 feet; North 38°06'35" East 102.87 feet; North 0°22'42" West 86.15 feet; North 0°06'57" West 24.68 feet; North

7°46'41" West 49.06 feet; North 21°40'34" West 131.88 feet; North 10°43'03" West 84.24 feet; North 1°13'59" East 94.68 feet; and North 8°27'39" East 119.99 feet to a fence along the Northern boundary of said Moffat parcel; thence North 68°59'51" East along said fence line along said Northern boundary of said Moffat parcel 754.93 feet to said Western line of South Virginia Street; thence South 20°52'13" East along the last mentioned line 794.38 feet to the point of beginning, situate in the Northeast '/4 of said Section 25. Reference is made to License Survey No. 298942.

EXCEPTING THEREFROM that parcel described in Deed recorded November 3, 1970, under File No. 189261, Official Records of Washoe County.

ALSO EXCEPTING THEREFROM all that portion of the herein described property lying within West Peckham Lane as it presently exists, and or conveyed to the City of Reno by Deed recorded November 3, 1970, under File No. 189266.

AND ALSO EXCEPTING THEREFROM that portion described as Parcel 2 in Deed to Eagle Thrifty Drugs and Markets, Inc., a Nevada corporation, recorded January 7, 1972, under File No. 231197.

ALSO EXCEPTING THEREFROM that portion conveyed by an instrument recorded February 15, 2006 as File No. 3349617, Official Records.

PARCEL 2:

COMMENCING at the East quarter corner of said Section 25; thence South 89°26'06" West along the East-West centerline of said Section 25, a distance of 1002.7 feet to the Western line of South Virginia Street (U. S. Highway 395); thence along said Western line of said South Virginia Street the two following courses and distances: North 20°34'25' West 353.34 feet and North 20°52'13" West a distance of 1243.52 feet to the most Easterly Northeast corner of Parcel 3 conveyed to Louis Capurro, et al, by Deed recorded March 25, 1946, in Book 179 of Deeds, Page 586, Washoe County, Nevada, Records; thence along the Northerly boundary of said parcel South 70°36'37" West 370.46 feet, shown as South 68°19' West 364.7 feet in said Deed, the true point of beginning; thence along the Northerly boundary of said parcel the following courses and distances: North 19°51'17" West 63.54 feet, shown as North 20°56' West 64.00 feet in said Deed; South 70°40'05" West 27.67 feet, shown as South 66°36' West 28.7 feet in said Deed; North 22°02'34" West 27.34 feet, shown as North 19°25' West 28.00 feet in said Deed; and South 67°28'58" West a distance of

238.80 feet, shown as South 65°50' West in said Deed; thence leaving the Northerly boundary line of said parcel North 89°39'39" East 210.34 feet; thence on a curve to the left the tangent of which bears the last described course, having a radius of 170.00 feet through a central angle of 19°03'02" for an arc distance of 56.52; thence North 70°36'37" East a distance of 13.55 feet to the true point of beginning.

PARCEL 3:

COMMENCING at the Northwest corner of Section 25, Township 19 North, Range 19 East, M.D.B.&M.; thence South 73°50'45" East 1807.93 feet; thence East 900 feet to a point on the North-South quarter line of said Section 25; thence along said line South 0°23'30" East 245 feet to the true point of beginning, said point being on the same line as described in the Deed to William H. Schnoor and wife, recorded in Book 171, Page 172, Deed Records; thence South 89°36'30" East 82.08 feet to a point on the West bank of the Cochran Ditch marked by an iron pin; thence Southerly and along said West bank to a point and iron rod on said bank, at a point

9.0 feet South of the South line of the Northwest 1/4 of the Northeast 1/4 of said Section 25; thence parallel to said line West 62.3 feet to a rod on said North-South quarter line of said Section 25; thence along said quarter line North 0°23'30" West 581.00 feet to the true point of beginning, situate in the Northwest 1/4 of the Northeast 'A and the Southwest V of Northeast 1/4 of Section 25, Township 19 North, Range 19 East, M.D.B.&M.

EXCEPTING THEREFROM that portion conveyed to the City of Reno, by Deed recorded November 3, 1970, under File No. 189266.

NOTE (NRS 111.312): THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN INSTRUMENT RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, NEVADA ON AUGUST 5, 1993, AS DOCUMENT NO. 1699466 OF OFFICIAL RECORDS.

SCHEDULE 3.01

Conditions Precedent to Closing

The Fifth Restatement Effective Date is subject to: (i) in the case of all conditions listed below which can be satisfied by the delivery of documentation or other items by the Loan Parties, receipt by the Administrative Agent of such documentation or other items, each in form and substance reasonably satisfactory to the Administrative Agent and each Lender and with sufficient copies for the Administrative Agent (and, where expressly indicated, each Lender) and

(ii) in the case of all other conditions listed below, the Administrative Agent’s determination that such conditions have been reasonably satisfied or waived.

(a)Principal Loan Documents.

(i)This Agreement, duly executed by the Borrowers, each Lender and the Administrative Agent; and

(ii)If requested by any Lender, a new or amended and restated Revolving Loan Note payable to such Lender, each duly executed by the Borrowers.

(b)Loan Parties’ Organizational Documents.

(i)The certificate of incorporation or articles of organization of each Loan Party, certified as of a recent date prior to the Fifth Restatement Effective Date by the Secretary of State (or comparable official) of such Loan Party’s state of incorporation;

(ii)A certificate of the Secretary or an Assistant Secretary of each Loan Party, dated the Fifth Restatement Effective Date, certifying (A) that attached thereto is a true and correct copy of the bylaws of such Loan Party as in effect on the Fifth Restatement Effective Date; (B) that attached thereto are true and correct copies of resolutions duly adopted by the board of directors or other governing body of such Loan Party and continuing in effect, which authorize the execution, delivery and performance by such Loan Party of this Agreement and the other Loan Documents executed or to be executed by such Loan Party and the consummation of the transactions contemplated hereby and thereby; (C) there are no proceedings for the dissolution or liquidation of such Loan Party; and (D) the incumbency, signatures and authority of the officers of such Loan Party authorized to execute, deliver and perform this Agreement, the other Loan Documents and all other documents, instruments or agreements related thereto executed or to be executed by such Loan Party; and

(iii)Certificates of good standing (or comparable certificates) for each Loan Party, certified as of a recent date prior to the Fifth Restatement Effective Date by the Secretary of State (or comparable official) of such Loan Party’s state of organization and each state in which such Loan Party is qualified to do business.

(c)Financial Statements, Financial Condition, Etc.

(i)A copy of the audited Financial Statements of Parent and its Subsidiaries for fiscal years 2019 through 2021 (prepared on a consolidated basis), each with an unqualified opinion from an independent accounting firm acceptable to the Administrative Agent and the Lenders;

(ii)A copy of the unaudited Financial Statements of Parent and its Subsidiaries for the fiscal year to date ended as of September 30, 2022 (prepared on a consolidated basis), certified by a Responsible Officer of the Borrowers to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

(iii)A copy of (and the Administrative Agent’s and Required Lenders’ satisfactory review of) the projected financial statements of Parent and its Subsidiaries by fiscal year (on a quarterly basis) for each of the fiscal years through the Maturity Date, together with narrative assumptions, including, in each case, projected balance sheets, statements of income and retained earnings and statements of cash flow of Parent and its Subsidiaries, all in reasonable detail and reflecting the Borrowers’ compliance with each of the covenants set forth in Section 5.03 of this Agreement, all prepared by a financial officer of the Borrowers; and

(iv)Such other financial, business and other information regarding the Borrowers or any other Loan Party as the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender may request.

(d)Collateral Documents; Real Property Documents.

(i)Updated Schedules to the Security Agreement as of the Fifth Restatement Effective Date;

(ii)The Reaffirmation Agreement, duly executed by the Loan Parties;

(iii)Evidence that upon the filing of appropriate financing statements the Administrative Agent will have a valid, perfected first priority Lien on all Collateral as to which a security interest can be perfected by filing a financing statement, subject to Permitted Liens;

(iv)Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to subsection (d)(i) above reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to the Administrative Agent in this Agreement, the Security Documents and the other Loan Documents, except for any such prior Liens which are expressly permitted by this Agreement to be prior;

(v)Amendments to or amended and restated Control Agreements or new Control Agreements with each bank and securities intermediary at which a Loan Party maintains a deposit account (other than Excluded Accounts) or securities account, to the extent any such accounts are not subject to Control Agreements;

(vi)(A) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each real property subject to a Real Property Security Document (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Loan Party relating to such real property) and (B) if any such real property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the FRB and the other Flood Insurance Laws and as required under Section 5.01(d);

(vii)Appropriate documents for filing with the United States Patent and Trademark Office, the United States Copyright Office and all other filings necessary to perfect the security interests granted to the Administrative Agent by the Security Documents, all appropriately completed and duly executed by the applicable Loan Party and, where appropriate, notarized;

(viii)With regard to real property owned by the Loan Parties and located in Colorado, an irrevocable commitment to issue modification endorsements to the existing ALTA extended coverage Lender’s policies of title insurance insuring the continuing validity and priority of the Black Hawk Deed of Trust, the MGI Deed of Trust and the Inter-Mountain Deed of Trust for the benefit of Administrative Agent as modified by the modifications to the Real Property Security Documents, in such form as the Administrative Agent may require, issued by a title insurer acceptable to the Administrative Agent immediately following the recordation of the modifications of the Real Property Security Documents;

(ix)With regard to real property owned by the Loan Parties and located in Nevada (in any event excluding the Atlantis - BLILP Lease), an irrevocable commitment to issue a datedown endorsement of the existing ALTA extended coverage Lender’s policy of title insurance insuring the validity and priority of the Atlantis Deed of Trust for the benefit of Administrative Agent as modified by the modifications to the Real Property Security Documents, in such form as the Administrative Agent may require, issued by a title insurer acceptable to the Administrative Agent immediately following the recordation of the modifications of the Real Property Security Document;

(x)an amendment to each other Real Property Security Document or an amended and restated version of each such Real Property Security Document,

as applicable, duly executed and acknowledged and in recordable form for all appropriate jurisdictions, as applicable;

(xi)an amendment and reaffirmation to each Environmental Indemnity Agreement;

(xii)Such other documents, instruments and agreements as the Administrative Agent may request to establish and perfect the Liens granted to the Administrative Agent or any Lender Party in this Agreement, the Security Documents and the other Loan Documents; and

(xiii)Such other evidence as the Administrative Agent may request to establish that the Liens granted to the Administrative Agent or any Lender Party in this Agreement, the Security Documents and the other Loan Documents are, or upon the proper filings shall be, perfected and prior to the Liens of other Persons in the Collateral, except for any such Liens which are expressly permitted by this Agreement to be prior.

(e)Opinion. A favorable written opinion from counsel for the Loan Parties dated the Fifth Restatement Effective Date, addressed to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, covering such legal matters as the Administrative Agent may request and otherwise in form and substance satisfactory to the Administrative Agent.

(f)Other Items.

(i)A duly completed and timely delivered Notice of Loan Borrowing;

(ii)The capital and ownership structure (including operating agreements, company agreements, articles of incorporation and by-laws), stockholders agreements and management of the Loan Parties shall be reasonably satisfactory to Administrative Agent and Lenders;

(iii)Certificates of insurance, loss payable endorsements naming the Administrative Agent as loss payee and the Administrative Agent and the Lenders as additional insured, as required by Section 5.01(d) of this Agreement and an insurance analysis and review from a consultant acceptable to the Administrative Agent;

(iv)Other than the PCL Litigation, there shall not exist any pending or threatened action, suit, investigation or proceeding, which, if adversely determined, could materially and adversely affect the Loan Parties, any transaction contemplated hereby or the ability of any Loan Party to perform its obligations under the Loan Documents or the ability of the Lenders to exercise their rights thereunder;

(v)There shall not exist (A) any order, decree, judgment, ruling or injunction which restrains any part of the consummation of the transactions contemplated under this Agreement in the manner contemplated by the Loan Documents (or any documents executed in connection therewith); or (B) any litigation pending or threatened against any Loan Party as of the Fifth Restatement Effective Date which could have a Material Adverse Effect;

(vi)A certificate of the treasurer of the Borrowers, addressed to the Administrative Agent and dated the Fifth Restatement Effective Date, certifying that:

(A)The representations and warranties set forth in Article IV and in the other Loan Documents are true and correct in all material respects as of such date (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);

(B)No Default has occurred and is continuing as of such date;

(C)Each Loan Party has obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable to have been obtained prior to the Fifth Restatement Effective Date in connection with the transactions herein and the continued operation of the business conducted by the Loan Parties in substantially the same manner as conducted prior to the Fifth Restatement Effective Date. Each such Governmental Authorization or consent is in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not have a Material Adverse Effect. All applicable waiting periods have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing is pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion, if any, has expired; and

(D)No temporary restraining order, preliminary or permanent injunction or other order preventing the Loan Parties, the Administrative Agent or any Lender Party from entering into this Agreement or the other Loan Documents or consummating the transactions contemplated hereby or thereby shall have been issued by any court of competent jurisdiction or other Governmental Authority having authority over any such Person and remains in effect, and no applicable Governmental Rules shall be enacted or deemed applicable to the Loan Documents by a Governmental Authority having authority over any such Person that makes the closing of the Loan Documents or any extensions of credit thereunder illegal;

(vii)To the extent not included in clause (b) or (c) above, a certified copy of each of the Material Documents of the Loan Parties that have been executed prior to the Fifth Restatement Effective Date (including all exhibits, appendices, schedules, annexes and attachments thereto and amendments and assignments thereof);

(viii)Each Loan Party shall have provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act;

(ix)All fees and expenses payable to the Administrative Agent and the Lenders on or prior to the Fifth Restatement Effective Date (including all fees payable to the Administrative Agent pursuant to the Fee Letter);

(x)All fees and expenses of counsel to the Administrative Agent invoiced through the Fifth Restatement Effective Date; and

(xi)Such other evidence as the Administrative Agent or any Lender may request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Agreement and the other Loan Document.

SCHEDULE 4.01(g) SCHEDULE OF LITIGATION

Negligence and fraud counterclaims asserted in the ongoing PCL Litigation, as defined in the Fourth Amended and Restated Credit Agreement.

We are also party to claims that arise in the normal course of business. Management believes that the outcomes of such claims will not have a material adverse impact on our financial condition, cash flows or results of operations.

SCHEDULE 4.01(h)

SCHEDULE OF REAL PROPERTY OWNED OR LEASED BY LOAN PARTIES

1.The real property shown on Schedules A and B.
2.The following real property situate in the City of Reno, County of Washoe, State of Nevada.

PARCEL 1:

ALL THAT PORTION OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 25, TOWNSHIP 19 NORTH, RANGE 19 EAST, M.D. B. & M., LYING WESTERLY OF THE WESTERLY BANK OF THE COCHRAN DITCH.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO JACK N. BRYAN BY DEED RECORDED DECEMBER 26, 1947 IN BOOK 208, PAGE 547 AS DOCUMENT NO. 159106.

ALSO EXCEPTING THEREFROM THAT PORTION CONVEYED TO THE CITY OF RENO BY DEED OF DEDICATION RECORDED DECEMBER 11, 1969 IN BOOK 432, PAGE 538 AS DOCUMENT NO.

161681.

(portion of APN 024-040-07)

PARCEL 2:

COMMENCING AT THE NORTHWEST CORNER OF SECTION 25, TOWNSHIP 19 NORTH, RANGE 19 EAST, M.D.B.&M.;

THENCE SOUTH 73°50'45" EAST 1807.93 FEET;

THENCE EAST 900 FEET TO A POINT ON THE NORTH-SOUTH QUARTER LINE OF SAID SECTION 25;

THENCE ALONG SAID LINE SOUTH 0°23'30" EAST 205 FEET TO A FENCE AT THE NORTHWEST CORNER OF THE PARCEL OF LAND DESCRIBED IN THE DEED TO JACK N. BRYAN, RECORDED DECEMBER 26, 1947 IN BOOK 208 OF DEEDS, PAGE 547, FILE NO. 159106, DEED RECORDS.

THENCE CONTINUING SOUTH 0°23'30" EAST 40.00 FEET TO THE TRUE POINT OF BEGINNING, SAID POINT BEING ON THE SAME LINE AS DESCRIBED IN THE DEED TO WILLIAM H. SCHNOOR AND WIFE, RECORDED IN BOOK 171, PAGE 172, DEED RECORDS;

THENCE ALONG SAID LINE NORTH 0°23'30" WEST 40.0 FEET TO SAID FENCE ALONG THE NORTHERN LINE OF THE PARCEL DESCRIBED IN SAID DEED TO BRYAN;

THENCE ALONG LAST MENTIONED LINE, NORTH 67°20'30" EAST, 97.32 FEET, MORE OR LESS TO A FENCE ALONG THE WESTERN BANK OF THE COCHRANE DITCH;

THENCE ALONG SAID LAST MENTIONED LINE, SOUTH 5°32'30" WEST, 77.29 FEET, MORE OR LESS, TO A LINE DRAWN NORTH 89°36'30" EAST FROM THE TRUE POINT OF BEGINNING;

THENCE SOUTH 89°36'30" WEST, 82.08 FEET, MORE OR LESS TO THE TRUE POINT OF BEGINNING, BEING A PORTION OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 25.

NOTE: The above metes and bounds description appeared previously in that certain Grant, Bargain and Sale Deed recorded in the office of the County Recorder of Washoe County, Nevada on October 2, 2015, as Document No. 4519742 of Official Records.

(remainder of APN 024-040-07)

3.The following real property situate in the County of Gilpin, State of Colorado: Parcel 1:

Lot 1, Block 1, Monarch Casino Filing No. 1, plat recorded December 12, 2014, at Reception No. 152710, County of Gilpin, State of Colorado.

Parcel 2:

Tract “B”, Monarch Casino Filing No. 1, City of Black Hawk, County of Gilpin, State of Colorado, more particularly describe as follows:

Beginning at the Southeast corner of said Tract “B” thence along the Southerly line of said Tract N 72°00’00” W, 147.63 feet , with all bearings contained herein relative thereto; Thence continuing along said Tract the following five (5) courses:

1.	N 13°53’59” E, 48.33 feet;
2.	Thence N 34°27’04” E, 38.61 feet;
3.Thence along the arc of a curve to the right 52.21 feet, having a radius of 718.60 feet, a central angle of 04°09’45” and which chord bears S 56°16’46” E, 52.20 feet;
4.	Thence S 54°11’53” E 6.45 feet;
5.	Thence S 32°28’22” E, 108.60 feet to the Point of Beginning

Also described in Exhibit A of Ordinance Number 2015-24 recorded November 13, 2015, at Reception No. 155143.

Parcel 3:

A Parcel of Land located within the Main Street right-of-way, City of Black Hawk, County of Gilpin, State of Colorado, more particularly described as follows:

Beginning at the Southeast corner of Tract “B”, Monarch Casino Filing No. 1, Whence the

Southerly line thereof bears N 72°00’00” W with all bearings contained herein relative thereto; Thence S 12°21’00” W, 27.06 feet; Thence N 66°15’29” W, 27.44 feet; Thence N 73°32’04” W,

43.49 feet; Thence N 75°33’29” W, 71.19 feet; Thence N 77°03’55” W, 81.60 feet; Thence N 13°54’36” E, 6.00 feet to a point along the Southerly line of Monarch Casino Filing No. 1; Thence along the common line of said Subdivision and the Main Street right-of-way the following four (4) courses:

1.	S 76°05’24” E, 63.64 feet;
2.Thence along the arc of a curve to the left 15.71 feet, having a radius of 10.00 feet, a central angle of 90°00’37” and which bears N 58°54’18” E, 14.14 feet;
3.	Thence N 13°53’59” E, 15.80 feet;
4.	Thence S 72°00’00” E, 149.27 feet to the Point of Beginning.

As described in Exhibit B of Ordinance Number 2015-24 recorded November 13, 2015, at Reception No. 155143.

4.The following real property situate in the County of Clear Creek, State of Colorado:

The Land referred to herein below is situated in the County of Clear Creek, State of Colorado, and is described as follows:

A tract of land in the Southeast Quarter of the Southeast Quarter of Section 2, Township 4 South, Range 72 West of the 6th p.m., County of Clear Creek, State of Colorado, being more particularly described as follows:

Commencing at the Southeast Corner of said Section 2, said point being a 3-1/4 inch aluminum cap PLS 6735 dated 1988; thence N 70°50'20" W, 435.58 feet to the True Point of Beginning, said point being a No. 5 rebar with 1-1/2 inch aluminum cap, PLS 12405;

thence N 88°44'42" W, 47.13 feet to a No. 5 rebar with 1-1/2 inch aluminum cap PLS 12405; thence N 75°54'34" W, 149.90 feet to a ½" pinch-top pipe;

thence S 00°09'12" E, 121.70 feet to a No. 5 rebar with a 1-1/2 inch aluminum cap PLS 6964; thence N 54°57'27" W, 368.61 feet to a No. 5 rebar with a 1-1/2 inch aluminum cap stamped "CDOH";

thence N 72°20'53" W, 149.52 feet to a No. 5 rebar with a 1-1/2 inch aluminum cap stamped "CDOH";

thence S 81°02'06" W, 480.58 feet to a 3-1/4 inch aluminum cap stamped "CDOT ROW MON 113 PLS 25384;

thence N 68°47'49" W, 206.11 feet to a No. 5 rebar with a 1-1/2 inch aluminum cap PLS 12405; thence N 10°53'25" E, 250.83 feet to a No. 5 rebar with a 1-1/2 inch aluminum cap LS 13258; thence S 86°12'38" E, 483.12 feet to a No. 5 rebar with a 1-1/2 inch aluminum cap LS 13258; thence N 03°46'49" E, 32.54 feet to a set No. 5 rebar with 1-1/4 inch plastic cap PLS 23518;

thence S 86°12'57" E, 773.15 feet to a set No. 5 rebar with a 1-1/4 inch plastic cap PLS 23518;

thence S 00°02'29" E, 368.31 feet to the True Point of Beginning,

Which is shown as Lot 1 on the Floyd Hill Crossing Division of Land Survey Plat, Minor Subdivision Exemption Case No. 06-BX-02, recorded with the Clear Creek County Clerk and Recorder's Office at Reception No. 239987, in Book 758 at Page 887,

County of Clear Creek, State of Colorado.

For informational purposes only: APN: 1963-024-02-001

SCHEDULE 4.01(j)(ii)

SCHEDULE OF OUTSTANDING SUBSCRIPTIONS, OPTIONS, CONVERSION RIGHTS OR WARRANTS

None, other than officer, director and employee stock options issued pursuant to stock option plans disclosed to Administrative Agent.

SCHEDULE 4.01(k)

SCHEDULE OF MULTIEMPLOYER PLANS

None.

SCHEDULE 4.01(o)

SCHEDULE OF SUBSIDIARIES

Inter-Mountain Construction, LLC, plus the Excluded Subsidiaries.

AMS Risk Management & Consulting, Inc.

SCHEDULE 4.01(u)

Borrowers shall secure, pay for and maintain for all gaming, restaurant and hotel facilities for the Atlantis Hotel Casino Resort Spa and the Monarch Casino Black Hawk (collectively, the “Gaming Facilities”), without interruption, at its own expense, the following insurance policies including all specified coverages and limits during the term of this Credit Agreement:

a.	PROPERTY INSURANCE – Borrowers shall maintain a Special Causes of Loss ("All Risk" - ISO Form or Equivalent), perils policy covering the buildings and improvements, and any other permanent structures, relating to any Gaming Facilities for one hundred percent (100%) of the replacement cost. Borrowers shall maintain Earthquake coverage at no less than Twenty-Five Million Dollars ($25,000,000) for Atlantis Hotel Casino Resort Spa and Fifty Million Dollars ($50,000,000) for Monarch Casino Black Hawk. Flood coverage must be maintained at Fifty Million Dollars ($50,000,000) for Gaming Facilities. Upon the request of the Administrative Agent, replacement cost for insurance purposes will be established by an independent appraiser mutually selected by Borrowers and Administrative Agent. The policy will include Agreed Amount (waiving co- insurance), replacement cost valuation and building ordinance endorsements. The policy shall provide that all losses in excess of One Million Dollars ($1,000,000) be adjusted with the Administrative Agent. Borrowers waive any and all rights of subrogation against Administrative Agent and Lenders resulting from losses to property.

b.PERSONAL PROPERTY (INCLUDING MACHINERY, EQUIPMENT, FURNITURE,

FIXTURES, STOCK) – Borrowers shall maintain a Special Causes of Loss (“All Risk”) perils property coverage which represents one hundred percent (100%) of the values at Replacement Cost for all personal property relating to the Gaming Facilities, owned, leased or for which Borrowers are legally liable. The coverage will include a Lender’s Loss Payable Endorsement in favor of the Administrative Agent (i.e. Borrowers’ acts will not impair Lender's right to recover, exclusive payment of loss to Lender and automatic notice of cancellation/non-renewal to Lender).

The policy providing Real Property and Personal Property coverages, as specified in clauses (a) and (b), hereinabove, may include a deductible of no more than Two- Hundred and Fifty Thousand Dollars ($250,000) for any single occurrence.

c.	BUSINESS INCOME/EXTRA EXPENSE – Borrowers shall maintain combined Business Income/Extra Expense coverage with a limit at an amount sufficient to cover annual net profit plus continuing expenses (including debt service) for the Gaming Facilities. Such coverage shall include extensions for Off Premises Power losses at Two Million Five Hundred Thousand Dollars ($2,500,000) and Extended Period of Indemnity of one hundred eighty (180) days endorsement. These coverages may have deductibles of no greater than forty-eight (48) hours, or One Hundred Thousand Dollars ($100,000), if a separate deductible applies. This coverage will be specifically endorsed to include the Administrative Agent as Loss Payee (i.e. loss payments will be made to the Borrowers and Administrative Agent).

All Property coverage including Real Property, Personal Property and Business Income cannot include any exclusion/limitation regarding coverage for Terrorism or Terrorist Acts.

d.	BOILER & MACHINERY – Borrowers shall maintain a Boiler & Machinery policy for the Gaming Facilities written on a Comprehensive Form with a combined direct and indirect limit of no less than Fifty Million Dollars ($50,000,000). The policy shall include extensions for Agreed Amount (waiving co-insurance) and Replacement Cost Valuation. The policy may contain deductibles of no greater than One Hundred Thousand Dollars ($100,000) direct and forty-eight (48) hours indirect.

e.	CRIME INSURANCE – Borrowers shall obtain a comprehensive Crime policy, including the following coverages:

i.Employee Dishonesty – One Million Dollars ($1,000,000)

ii.Money and Securities (Inside) – One Million Dollars ($1,000,000)

iii.	Money and Securities (Outside) – One Million Dollars ($1,000,000)

iv.Depositor’s Forgery – One Million Dollars ($1,000,000)

v.Computer Fraud – One Million Dollars ($1,000,000)

The policy must be amended so that money is defined to include “tokens and chips”. The policy may contain a deductible of no greater than Fifty Thousand ($50,000) for all coverages.

f.COMMERCIAL GENERAL LIABILITY (2007 ISO FORM OR EQUIVALENT) –

Borrowers shall maintain a Commercial General Liability Policy with a One Million Dollar ($1,000,000) combined single limit for bodily injury and property damage, including Products Liability, Contractual Liability and all standard policy form extensions. The policy must provide a Two Million Dollar ($2,000,000) general aggregate (per location, if multi-location risk) and be written on an “occurrence form”. The policy will include extensions for Employee Benefits Legal and Liquor Legal Liability. If the policy contains a self-insured retention, it shall be no greater than Fifty Thousand Dollars ($50,000) per occurrence.

The policy shall be endorsed to include the Administrative Agent as an Additional Insured. Definition of Additional Insured shall include all Officers, Directors, Employees, Agents and Representatives of the Additional Insured. The coverage for Additional Insured shall apply on a primary basis irrespective of any other insurance whether collectible or not (ISO Endorsement Form #CG 20261185 Additional Insured – Designated Person or Organization or Equivalent).

g.	AUTOMOBILE – Borrowers shall maintain a comprehensive Automobile Liability Insurance Policy written under coverage Symbol “1” providing a One Million Dollar ($1,000,000) combined single limit for bodily injury and property damage covering all owned, non-owned and hired vehicles of the Borrowers and used in connection with any Gaming Facilities.

Garagekeepers Legal Liability – A One Million Dollar ($1,000,000) limit for comprehensive and collision coverages for physical damage to vehicles in the Borrowers’ care, custody and control. The policy can be subject to a deductible of no greater than Five Thousand Dollars ($5,000) for each auto and Twenty Five Thousand Dollars ($25,000) for each loss.

h.WORKERS COMPENSATION AND EMPLOYERS LIABILITY INSURANCE – Borrowers

shall maintain a standard Workers Compensation policy covering the State of Nevada (Atlantis), Colorado (Black Hawk) and any other state where Borrowers own or operate Gaming Facilities, including Employers Liability coverage subject to a limit of no less than One Million Dollars ($1,000,000) for each employee, One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) policy limit. The policy shall include endorsements for Voluntary Compensation Coverage and Stop Gap Liability. If Borrowers have elected to self-insure Workers Compensation coverage in the State of Nevada (Atlantis), Colorado (Black Hawk), (or any other state), then the Administrative Agent must be furnished with a copy of the self-insurance program documentation in form and substance acceptable to Lender and its insurance consultant, and evidence of the Stop Loss Excess Workers Compensation policy with a specific retention of no greater than Five Hundred Thousand Dollars ($500,000) per occurrence.

i.	RETENTION – If Borrowers’ General Liability, Automobile and Workers Compensation policies include a self-insured retention, it is agreed and fully understood that Borrowers are solely responsible for payment of all amounts due within said self-insured retentions. Any Indemnification/ Hold Harmless provision is extended to cover all liability associated with said self-insured retentions.

j.	UMBRELLA LIABILITY – An Umbrella Liability policy shall be purchased with a limit of not less than Seventy Five Million Dollars ($75,000,000) providing excess coverage over all limits and coverages indicated in Paragraphs (f), (g) and (h) of this Schedule 4.01(u). The limits can be secured by a combination of policies as long as they follow form over policies required under (f), (g) and (h) of this Schedule and are written on an “occurrence” form. This policy shall be endorsed to include Administrative Agent as an Additional Insured, in the same manner set forth in this Schedule 4.01(u) hereinabove.

k.[Reserved].

l.	GENERAL REQUIREMENTS (ALL POLICIES) – All policies indicated above shall be written with insurance companies licensed and admitted to do business in all states Borrowers are operating and shall be rated no lower than “A X” in the most recent edition of A.M. Best’s ratings. All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, the Administrative Agent shall receive thirty (30) days prior written notice thereof. Borrowers shall furnish the Administrative Agent with certificates of insurance executed by an authorized agent evidencing compliance with all insurance provisions discussed above on an annual basis. Borrowers shall also furnish the Declaration Page of each policy required and policy endorsements evidencing the appropriate status of the Administrative Agent, as Administrative Agent for the Lenders (as Loss Payee, Additional Insured, etc) under each policy. Certificates of insurance executed by an authorized agent of each carrier providing insurance evidencing continuation of all coverages shall be provided on the Fifth Restatement Effective Date and annually on or before ten (10) days prior to expiration of each policy. All certificates and other notices related to the insurance program shall be delivered to the Administrative Agent concurrently with the delivery of such certificates or notices to such carrier or to the Borrowers, or any of them, as applicable.

m.	OTHER – Any other insurance reasonably requested by Administrative Agent in such amounts and covering such risks as may reasonably be required and customary for the operation/facility of the Borrowers. Approval of any insurance by the Administrative Agent shall not be a representation of the solvency of any insurer or the sufficiency of any coverage required under this Agreement. All requirements are considered minimums in terms of the purchase and maintenance of insurance under this Agreement.

n.	NOTICE – The Borrowers shall provide the Administrative Agent with 30 days’ prior written notice of (i) any proposed material change in any of the policies maintained in connection with the foregoing and (ii) any proposed change from any insurance company or carrier of the policies maintained in connection with the foregoing together with the rating of the proposed insurance company or carrier in the most recent edition of A.M. Best’s Ratings.

SCHEDULE 4.01(v)

SCHEDULE OF AGREEMENTS WITH AFFILIATES

None.

SCHEDULE 5.02(B) SCHEDULE OF LIENS

Debtor	Jurisdiction Searched	Secured Party	Filing Number	Filing Date	Amendment/ Continuation/ Assignment/ Release
Monarch Black Hawk, Inc.	CO SOS	US Foods, Inc.	20162018218	2/29/2016
			20212005644	01/19/202 1	Continuation
Monarch Casino &	NV SOS	Aristocrat	2018009288-6	4/3/2018
Resort, Inc.		Technologies, Inc.
Atlantis Casino
Report Spa-Reno
Monarch Casino &	NV SOS	Aristocrat	2018013800-0	5/17/2018
Resort, Inc.		Technologies, Inc.
Atlantis Casino
Report Spa-Reno

SCHEDULE 5.02(e)

SCHEDULE OF EXISTING INVESTMENTS

None, other than investments previously made in Excluded Subsidiaries.

EXHIBIT A

NOTICE OF LOAN BORROWING

[Date]

Wells Fargo Bank, National Association as the Administrative Agent

1525 West W.T. Harris Boulevard MAC D1109-019

Charlotte, NC 28262

Attn: Agency Services Manager Tel: (704) 590-2706

Fax: (704) 590-2790

Email: Agencyservices.requests@wellsfargo.com

1.Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of February 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) Monarch Casino & Resort, Inc., a Nevada corporation (“Parent”), Golden Road Motor Inn, Inc., a Nevada corporation (“Golden Road”), Monarch Growth Inc., a Nevada corporation (“MGI”) and Monarch Black Hawk, Inc., a Colorado corporation (“Black Hawk” and together with Parent, Golden Road and MGI, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions party thereto from time to time (each a “Lender” and, collectively, the “Lenders”); and (3) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2.Pursuant to Section 2.01(c) of the Credit Agreement, the Borrowers hereby irrevocably request a Revolving Loan Borrowing upon the following terms:

(a)	The principal amount of the requested Borrowing is to be $ ;

(b)The requested Revolving Loan Borrowing is to consist of [“Base Rate”] [“SOFR”] Loans;

(c)If the requested Revolving Loan Borrowing is to consist of SOFR Loans, the initial Interest Period for such Loans will be  month[s];

(d)The date of the requested Borrowing is to be  ,  .

3.Each Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date listed in Section 2(d) above and after giving effect to the requested Borrowing:

(a)The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Loan Documents are true and correct in all

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material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);

(b)No Default has occurred and is continuing or will result from the requested Borrowing; and

(c)No material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Loan Parties (taken as a whole) having occurred since December 31, 2021.

4.Please disburse the proceeds of the requested Borrowing to the account(s) and in the amount(s) attached hereto.

[This Space Intentionally Left Blank]

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IN WITNESS WHEREOF, the Borrowers have executed this Notice of Loan Borrowing on the date set forth above.

MONARCH CASINO & RESORT, INC.,

a Nevada corporation

By:   Name:   Title:

GOLDEN ROAD MOTOR INN, INC.,

a Nevada corporation

By:   Name:   Title:

MONARCH GROWTH INC.,

a Nevada corporation

By:   Name:   Title:

MONARCH BLACK HAWK, INC.,

a Colorado corporation

By:   Name:   Title:

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EXHIBIT B

NOTICE OF CONVERSION

[Date]

Wells Fargo Bank, National Association as the Administrative Agent

1525 West W.T. Harris Boulevard MAC D1109-019

Charlotte, NC 28262

Attn: Agency Services Manager Tel: (704) 590-2706

Fax: (704) 590-2790

Email: Agencyservices.requests@wellsfargo.com

1.Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of February 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) Monarch Casino & Resort, Inc., a Nevada corporation (“Parent”), Golden Road Motor Inn, Inc., a Nevada corporation (“Golden Road”), Monarch Growth Inc., a Nevada corporation (“MGI”) and Monarch Black Hawk, Inc., a Colorado corporation (“Black Hawk” and together with Parent, Golden Road and MGI, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions party thereto from time to time (each a “Lender” and, collectively, the “Lenders”); and (3) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2.Pursuant to Section 2.01(e) of the Credit Agreement, the Borrowers hereby irrevocably request to convert a Borrowing as follows:

(a)The Revolving Loans to be converted consists of [“Base Rate”] [“SOFR”] Loans in the aggregate principal amount of $  which were initially advanced to the Borrowers on  ,  ;

(b)Such Borrowing is to be converted into a Borrowing consisting of the following type(s), amount(s) and, for each SOFR Loan, Interest Period:

TypeAmountInterest Period

The Revolving Loans of the Borrowing are to be converted into [“Base Rate”] [“SOFR”] Loans, as applicable;

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(c)If such Revolving Loans are to be converted into SOFR Loans, the initial Interest Period for such Loans commencing upon conversion will be  months; and

(d)The date of the requested conversion is to be  ,  .

3.For each conversion of a Borrowing consisting of Base Rate Loans to SOFR Loans, each Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date of this Notice of Conversion, and after giving effect to the requested conversion, no Event of Default has occurred and is continuing.

[This Space Intentionally Left Blank]

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IN WITNESS WHEREOF, the Borrowers have executed this Notice of Conversion on the date set forth above.

MONARCH CASINO & RESORT, INC.,

a Nevada corporation

By:   Name:   Title:

GOLDEN ROAD MOTOR INN, INC.,

a Nevada corporation

By:   Name:   Title:

MONARCH GROWTH INC.,

a Nevada corporation

By:   Name:   Title:

MONARCH BLACK HAWK, INC.,

a Colorado corporation

By:   Name:   Title:

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EXHIBIT C

NOTICE OF INTEREST PERIOD SELECTION

[Date]

Wells Fargo Bank, National Association as the Administrative Agent

1525 West W.T. Harris Boulevard MAC D1109-019

Charlotte, NC 28262

Attn: Agency Services Manager Tel: (704) 590-2706

Fax: (704) 590-2790

Email: Agencyservices.requests@wellsfargo.com

1.Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of February 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) Monarch Casino & Resort, Inc., a Nevada corporation (“Parent”), Golden Road Motor Inn, Inc., a Nevada corporation (“Golden Road”), Monarch Growth Inc., a Nevada corporation (“MGI”) and Monarch Black Hawk, Inc., a Colorado corporation (“Black Hawk” and together with Parent, Golden Road and MGI, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions party thereto from time to time (each a “Lender” and, collectively, the “Lenders”); and (3) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2.Pursuant to Section 2.01(f)(ii) of the Credit Agreement, the Borrowers hereby irrevocably select a new Interest Period for a Revolving Loan Borrowing as follows:

(a)The Revolving Loan Borrowing for which a new Interest Period is to be selected consists of SOFR Loans in the aggregate principal amount of $ which were initially advanced to the Borrowers on  ,  ;

(b)The last day of the current Interest Period for such Revolving Loans is

 ,  ; and

(c)The next Interest Period for such Revolving Loans commencing upon the last day of the current Interest Period is to be [one (1)] [three (3)] [six (6)] month[s].

3.Each Borrower hereby certifies to the Administrative Agent and the Lenders that on the date of this Notice of Interest Period Selection, after giving effect to the requested selection, no Event of Default has occurred and is continuing.

[This Space Intentionally Left Blank]

C-1

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IN WITNESS WHEREOF, the Borrowers have executed this Notice of Interest Period Selection on the date set forth above.

MONARCH CASINO & RESORT, INC.,

a Nevada corporation

By:   Name:   Title:

GOLDEN ROAD MOTOR INN, INC.,

a Nevada corporation

By:   Name:   Title:

MONARCH GROWTH INC.,

a Nevada corporation

By:   Name:   Title:

MONARCH BLACK HAWK, INC.,

a Colorado corporation

By:   Name:   Title:

C-2

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EXHIBIT D

NOTICE OF SWING LOAN BORROWING

[Date]

Wells Fargo Bank, National Association as the Administrative Agent

1525 West W.T. Harris Boulevard MAC D1109-019

Charlotte, NC 28262

Attn: Agency Services Manager Tel: (704) 590-2706

Fax: (704) 590-2790

Email: Agencyservices.requests@wellsfargo.com

1.Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of February 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) Monarch Casino & Resort, Inc., a Nevada corporation (“Parent”), Golden Road Motor Inn, Inc., a Nevada corporation (“Golden Road”), Monarch Growth Inc., a Nevada corporation (“MGI”) and Monarch Black Hawk, Inc., a Colorado corporation (“Black Hawk” and together with Parent, Golden Road and MGI, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions party thereto from time to time (each a “Lender” and, collectively, the “Lenders”); and (3) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2.Pursuant to Section 2.03(b) of the Credit Agreement, the Borrowers hereby irrevocably request the Swing Loan Borrowing upon the following terms:

(a)	TheprincipalamountoftheSwingLoanBorrowingistobe

$ ; and

(b)The date of the Swing Loan Borrowing is to be  ,  .

3.Each Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date listed in Section 2(b) above and after giving effect to the requested Swing Loan Borrowing:

(a)The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and

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warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);

(b)No Default has occurred and is continuing or will result from the requested Borrowing; and

(c)No material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Loan Parties (taken as a whole) having occurred since December 31, 2021.

4.Please disburse the proceeds of the requested Swing Loan Borrowing to the account(s) and in the amount(s) attached hereto.

[This Space Intentionally Left Blank]

4135-7072-5187

IN WITNESS WHEREOF, the Borrowers have executed this Notice of Swing Loan Borrowing on the date set forth above.

MONARCH CASINO & RESORT, INC.,

a Nevada corporation

By:   Name:   Title:

GOLDEN ROAD MOTOR INN, INC.,

a Nevada corporation

By:   Name:   Title:

MONARCH GROWTH INC.,

a Nevada corporation

By:   Name:   Title:

MONARCH BLACK HAWK, INC.,

a Colorado corporation

By:   Name:   Title:

4135-7072-5187

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EXHIBIT E

SIXTH AMENDED AND RESTATED REVOLVING LOAN NOTE

$  ,

FOR VALUE RECEIVED, MONARCH CASINO & RESORT, INC., a Nevada

corporation (“Parent”), GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (“Golden Road”), MONARCH GROWTH INC., a Nevada corporation (“MGI”) and MONARCH BLACK HAWK, INC., a Colorado corporation (“Black Hawk” and together with Parent, Golden Road and MGI, each a “Borrower” and collectively, the “Borrowers”) hereby promise to pay to the orderof (the“Lender”),theprincipalsumof

 DOLLARS ($ ) or such lesser amount as shall equal the aggregate outstanding principal balance of the Revolving Loans made by the Lender to the Borrowers pursuant to that certain Fifth Amended and Restated Credit Agreement, dated as of February 1, 2023, among the Borrowers, each of the financial institutions party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on or before the Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

This Sixth Amended and Restated Revolving Loan Note (the “Note”) amends, restates and replaces in its entirety that certain Fifth Amended and Restated Revolving Loan Note dated as of  ¸ executed by the Borrowers in favor of the Lender.

The Borrowers shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

Each Borrower hereby authorizes the Lender to record on the schedule(s) annexed to this Note, the date and amount of each Revolving Loan and of each payment or prepayment of principal made by the Borrowers and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that the failure of the Lender to make, or any error in making, any such notation shall not affect the Borrowers’ obligations hereunder.

This Note is one of the Revolving Loan Notes referred to in the Credit Agreement. This Note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

The transfer, sale or assignment of any rights under or interest in this Note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

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The Borrowers shall pay all fees and expenses, including attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrowers’ obligations hereunder not performed when due. Each Borrower hereby waives notice of presentment, demand, protest or notice of any kind.

All obligations of the Borrowers hereunder shall be joint and several.

This Note shall be governed by and construed in accordance with the laws of the State of Nevada without reference to conflicts of law rules.

[This Space Intentionally Left Blank]

4135-7072-5187

above.

IN WITNESS WHEREOF, the Borrowers have executed this Note on the date set forth

MONARCH CASINO & RESORT, INC.,

a Nevada corporation

By:   Name:   Title:

GOLDEN ROAD MOTOR INN, INC.,

a Nevada corporation

By:   Name:   Title:

MONARCH GROWTH INC.,

a Nevada corporation

By:   Name:   Title:

MONARCH BLACK HAWK, INC.,

a Colorado corporation

By:   Name:   Title:

4135-7072-5187

LOANS AND PAYMENTS OF PRINCIPAL

Date	Type of Loan	Amount of Loan	Interest Period Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

4135-7072-5187

EXHIBIT F

FOURTH AMENDED AND RESTATED SWING LOAN NOTE

$  ,

FOR VALUE RECEIVED, MONARCH CASINO & RESORT, INC., a Nevada

corporation (“Parent”), GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (“Golden Road”), MONARCH GROWTH INC., a Nevada corporation (“MGI”) and MONARCH BLACK HAWK, INC. (“Black Hawk” and together with Parent, Golden Road and MGI, each a “Borrower” and collectively, the “Borrowers”), hereby promise to pay to the order of

   (the “Lender”), the principal sum of   DOLLARS ($ ) or such lesser amount as shall equal the aggregate outstanding principal balance of the Swing Line Loans made by the Lender to the Borrowers pursuant to that certain Fifth Amended and Restated Credit Agreement, dated as of February 1, 2023, among the Borrowers, each of the financial institutions party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on or before the Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

This Fourth Amended and Restated Note (the “Note”) amends, restates and replaces in its entirety that certain Third Amended and Restated Swing Loan Note dated as of July 20, 2016¸ executed by the Borrowers in favor of the Lender.

The Borrowers shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

Each Borrower hereby authorizes the Lender to record on the schedule(s) annexed to this Note the date and amount of each Swing Line Loan and of each payment or prepayment of principal made by the Borrowers and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that the failure of the Lender to make, or any error in making, any such notation shall not affect the Borrowers’ obligations hereunder.

This Note is one of the Swing Loan Notes referred to in the Credit Agreement. This Note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

The transfer, sale or assignment of any rights under or interest in this Note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

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The Borrowers shall pay all fees and expenses, including attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrowers’ obligations hereunder not performed when due. Each Borrower hereby waives notice of presentment, demand, protest or notice of any other kind.

All obligations of the Borrowers hereunder shall be joint and several.

This Note shall be governed by and construed in accordance with the laws of the State of Nevada without reference to conflicts of law rules.

[This Space Intentionally Left Blank]

4135-7072-5187

above.

IN WITNESS WHEREOF, the Borrowers have executed this Note on the date set forth

MONARCH CASINO & RESORT, INC.,

a Nevada corporation

By:   Name:   Title:

GOLDEN ROAD MOTOR INN, INC.,

a Nevada corporation

By:   Name:   Title:

MONARCH GROWTH INC.,

a Nevada corporation

By:   Name:   Title:

MONARCH BLACK HAWK, INC.,

a Colorado corporation

By:   Name:   Title:

4135-7072-5187

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EXHIBIT G ASSIGNMENT AGREEMENT

This Assignment Agreement (the “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each]1 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignees][the Assignors]2 hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and

(ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

2 Select as appropriate.

3 Include bracketed language if there are multiple Assignees.

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1.	Assignor:[INSERT NAME OF ASSIGNOR]

2.	Assignee(s):See Schedules attached hereto

3.	Borrowers:Monarch Casino & Resort, Inc., Golden Road Motor Inn, Inc.,

Monarch Growth Inc., and Monarch Black Hawk, Inc.

4.	Administrative Agent:

Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement: Fifth Amended and Restated Credit Agreement, dated as of

February 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) Monarch Casino & Resort, Inc., a Nevada corporation (“Parent”), Golden Road Motor Inn, Inc., a Nevada corporation (“Golden Road”), Monarch Growth Inc., a Nevada corporation (“MGI”) and Monarch Black Hawk, Inc., a Colorado corporation (“Black Hawk” and together with Parent, Golden Road and MGI, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions party thereto from time to time (each a “Lender” and, collectively, the “Lenders”); and (3) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender.

6.	Assigned Interest: See Schedules attached hereto

[7.Trade Date:

 ]4

[Remainder of Page Intentionally Left Blank]

4 To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be

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determined as of the Trade Date.

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Effective Date:   , 2   [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:   Name:

Title:

ASSIGNEES

See Schedules attached hereto

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[Consented to and]5 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:   Name:   Title:

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5 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

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[Consented to:]6

MONARCH CASINO & RESORT, INC.,

as a Borrower

By:   Name:   Title:

GOLDEN ROAD MOTOR INN, INC.,

as a Borrower

By:   Name:   Title:

MONARCH GROWTH INC.,

as a Borrower

By:   Name:   Title:

MONARCH BLACK HAWK, INC.,

as a Borrower

By:   Name:   Title:

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6 To be added only if the consent of the Borrowers is required by the terms of the Credit Agreement.

G-8

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SCHEDULE 1

To Assignment Agreement

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment Agreement.

Assigned Interests:

Facility	Aggregate	Amount of	Percentage	CUSIP Number
Assigned[1]	Amount of	Commitment/	Assigned of
	Commitment/	Loans Assigned[3]	Commitment/
	Loans for all		Loans[4]
Lenders[2]
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE]5

[and is an Affiliate/Approved Fund of [identify Lender]6]

By:   Name:   Title:

1 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement (e.g. “Revolving Loan Commitment,” etc.)

2 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

3 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

4 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

5 Add additional signature blocks, as needed.

G-6

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6 Select as appropriate.

G-6

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ANNEX 1

to Assignment Agreement

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AGREEMENT

1.Representations and Warranties.

1.1Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Loan Parties, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.  Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 8.05(c) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(a) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the

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obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of Nevada.

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EXHIBIT H COMPLIANCE CERTIFICATE

  , 20

Wells Fargo Bank, National Association 5340 Kietzke Lane, Suite 102

Reno, Nevada 89511 Attention: Brett McLane Tel. No. (775) 689-6131

Fax No. (775) 689-6026

E-mail. Brett.a.mclane@wellsfargo.com

This Compliance Certificate is delivered pursuant to Section 5.01(a)(iv) of that certain Fifth Amended and Restated Credit Agreement, dated as of February 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among: (1) Monarch Casino & Resort, Inc., a Nevada corporation (“Parent”), Golden Road Motor Inn, Inc., a Nevada corporation (“Golden Road”), Monarch Growth Inc., a Nevada corporation (“MGI”) and Monarch Black Hawk, Inc., a Colorado corporation (“Black Hawk” and together with Parent, Golden Road and MGI, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions party thereto from time to time (each a “Lender” and, collectively, the “Lenders”); and (3) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender.

Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate (this “Certificate”) shall have the meanings defined for them in the Credit Agreement. Section references herein relate to the Credit Agreement unless stated otherwise. In the event of any conflict between the calculations set forth in this Compliance Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control.

This Compliance Certificate is delivered in accordance with Section 5.01(a)(iv) of the Credit Agreement by the undersigned president, chief executive officer, chief operating officer or chief financial officer of the Borrowers, on behalf of the Borrowers. This Compliance Certificate is delivered for the fiscal [quarter/year] ended  ,

  (the “Test Date”). Computations indicating compliance with respect to the covenants in Sections 5.01(j), 5.02(a)(iv), 5.02(a)(vii), 5.02(e)(iii), 5.02(e)(vi) and 5.03 of the Credit Agreement are set forth below:

1.Section 5.01(j) – New Subsidiaries.

During the fiscal [quarter][year] ended on the Test Date, no Loan Party has reorganized, recapitalized or consolidated with or merged into any other Person or

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permitted any other Person to merge into it, acquired or formed any Person as a new Subsidiary or acquired all or substantially all of the assets of any other Person, except as previously disclosed to the Administrative Agent or as follows:

2.Section 5.02(a) –Indebtedness.

(A)Section 5.02(a)(iv). The aggregate principal amount of unsecured Indebtedness is $ . The aggregate principal amount of such Indebtedness shall not exceed and since the Fifth Restatement Effective Date has never exceeded

$10,000,000 at any one time outstanding.

(B)Section 5.02(a)(vii). The aggregate principal amount of purchase money Indebtedness and Capital Lease obligations is $ . The aggregate principal amount of such Indebtedness shall not exceed and since the Fifth Restatement Effective Date has never exceeded $7,500,000 at any one time outstanding.

3.Section 5.02(e) – Investments.

(A)Section 5.02(e)(iii). The aggregate amount of Investments consisting of loans to the Borrowers’ employees, officers and directors in the ordinary course of business is $ . The aggregate amount of such Investments shall not exceed and since the Fifth Restatement Effective Date has never exceeded $1,000,000 at any one time outstanding.

(B)Section 5.02(e)(vi). The aggregate amount of Investments made by the Loan Parties in Excluded Subsidiaries since the Fifth Restatement Effective Date is

$ . The aggregate amount of such Investments made since the Fifth Restatement Effective Date shall not exceed and has never exceeded $5,000,000.13

4.Section 5.03 – Financial Covenants.

(A)Section 5.03(a) – Total Leverage Ratio.

The Total Leverage Ratio as of the Test Date was computed as follows:

(a)Total Funded Debt of the Loan Parties on a consolidated basis as of the Test Date

13 To the extent the Loan Parties receive Cash from any Excluded Subsidiary, the amount of such Cash shall be credited towards any Investments made under this clause (B) so that the amount of Investments outstanding in Excluded Subsidiaries from time to time shall be the aggregate amounts invested less the aggregate amounts received by the Loan Parties in Cash from Excluded Subsidiaries.

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(i)all obligations evidenced by notes, bonds, debentures or other similar instruments and all other obligations for borrowed money (including obligations to repurchase receivables and other assets sold with recourse)$

(ii)all obligations for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), except for trade accounts payable, provided that such trade accounts payable arise in the ordinary course of business and no material part of any such account is more than 120 days past due, unless contested in good faith by appropriate proceeding  and  the  contesting  Loan  Party  has maintained adequate reserves for the payment thereof$

(iii)all obligations under conditional sale or other title retention agreements with respect to property acquired (to the extent of the value of such property if the rights and remedies of the seller or the lender under such agreement in the event of default are limited solely to repossession or sale of such property)$

(iv)	all obligations arising as lessee under or

with respect to Capital Leases$

(v)	all obligations, contingent or otherwise,

under or with respect to Surety Instruments$

(vi)	all Unfunded Pension Liabilities
(vii)	all Disqualified Securities$
(viii)	with respect to any Rate Contracts that

have been terminated, the Termination Value thereof$

(ix)all obligations arising under acceptance facilities or under facilities for the discount of accounts receivable
(x)	all Contingent Obligations
(xi)all obligations with respect to letters of$  credit, whether drawn or undrawn, contingent or otherwise

(xii)all Guaranty Obligations with respect to the$  obligations of other Persons of the types described in clauses (i) - (xi) above

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(xiii)all obligations of other Persons (“primary$  obligors”) of the types described in clauses (i) - (xii)

above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including accounts and contract rights), even though such Person has not assumed or become liable for the payment of such obligations (and, for purposes of this clause (xiii), the amount of the Indebtedness shall be deemed to be the lesser of (1) the amount of all obligations of such primary obligors so secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) such property and (2) the value of such property)

(a)– Total Funded Debt – equals [(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)+(x)+(xi)+(

xii)+(xiii)]$

(b)EBITDA for the four fiscal quarter period ending on the Test Date (the “Test Period”)
(i)	Net Income (determined in accordance with

GAAP) during the Test Period$

(ii)	Interest Expenses (including expensed and

capitalized) during the Test Period+$

(iii)	income tax expense during the Test Period+$
(iv)	depreciation and amortization expenses

during the Test Period+$

(v)other non-cash expenses, including non-cash expenses related to stock based compensation during the

Test Period+$

(vi)	pre-opening expenses for the Test Period+$
(vii)	capitalized fees and costs relating to the

closing of the Credit Agreement for the Test Period+$

(viii)extraordinary losses on sales of assets and other extraordinary losses and non-cash charges during the Test Period (other than any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period, other than such accruals that result from a change in accounting method)+$

(ix)	extraordinary gains and non-recurring gains

during the Test Period-$

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(x)	interest income and cash expenditures made

during the Test Period-$

Items (ii) through (viii) are included to the extent deducted in determining such Net Income for the Test Period (without duplication).

Items (ix) through (x) are included to the extent added in determining such Net Income for the Test Period (without duplication).

(b) – EBITDA – equals

[(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)-(ix)-(x)]$

Total Leverage Ratio equals [(a)÷(b)]

The maximum permitted Total Leverage Ratio as of the Test Date is:

 :1.00

 :1.00

In compliance:[YES][NO]

(B)Section 5.03(b) – Fixed Charge Coverage Ratio.

The Fixed Charge Coverage Ratio as of the Test Date was computed as follows:

(a)	The sum of
(i)	EBITDA for the Test Period (as calculated in
paragraph 5(A)(b) above)	$
(ii)income taxes paid in cash during the Test Period	-$
(iii) Distributions made during the Test Period	-$
(iv) Investments in Excluded Subsidiaries made during the Test Period	-$
(v)Maintenance Capital Expenditures made during the Test Period	-$
(a) – equals
[(i)-(ii)-(iii)-(iv)-(v)]	$
(b)Fixed Charges for the Test Period
(i) Interest Expense required to be paid in cash during the Test Period	$
(ii)	principal payments on Indebtedness required

to be paid during the Test Period+$

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(iii)the portion of payments under Capital Leases that should be treated as payment of principal in accordance with GAAP scheduled to be paid during the

Test Period+$

(b)	– Fixed Charges – equals

[(i)+(ii)+(iii)]$

Fixed Charge Coverage Ratio equals [(a)÷(b)]

The minimum permitted Fixed Charge Coverage Ratio as of the Test Date is:

 :1.00

 :1.00

In compliance:[YES][NO]

5.Excluded Subsidiaries. Attached hereto as Schedule I are calculations setting forth how the financial data of the Excluded Subsidiaries was removed from the consolidated Financial Statements of Parent and its Subsidiaries for the Test Period.

6.No Default. During the fiscal [quarter][year] ending on the Test Date, no Default has occurred and is continuing, with the exceptions set forth below in response to which the Borrowers have taken (or caused to be taken) or propose to take (or cause to be taken) the following actions (if none, so state):

[This Space Intentionally Left Blank]

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The undersigned president, chief executive officer, chief operating officer or chief financial officer of the Borrowers, on behalf of the Borrowers certifies that the calculations made and the information contained herein are derived from the books and records of the Borrowers and that each and every matter contained herein correctly reflects those books and records.

Dated:  , 20

BORROWERS:

MONARCH CASINO & RESORT, INC.,

a Nevada corporation

By:   Name:   Title:

GOLDEN ROAD MOTOR INN, INC.,

a Nevada corporation

By:   Name:   Title:

MONARCH GROWTH INC.,

a Nevada corporation

By:   Name:   Title:

MONARCH BLACK HAWK, INC.,

a Colorado corporation

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By:   Name:   Title:

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Schedule I

Excluded Subsidiaries

(see attached)

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EXHIBIT I [RESERVED]

I-1

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EXHIBIT J-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Fifth Amended and Restated Credit Agreement,

dated as of February 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) Monarch Casino & Resort, Inc., a Nevada corporation (“Parent”), Golden Road Motor Inn, Inc., a Nevada corporation (“Golden Road”), Monarch Growth Inc., a Nevada corporation (“MGI”) and Monarch Black Hawk, Inc., a Colorado corporation (“Black Hawk” and together with Parent, Golden Road and MGI, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions party thereto from time to time (each a “Lender” and, collectively, the “Lenders”); and (3) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender.

Pursuant to the provisions of Section 2.12(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:   Name:   Title:

[Date]

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EXHIBIT J-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement, dated as of February 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) Monarch Casino & Resort, Inc., a Nevada corporation (“Parent”), Golden Road Motor Inn, Inc., a Nevada corporation (“Golden Road”), Monarch Growth Inc., a Nevada corporation (“MGI”) and Monarch Black Hawk, Inc., a Colorado corporation (“Black Hawk” and together with Parent, Golden Road and MGI, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions party thereto from time to time (each a “Lender” and, collectively, the “Lenders”); and (3) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender.

Pursuant to the provisions of Section 2.12(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:   Name:   Title:

[Date]

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EXHIBIT J-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement, dated as of February 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) Monarch Casino & Resort, Inc., a Nevada corporation (“Parent”), Golden Road Motor Inn, Inc., a Nevada corporation (“Golden Road”), Monarch Growth Inc., a Nevada corporation (“MGI”) and Monarch Black Hawk, Inc., a Colorado corporation (“Black Hawk” and together with Parent, Golden Road and MGI, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions party thereto from time to time (each a “Lender” and, collectively, the “Lenders”); and (3) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender.

Pursuant to the provisions of Section 2.12(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and

(v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:   Name:   Title:

[Date]

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EXHIBIT J-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement, dated as of February 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) Monarch Casino & Resort, Inc., a Nevada corporation (“Parent”), Golden Road Motor Inn, Inc., a Nevada corporation (“Golden Road”), Monarch Growth Inc., a Nevada corporation (“MGI”) and Monarch Black Hawk, Inc., a Colorado corporation (“Black Hawk” and together with Parent, Golden Road and MGI, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions party thereto from time to time (each a “Lender” and, collectively, the “Lenders”); and (3) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender.

Pursuant to the provisions of Section 2.12(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or

(ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:   Name:   Title:

[Date]

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